Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
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QUIKSILVER, INC., et al.,	:	Case No. 15-11880 (BLS)
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Debtors.[1]	:	Jointly Administered
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	x	Related Docket Nos.

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER

CONFIRMING PLAN OF REORGANIZATION OF THE DEBTORS

Upon the October 30, 2015 motion (the “Disclosure Statement and Solicitation Motion”) [Docket No. 397] of Quiksilver, Inc. (“Quiksilver”) and the debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors” or, as applicable after the Effective Date, the “Reorganized Debtors”) filed with the Bankruptcy Court for the District of Delaware (this “Court”), for entry of an order (A) approving the adequacy of the Disclosure Statement With Respect to the Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and its Affiliated Debtors and Debtors in Possession (as amended from time to time and including all exhibits and supplements thereto, the “Disclosure Statement”) filed in support of the Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and its Affiliated Debtors and Debtors in Possession (as may be amended from time to time, including by this Confirmation Order, and

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The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Quiksilver, Inc. (9426), QS Wholesale, Inc. (8795), DC Direct, Inc. (8364), DC Shoes, Inc. (0965), Fidra, Inc. (8945), Hawk Designs, Inc. (1121), Mt. Waimea, Inc. (5846), Q.S. Optics, Inc. (2493), QS Retail, Inc. (0505), Quiksilver Entertainment, Inc. (9667), and Quiksilver Wetsuits, Inc. (9599). The address of the Debtors’ corporate headquarters is 5600 Argosy Circle, Huntington Beach, California 92649.

including all exhibits and supplements, the “Plan”),2 (B) approving solicitation and notice procedures with respect to confirmation of the Debtors’ proposed Plan, (C) approving the form of various ballots and notices in connection therewith; and (D) scheduling certain dates with respect thereto; and upon the order entered on December 4, 2015 granting the Disclosure Statement and Solicitation Motion [Docket No. 529] (the “Disclosure Statement Order”); and upon the order entered on December 4, 2015 approving, among other things, the Backstop Commitment Letter and certain procedures associated with the Rights Offerings (the “Rights Offering Procedures”) and the distribution of materials in connection therewith [Docket No. 530] (the “Backstop and Rights Offering Procedures Approval Order”); and the Debtors having filed with the Court certain exhibits and supplements to the Plan; and the Court on January 28, 2016 having held a hearing pursuant to section 1129 of the Bankruptcy Code to consider confirmation (the “Confirmation Hearing”); and the Court having considered the Debtors’ Memorandum of Law (i) in Support of Confirmation of the Plan of Reorganization of the Debtors and (ii) in Response to Objections Thereto, filed by the Debtors on January 25, 2016 [Docket No. 711] (the “Confirmation Brief”), the Declaration of Steven Coulombe in Support of Confirmation of the Plan of Reorganization of the Debtors [Docket No. 713] (the “Coulombe Declaration”), the Declaration of Andrew Bruenjes in Support of Confirmation of the Plan of Reorganization of the Debtors [Docket No. 714] (the “Bruenjes Declaration”), the Declaration of Durc A. Savini in Support of Confirmation of the Plan of Reorganization of the Debtors [Docket No. 713] (the “Savini Declaration”), the Declaration of Michael J. Hill Regarding Analysis of Ballots for Accepting or Rejecting Second Amended Joint Chapter 11 Plan of Reorganization of Quiksilver,

[2]	Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan, a copy of which is annexed hereto as Exhibit A.

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Inc. and Its Affiliated Debtors and Debtors in Possession [Docket No. 709] (the “Voting Certification”), and the Declaration of Peter Walsh Regarding Subscription to Rights Offerings as Set Forth in the Second Amended Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession [Docket No. 710] (the “Rights Offering Certification”), each filed by the Debtors in advance of the Confirmation Hearing; the Court having admitted into the record and considered evidence at the Confirmation Hearing; the Court having overruled any and all unresolved objections to confirmation of the Plan; the Court having taken judicial notice of the contents of the docket of the Chapter 11 Cases (defined below) maintained by the clerk of the Bankruptcy Court of the District of Delaware (the “Clerk of the Court”) and/or its duly-appointed agent, including all pleadings and other documents filed, all orders entered thereon, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the applicable court during the pendency of the Chapter 11 Cases; and after due deliberation thereon and good and sufficient cause appearing therefor,

It hereby is DETERMINED, FOUND, ADJUDGED, DECREED AND ORDERED THAT:

FINDINGS OF FACT AND CONCLUSIONS OF LAW3

A. Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)). This Court has jurisdiction over the above-captioned chapter 11 cases (the “Chapter 11 Cases”) pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L), and this Court has jurisdiction to determine whether the Plan complies with the

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Each finding of fact set forth or incorporated herein, to the extent it is or may be deemed a conclusion of law, shall also constitute a conclusion of law. Each conclusion of law set forth or incorporated herein, to the extent it is or may be deemed a finding of fact, shall also constitute a finding of fact.

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applicable provisions of title 11 of the United States Code (the “Bankruptcy Code”) and should be confirmed.

B. Eligibility for Relief. The Debtors were and are Entities eligible for relief under section 109 of the Bankruptcy Code.

C. Commencement and Administration of the Chapter 11 Case. On September 9, 2015, the Debtors commenced the Chapter 11 Cases (the “Petition Date”). The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to section 1107(a) and 1108 of the Bankruptcy Code. No trustee has been appointed in the Chapter 11 Cases.

D. Filing of Plan and Plan Exhibits. On October 13, 2015, the Debtors filed the Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession [Docket No. 292]. On October 30, 2015, the Debtors filed the Disclosure Statement with Respect to the Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession [Docket No. 396]. On November 17, 2015, the Debtors filed the First Amended Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession [Docket No. 476] and the First Amended Disclosure Statement with Respect to the First Amended Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession [Docket No. 477]. On December 4, 2015, the Debtors filed the Second Amended Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession [Docket No. 532] and the Second Amended Disclosure Statement with Respect to the Second Amended Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession [Docket No. 533]. On January 7, 2016, the Debtors filed the Plan

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Supplement to the Plan [Docket No. 625]. On January 25, 2016, the Debtors filed the First Amendment to the Plan Supplement [Docket No. 720], which amended the Schedule of Assumed Contracts and Unexpired Leases. On January 28, 2016 the Debtors filed the Third Amended Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession [Docket No. 731]. On January 28, 2016, the Debtors filed the Second Amendment to the Plan Supplement [Docket No. 735], which amended certain of the New Corporate Governance Documents.

E. The Plan Supplement, as amended, complies with the terms of the Plan, and the filing and notice of the Plan Supplement materials were good and proper, and in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required. Following entry of this Confirmation Order, and prior to substantial consummation of the Plan, the Debtors are authorized, with the consent of the Plan Sponsor, under section 1127(b) of the Bankruptcy Code, to institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan.

F. Transmittal of Solicitation Package. On or before December 9, 2015, the Debtors, through their solicitation agent, Kurtzman Carson Consultants, LLC (the “Claims and Solicitation Agent”), caused the applicable forms of ballots, substantially in the forms attached to the Disclosure Statement Order (collectively, the “Ballots”), and the Solicitation Packages (as set forth in the Disclosure Statement Order) to be served and distributed as required by the Disclosure Statement Order, section 1125 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the local rules for this Court (the “Local Rules”), all other applicable provisions of the

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Bankruptcy Code, and all other applicable rules, laws, and regulations applicable to such solicitation, all as set forth in the Affidavit of Service of Michael J. Hill regarding service of solicitation materials filed on December 15, 2015 [Docket No. 569] (the “Hill Solicitation Affidavit”). The Solicitation Packages were transmitted to all creditors entitled to vote on the Plan and sufficient time was prescribed for creditors to accept or reject the Plan. The Debtors were excused from mailing Solicitation Packages to those Entities to whom the Debtors mailed a notice regarding the Disclosure Statement Hearing and received a notice from the United States Postal Service or other carrier that such notice was undeliverable unless such Entity provided the Debtors, through the Claims and Solicitation Agent, with an accurate address not less than ten (10) days prior to the Solicitation Mailing Deadline. If an Entity changed its mailing address after the Petition Date, the burden was on such Entity, and not the Debtors, to advise the Debtors and the Claims and Solicitation Agent of the new address. The transmittal and service of the Solicitation Packages and Ballots was adequate and sufficient under the circumstances and no other or further notice is or shall be required.

G. The Rights Offering Procedures and materials for distribution in connection therewith approved by this Court in the Backstop and Rights Offering Procedures Approval Order were transmitted to and served on all Holders that were entitled to participate in the Rights Offerings in accordance with the Rights Offering Procedures as set forth in the Affidavit of Service of Peter Walsh regarding service of Rights Offering materials filed on January 20, 2016 [Docket No. 693]. The transmittal and service of such documents was adequate and sufficient, and no further notice is or shall be required.

H. Mailing and Publication of Notice. As described herein and as evidenced by the Hill Solicitation Affidavit, due, adequate and sufficient notice of the Plan and the

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Confirmation Hearing, together with all deadlines for voting on or objecting to the Plan was given in compliance with the Bankruptcy Code and the Bankruptcy Rules. The Debtors, through the Claims and Solicitation Agent, caused the Confirmation Hearing Notice (as defined in the Disclosure Statement Order) to be mailed to all (a) known Holders of Claims and Interests, (b) parties that requested notice in accordance with Bankruptcy Rule 2002, and (c) all other parties included in the Debtors’ creditor and notice party matrix. The Debtors also published the Confirmation Hearing Notice in: (i) the New York Times (National Edition), the Los Angeles Times and the Orange County Register on December 9, 2015, and (ii) the New York Times (International Edition) on December 10, 2015, in compliance with the Disclosure Statement Order and Bankruptcy Rule 2002(l). See Affidavit of Publication filed on December 17, 2015 [Docket No. 577]. Thus, the Debtors have given proper, adequate and sufficient notice of the Confirmation Hearing and no other or further notice is or shall be required.

I. Solicitation. Votes on the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Disclosure Statement Order, the Local Rules, all other applicable provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations applicable to such solicitation.

J. Good Faith Solicitation (11 U.S.C. § 1125(e)). All persons within the definition of Exculpated Parties who solicited votes on the Plan are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code as well as the exculpation and limitation of liability provisions set forth in Article 10.6 of the Plan.

K. Voting Certification. On January 25, 2016, the Claims and Solicitation Agent filed the Voting Certification, certifying the method and results of the ballot tabulation for

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each of the Classes entitled to vote under the Plan—Classes 4, 5-A and 5-B (the “Voting Classes”). As evidenced by the Voting Certification, Classes 4 and, other than with respect to Debtor QS Wholesale, Inc., 5-B have accepted or been deemed to have accepted the Plan in accordance with section 1126 of the Bankruptcy Code.

L. Rights Offering Certification. On January 25, 2016, the Subscription Agent (as defined in the Backstop and Rights Offering Approval Order) filed the Rights Offering Certification, certifying the results of the Rights Offerings. As set forth in the Rights Offering Certification, Secured Noteholders subscribed for $14,087,500.00 of the Exit Rights Offering and €2,926,428.57 of the Euro Notes Rights Offering. Unsecured Noteholders subscribed for $527,722.22 of the Exit Rights Offering.

M. Plan Modifications. Subsequent to solicitation, the Debtors made certain modifications to the Plan, including, without limitation, to implement the settlement of the objection of the Creditors’ Committee to confirmation of the Plan (the “Committee Settlement Modifications”). All such modifications since the entry of the Disclosure Statement Order are consistent with all of the provisions of the Bankruptcy Code, including sections 1122, 1123, 1125, and 1127 of the Bankruptcy Code. None of the aforementioned modifications materially adversely affects the treatment of any Holder of a Claim or Interest under the Plan. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code, none of the modifications require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code. The filing of the Plan, as modified, with the Bankruptcy Court, and the disclosure of the Plan modifications on the record at or prior to the Confirmation Hearing, constitute due and sufficient notice of any and all such modifications. Further, in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims or

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Interests who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified by the Plan modifications. No Holder of a Claim or Interest shall be permitted to change its vote as a consequence of the Plan modifications unless otherwise agreed to by the Holder of the Claim or Interest and the Debtors. The modifications to the Plan are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. The Plan as modified shall constitute the Plan submitted for confirmation.

N. Bankruptcy Rule 3016. The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the Clerk of the Court satisfied Bankruptcy Rule 3016(b).

O. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan satisfies section 1129(a)(1) of the Bankruptcy Code because it complies with the applicable provisions of the Bankruptcy Code, including, but not limited to: (a) the proper classification of Claims and Interests (11 U.S.C. §§ 1122, 1123(a)(1)); (b) the specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)); (c) the specification of treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)); (d) provision for the same treatment of each Claim or Interest within a Class (11 U.S.C. § 1123(a)(4)); (e) provision for adequate and proper means for implementation (11 U.S.C. § 1123(a)(5)); (f) the prohibition against the issuance of non-voting equity securities (11 U.S.C. § 1123(a)(6)); (g) adequate disclosure of the procedures for determining the identities and affiliations of the members and officers with respect to the Reorganized Debtors (11 U.S.C. § 1123(a)(7)); and (h) additional plan provisions permitted to effectuate the restructuring of the Chapter 11 Cases (11 U.S.C. § 1123(b)).

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(a) Proper Classification (11 U.S.C. §§1122 and 1123(a)(1)). The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan adequately and properly identifies and classifies all Claims and Interests (other than Administrative Claims, DIP ABL Facility Claims, DIP Term Loan Facility Claims, Professional Claims and Priority Tax Claims, which are addressed in Article II of the Plan, and which are not required to be designated as separate Classes pursuant to section 1123(a)(1) of the Bankruptcy Code). The Plan provides for the separate classification of Claims and Interests into nine (9) Classes, based on differences in the legal nature or priority of such Claims and Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims and Interests within that Class, and such classification therefore satisfies section 1122 of the Bankruptcy Code. Valid business, factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests under the Plan, the classifications were not made for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims or Interests. Accordingly, the requirements of section 1123(a)(1) of the Bankruptcy Code are satisfied.

(b) Specified Treatment of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). The Plan specifies in Article III that Classes 1, 2, 3, 6, and 7 are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c) Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). The Plan specifies in Article III that Classes 4, 5-A, 5-B, 8, and 9 are Impaired under the Plan, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

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(d) No Discrimination (11 U.S.C. § 1123(a)(4)). Article III of the Plan provides for the same treatment for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Accordingly the Plan satisfies section 1123(a)(4) of the Bankruptcy Code.

(e) Implementation of the Plan (11 U.S.C. § 1123(a)(5)). Article VI of the Plan provides for adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(f) Nonvoting Equity Securities (11 U.S.C. § 1123(a)(6)). Article 6.12 of the Plan provides that the organizational documents of the Reorganized Debtors shall be amended as may be required so that they are consistent with the provisions of the Plan and otherwise comply with section 1123(a)(6) of the Bankruptcy Code. The Certificates of Incorporation of the Reorganized Debtors provide for the prohibition of the issuance of non-voting equity securities pursuant to and to the extent required by section 1123(a)(6) of the Bankruptcy Code, as set forth in Exhibit D-1 of the Plan Supplement. Accordingly, the Plan satisfies section 1123(a)(6) of the Bankruptcy Code.

(g) Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). Articles 6.13 and 6.16 of the Plan set forth the manner of selection of the directors and officers of the Reorganized Debtors. The Debtors have properly and adequately disclosed or otherwise identified the procedures for determining the identity and affiliations of all individuals proposed to serve on or after the Effective Date as officers or directors of the Reorganized Debtors. The appointment, employment, or manner of selection of such individuals or entities and the proposed compensation and indemnification arrangements for officers and directors are

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consistent with the interests of Holders of Claims and Interests and with public policy. Thus, section 1123(a)(7) of the Bankruptcy Code is satisfied.

(h) Additional Plan Provisions (11 U.S.C. §1123(b)). The Plan’s additional provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (i) the general settlement of Claims and Interests, (ii) distributions to Holders of Claims, (iii) the disposition of Executory Contracts and Unexpired Leases, (iv) the retention of, and the right to enforce, sue on, settle, or compromise (or refuse to do any of the foregoing with respect to) certain claims or causes of action against third parties, to the extent not waived and released under the Plan or this Confirmation Order, (v) the issuance of New Quiksilver Common Stock, (vi) the dissolution of DC Direct, Inc., Fidra, Inc., Mt. Waimea, Inc., Q.S. Optics, Inc., Quiksilver Entertainment, Inc., and Quiksilver Westsuits, Inc., (vii) vesting of assets in the Reorganized Debtors, (viii) implementation of the MIP, (ix) authorization for entering into the restructuring transactions, (x) indemnification obligations, (xi) releases by the Debtors of the Released Parties, (xii) releases by the Holders of Claims and Interests, as approved herein, of the Released Parties, and (xiii) the exculpation of the Exculpated Parties.

P. Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and other orders of this Court, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.

Q. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors and the Plan Sponsor have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality

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of the circumstances surrounding the filing of the Chapter 11 Cases, the formulation and negotiation of the Plan and all modifications thereto. The Chapter 11 Cases were filed, and the Plan and all modifications thereto were proposed, with the legitimate and honest purpose of reorganizing and maximizing the value of the Debtors and the recovery to Claim Holders. Therefore, the Debtors and the Plan Sponsor have proposed the Plan in good faith and not by any means forbidden by law, and section 1129(a)(3) of the Bankruptcy Code is satisfied with respect to the Plan.

R. Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, including administrative expenses and substantial contribution claims under sections 503 and 507 of the Bankruptcy Code, or in connection with the Plan and incident to the Chapter 11 Cases, either has been approved by or is subject to the approval of the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

S. Board of Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. Specifically, the Debtors have disclosed (a) the identity and the affiliation of certain individuals proposed to serve on or after the Effective Date as directors or officers of the Reorganized Debtors and (b) that such directors and officers were selected by the Plan Sponsor in consultation with the Debtors. Additionally, the Debtors filed Exhibit G to the Plan Supplement (Maximum Percentage of New Quiksilver Common Stock to be Issued on Account of Management Incentive Plan). Accordingly, section 1129(a)(5) of the Bankruptcy Code is satisfied with respect to the Plan.

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T. No Rate Changes (11 U.S.C. § 1129(a)(6)). Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

U. Best Interests Test (11 U.S.C. § 1129(a)(7)). The liquidation analysis attached as Exhibit C to the Disclosure Statement, the Coulombe Declaration, and other evidence proffered or adduced at the Confirmation Hearing (1) are persuasive and credible, (2) are based upon reasonable and sound assumptions, (3) provide a reasonable estimate of the liquidation values of the Debtors upon hypothetical conversion to a case under chapter 7 of the Bankruptcy Code, and (4) establish that each Holder of a Claim or Interest in an Impaired Class that has not accepted the Plan will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date. Therefore, the Plan satisfies section 1129(a)(7) of the Bankruptcy Code.

V. Acceptance By Certain Classes (11 U.S.C. § 1129(a)(8)). Classes 1, 2, 3, 6 and 7 are Unimpaired by the Plan and, therefore, under section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted the Plan. Class 4 and, other than with respect to QS Wholesale, Inc., Class 5-B have voted or been deemed to accept the Plan. Classes 5-A, with respect to QS Wholesale, Inc., 5-B, 8 and 9 have voted to reject or have been deemed to reject the Plan and, therefore, section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to these Classes. Accordingly, Confirmation is sought pursuant to section 1129(b) of the Bankruptcy Code.

W. Treatment of Administrative Claims, Priority Tax Claims and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims and Other

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Priority Claims under the Plan satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims under the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code. On the Effective Date, except as set forth in the Plan (i) the Holders of DIP ABL Facility Claims will be paid in full in Cash from the proceeds of the Exit Revolver Facility and (ii) Holders of DIP Term Loan Facility Claims will be paid in full in Cash from the proceeds of the Exit Revolver Facility (after satisfying the DIP ABL Facility Claims) and the Exit Rights Offering. Other Administrative Claims and Priority Tax Claims will be paid in full in Cash at the time set forth in the Plan from the Reorganized Debtors’ cash on hand from the Exit Facilities and operations. This treatment satisfies section 1129(a)(9) of the Bankruptcy Code.

X. Acceptance By Impaired Class (11 U.S.C. § 1129(a)(10)). At least one Impaired Class of Claims in the Chapter 11 Cases voted to accept the Plan determined without including any acceptance of the Plan by any “insiders.” Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied with respect to the Plan.

Y. Feasibility (11 U.S.C. § 1129(a)(11)). The Plan does not provide for the liquidation of all or substantially all of the property of the Debtors. The Coulombe Declaration, the financial projections in Exhibit B to the Disclosure Statement, and the evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other credible evidence or sufficiently challenged in any of the objections to the Plan, and (iii) establish that the Plan is feasible and that confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization of the Reorganized Debtors. Therefore, the Plan satisfies section 1129(a)(11) of the Bankruptcy Code.

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Z. Payment of Fees (11 U.S.C. § 1129(a)(12)). The Debtors have paid or, pursuant to the Plan, will pay by the Effective Date, fees payable under 28 U.S.C. § 1930, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

AA. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). Section 6.16(b) of the Plan provides that, after the Effective Date, subject to the Reorganized Debtors’ rights, if any, under applicable non-bankruptcy law, unless otherwise ordered by the Bankruptcy Court, the Reorganized Debtors shall continue to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation, for the duration of the period the Debtors have obligated themselves to provide such benefits, thereby satisfying section 1129(a)(13) of the Bankruptcy Code.

BB. Section 1129(b); Confirmation of The Plan Over Nonacceptance of Impaired Classes. Class 5-A, with respect to QS Wholesale, Inc., Class 5-B, and Classes 8 and 9 (collectively, the “Rejecting Classes”) have voted to or are deemed to reject the Plan. Pursuant to section 1129(b) of the Bankruptcy Code, the Plan may be confirmed notwithstanding that not all Impaired Classes have voted to accept the Plan. All of the requirements of section 1129(a) of the Bankruptcy Code with respect to such Classes, other than section 1129(a)(8), have been met. With respect to the Rejecting Classes, no Holders of Claims or Interests junior to the Claims or Interests in such Classes will receive or retain any property under the Plan on account of such Claims or Interests. Additionally, no Class of Claims or Interests is receiving property under the Plan having a value more than the Allowed amount of such Claim or Interest. Accordingly, the Plan is fair and equitable. The Plan does not discriminate unfairly. Thus, the Plan meets the

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requirements of section 1129(b) of the Bankruptcy Code, and may be confirmed under Bankruptcy Code section 1129(b) notwithstanding their rejection or deemed rejection of the Plan.

CC. Principal Purpose of Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 (15 U.S.C. § 77e). Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

DD. Plan Settlements. In accordance with Bankruptcy Rule 9019, the Plan is dependent upon and incorporates the terms of various compromises and settlements (the “Plan Settlements”), including, without limitation, the Committee Settlement Modifications. The Plan Settlements are interrelated and interdependent settlements which, together with the other provisions of the Plan, constitute a global settlement of certain issues and disputes between and among the Debtors and their major constituents. The Plan Settlements are fair, equitable, reasonable, and appropriate in light of the facts and circumstances, and are in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests.

EE. Issuance of New Quiksilver Common Stock. Issuance of the New Quiksilver Common Stock and allocation thereof pursuant to the New Quiksilver Common Stock Allocation is an essential element of the Plan and is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. The Debtors are authorized, without further approval of this Court or any other party, to issue the New Quiksilver Common Stock in accordance with the Plan, including the New Quiksilver Common Stock Allocation, and to execute and deliver all agreements, documents, instruments and certificates relating thereto.

FF. Rights Offerings. Consummation of the Rights Offerings is an essential element of the Plan and is in the best interests of the Debtors, their Estates, and Holders of

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Claims and Interests. The Debtors are authorized, without further approval of this Court or any other party, to consummate the Rights Offerings in accordance with the Plan, as modified by the Committee Settlement Modifications, and the procedures approved by the Backstop and Rights Offering Procedures Approval Order, and to execute and deliver all agreements, documents, instruments and certificates relating thereto.

GG. Exit Facilities. The Exit Revolver Facility and the Exit Term Loan Facility are essential elements of the Plan, and entry into the Exit Facilities is fair and reasonable and in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests. The Debtors have exercised sound business judgment in determining to enter into the Exit Facilities and have provided adequate notice thereof. The Exit Revolver Facility and the Exit Term Loan Facility have each been negotiated in good faith and at arm’s length among the Debtors and the Exit Revolver Lenders and the Exit Term Loan Lenders (collectively, the “Exit Lenders”), respectively, and any credit extended and loans made to the Reorganized Debtors by the Exit Lenders pursuant to the Exit Facilities, and any fees paid thereunder, are deemed to have been extended, issued, and made in good faith.

HH. Distributions of Securities Are Subject to Exemptions. The offering, issuance, and distribution of any securities pursuant to the Plan, including the offering, issuance, and distribution of the New Quiksilver Common Stock, are subject to or made in good faith and in reliance upon exemptions from the requirements of section 5 of the Securities Act and any state or local laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker dealing in, a security pursuant to section 1145(a) of the Bankruptcy Code (“Section 1145”), section 4(a)(2) of the Securities Act (“Section 4(a)(2)”), or any other available exemption from registration under the Securities Act, as applicable.

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II. Executory Contracts. The Debtors have exercised reasonable business judgment in determining whether to assume or reject their executory contracts and unexpired leases (including licenses) pursuant to Article VII of the Plan. Each assumption or rejection of an executory contract or unexpired lease (including licenses) pursuant to Article VII of the Plan and the Schedule of Assumed Contracts and Unexpired Leases included in the Plan Supplement, as amended, shall be legal, valid and binding upon the Debtors or Reorganized Debtors and their assignees or successors and all non-debtor parties (and their assignees or successors) to such executory contract or unexpired lease, all to the same extent as if such assumption or rejection had been effectuated pursuant to an order of the Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

JJ. Adequate Assurance. The Debtors have cured, or provided adequate assurance that the Reorganized Debtors or their successors or assignees will cure, defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Debtors pursuant to the Plan. In addition, the Debtors have provided adequate assurance of future performance regarding the executory contracts and unexpired leases that are being assumed by the Debtors as contemplated pursuant to section 365(b)(1)(C) of the Bankruptcy Code.

KK. Substantive Consolidation. The deemed substantive consolidation of the Debtors’ Estates and Chapter 11 Cases for distribution purposes only contemplated by Section 6.1 of the Plan, which is unopposed, is consistent with, and permissible under, applicable law in the Third Circuit. No party has objected to the deemed substantive consolidation for distribution purposes only, and voting parties by both dollar amount and number have voted in favor of the

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Plan, which is predicated upon entry of an order substantively consolidating the Estates and Chapter 11 Cases for distribution purposes only.

LL. Releases and Discharges. The discharge, release, indemnification and exculpation provisions described in Article X of the Plan, including Sections 10.2, 10.4, 10.5, 10.6, 10.7, and 10.8, constitute good faith compromises and settlements of the matters covered thereby, are otherwise approved by this Court as appropriate pursuant to applicable law, and/or are consensual. Such compromises and settlements are (i) made in exchange for adequate consideration, (ii) in the best interests of the Debtors, their Estates, Claim Holders and other parties in interest, (iii) fair, equitable and reasonable, and (iv) integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan. Each of the discharge, release, injunction, indemnification and exculpation provisions set forth in the Plan: (a) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), (b), and (d); (b) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (c) is an integral element of the transactions incorporated into the Plan; (d) confers a material benefit on, and is in the best interests of, the Debtors, their Estates, and the Holders of Claims; (e) is important to the overall objectives of the Plan to finally resolve all Claims and Interests among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors, their organization, capitalization, operation, and reorganization; and (f) is consistent with sections 105, 1123, 1129, and other applicable provisions of the Bankruptcy Code. The failure to effect the discharge, releases, and exculpation provisions set forth in the Plan, as approved by this Confirmation Order, would seriously impair the Debtors’ ability to confirm and implement the Plan.

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MM. Consummation of the Backstop Commitment Letter and the Rights Offerings. Without limiting, impairing, or modifying any previous order of this Court approving or governing the Rights Offerings, the Backstop Commitment Letter, or the rights of the Backstop Parties, the proposed terms and conditions of the Rights Offerings and Backstop Commitment Letter, as amended by the Committee Settlement Modifications, are fair and reasonable and are in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests, and do not conflict with applicable law. The Backstop Commitment Letter and the Rights Offerings were negotiated at arm’s length and in good faith, including in connection with the offer, issuance and sale of New Quiksilver Common Stock pursuant thereto and to the Plan.

NN. Plan Conditions to Confirmation. Any and all conditions to confirmation set forth in the Plan have been satisfied or waived in accordance with the terms of the Plan.

OO. Plan Conditions to Consummation. Each of the conditions to the Effective Date, as set forth in Section 11.1 of the Plan, is reasonably likely to be satisfied or waived in accordance with the terms of the Plan.

PP. Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

QQ. Burden of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard. This Court also

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finds that the Debtors have satisfied the elements of sections 1129(a) and (b) of the Bankruptcy Code under the clear and convincing standard of proof.

RR. Retention of Jurisdiction. This Court properly may retain jurisdiction over the matters set forth in Article XII of the Plan.

SS. Waiver of Stay. Under the circumstances, it is appropriate that the 14-day stay imposed by Bankruptcy Rules 3020(e) and 7062(a) be waived.

DECREES

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa.

Confirmation of Plan

2. Confirmation. The Plan, attached hereto as Exhibit A, including all Exhibits attached thereto or included in the Plan Supplement, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan are incorporated by reference into and are an integral part of this Confirmation Order.

3. Notice. Notice of the Plan, its exhibits, and all amendments and modifications thereto, the Disclosure Statement and the Solicitation Packages was proper and adequate.

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4. Objections. All Objections and all reservations of rights that have not been withdrawn, waived, or settled, pertaining to the confirmation of the Plan are overruled on the merits.

5. Binding Effect. Upon the occurrence of the Effective Date, the terms of the Plan are immediately effective and enforceable and deemed binding on the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (regardless of whether such holders of Claims or Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Rights Offerings, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

6. Effectiveness of All Actions. All actions contemplated by the Plan, including in connection with the Backstop Commitment Letter and the Rights Offerings, are hereby authorized and approved in all respects (subject to the provisions of the Plan). The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtors or the Reorganized Debtors or any officer or director thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Pursuant to this Confirmation Order and applicable law and consistent with the Plan, the Debtors and the Reorganized Debtors are authorized and empowered, without action of their respective stockholders or further action of the members or boards of directors or managers, to take any and all such actions as any of their executive officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.

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7. Vesting of Assets and Operation as of the Effective Date. Except as otherwise explicitly provided in the Plan, on the Effective Date, all property comprising the Estates, including Causes of Action that are not released pursuant to the Plan (including, without limitation, pursuant to Article 10.4 or 10.6 thereof) or an order of the Bankruptcy Court, whether arising before or after the Petition Date, including any actions or categories of actions specifically enumerated in Exhibit J to the Plan Supplement, shall vest in the Reorganized Debtors which, as Debtors, owned such property or interest in property as of the Effective Date, free and clear of all Claims, Liens, charges, encumbrances, rights, and Interests. As of and following the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims, Interests, or Causes of Action without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order. Notwithstanding the foregoing, pursuant to Article 6.17 of the Plan, solely with respect to Avoidance Actions, only those Avoidance Actions specifically enumerated in a list of retained Causes of Action contained in the Plan Supplement shall vest in the Reorganized Debtors, and all other Avoidance Actions shall be waived and otherwise released

8. Substantive Consolidation. In light of the fact that deemed substantive consolidation for distribution purposes will not prejudice any party and is appropriate given the structure of the Plan and the treatment of creditors thereunder, the substantive consolidation of the Chapter 11 Cases and Estates that comprise the Debtors is in the best interests of the Debtors’ stakeholders and is appropriate under Bankruptcy Code section 105(a) and is hereby approved.

9. Exit Facilities. The Exit Facilities are hereby authorized and approved in all respects (subject to the provisions of the Plan). The Debtors, with the consent of the Plan

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Sponsor, and the Reorganized Debtors are authorized in all respects, without further approval of the Bankruptcy Court or any other party, to (a) execute and deliver, or cause to be executed and delivered, all agreements, documents, instruments, and certificates relating to the Exit Facilities (the “Exit Facility Documents”), and to perform their obligations thereunder (including additional syndication of the Exit Financing (if any)), including but, not limited to, any documents related to the loans and other extensions of credit contemplated by the Exit Facilities, any guarantees thereof and any other documents executed in connection therewith, (b) grant Liens to secure such loans, other extensions of credit, and guarantees, (c) borrow under such Exit Facility Documents and use the proceeds of such borrowings for any purpose permitted thereunder, and (d) perform all of their obligations under the Exit Facility Documents, including the payment of all fees, expenses, losses, damages, indemnities and other amounts (including any applicable refinancing premiums and applicable exit fees) provided under the Exit Facility Documents. As of the Effective Date, without any further action by the Court or the directors, officers, managers, members, or stockholders of the Reorganized Debtors, the Liens and security interests granted pursuant to the Exit Facility Documents will constitute legal, valid and enforceable Liens and security interests in the collateral (as defined in the Exit Facility Documents and any other documents to be executed and delivered pursuant thereto) and such Liens and security interests will constitute legal, valid and binding obligations of the Reorganized Debtors. The holder(s) of Liens under the Exit Facility Documents are authorized to file, with the appropriate authorities, financing statements and other documents (the “Exit Facility Perfection Documents”) or to take possession of or control over, or to take any other action in order to evidence, validate and perfect such Liens or security interests. Subject in all cases to the terms and provisions of the Exit Facility Documents, the Debtors and the

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Reorganized Debtors (or their affiliates) are authorized to execute and deliver to the Exit Lenders any such agreements, financing statements, instruments and other documents, or obtain all governmental approvals and consents the Exit Lenders may reasonably request or that are required to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order, and are authorized to cooperate to make all other filings and recordings that otherwise would be reasonably necessary under applicable law to perfect and/or give notice of such Liens and security interests to third parties. Whether the Exit Facility Perfection Documents are filed prior to, on or after the Effective Date (i) such Exit Facility Perfection Documents will be valid, binding, enforceable and in full force and effect as of the Effective Date, and (ii) the Liens and security interests granted under or in connection with the Exit Facility Documents will become valid, binding and enforceable obligations of the Reorganized Debtors as of the Effective Date. The granting of such Liens, the making of such loans and other extensions of credit and such guarantees, the payment of fees contemplated thereunder, and the execution and consummation of the Exit Facilities have been and are being undertaken in good faith, for legitimate business purposes, for reasonably equivalent value, and will be deemed not to constitute a fraudulent conveyance or fraudulent transfer, will not otherwise be subject to avoidance, or subject to recharacterization or subordination (including equitable subordination) for any purpose whatsoever under the Bankruptcy Code or any other applicable non-bankruptcy law, and the priorities of such Liens and security interests will be as set forth in the Exit Facility Documents.

10. New Corporate Governance Documents. The terms of the New Corporate Governance Documents as amended by the Second Amendment to the Plan Supplement and all

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related documents are approved in all respects. Notwithstanding anything to the contrary herein or in the Plan, prior to the Effective Date, the New Corporate Governance Documents shall not be amended from the versions filed on January 28, 2016 in the Chapter 11 Cases in any way adversely affecting the rights of Holders of Class 5-A Allowed Unsecured Notes Claims thereunder without the consent of the Creditors’ Committee, such consent not to be unreasonably withheld, conditioned, or delayed. On the Effective Date, without any further action by the Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into and/or execute the New Corporate Governance Documents and any other documents or agreements related thereto, perform all of its obligations thereunder, and take such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate, or desirable in connection with the consummation of the transactions contemplated by, or related to, the New Corporate Governance Documents. As of the Effective Date, all holders of Claims that receive New Quiksilver Common Stock under the Plan or the Rights Offerings will be deemed to have executed the foregoing documents, as applicable, regardless of whether any party actually executes the applicable document.

11. Issuance of New Quiksilver Common Stock. Issuance of the New Quiksilver Common Stock in accordance with the Plan or the Rights Offerings, including the New Quiksilver Common Stock Allocation is approved. The Debtors and the Reorganized Debtors, as applicable, are authorized and empowered, without further approval of this Court or any other party, to take such actions and to perform such acts as may be necessary, desirable, or appropriate to implement the issuance of the New Quiksilver Common Stock in accordance with the Plan and the Rights Offerings and to execute and deliver all agreements, documents,

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securities, instruments, and certificates relating thereto. The New Quiksilver Common Stock to be issued is hereby deemed issued as of the Effective Date regardless of the date on which it is actually distributed. All New Quiksilver Common Stock issued by the Reorganized Debtors pursuant to the provisions of the Plan and the Rights Offerings is hereby deemed to be duly authorized, validly issued, fully paid, and non-assessable. The terms of the Plan Transaction Documents shall not result in any further issuance of New Quiksilver Common Stock or any dilution to New Quiksilver Common Stock issued pursuant to the Plan in accordance with the New Quiksilver Common Stock Allocation.

12. Consummation of the Backstop Commitment Letter and the Rights Offerings. To the extent not authorized by previous order of this Court, the Debtors and the Reorganized Debtors are hereby authorized, without further notice to or action, order, or approval of this Court or any other person or Entity, to (a) perform under the Backstop Commitment Letter, (b) execute and deliver any agreements, documents, instruments, and certificates relating to the Rights Offerings and the Backstop Commitment Letter that may be necessary or appropriate, including in connection with the offer, issuance, or sale of New Quiksilver Common Stock pursuant thereto, and (c) consummate the transactions contemplated by the Backstop Commitment Letter and the Rights Offering Procedures in accordance with the terms thereof.

13. Cancellation of Notes, Instruments, Certificates, and Other Documents. On the Effective Date, except as otherwise provided in the Plan or any Plan Transaction Document, any document evidencing any notes, instruments, certificates, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing

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indebtedness or obligations of the Debtors that are specifically reinstated or otherwise Unimpaired under the Plan) shall be deemed cancelled and the obligations of the Debtor or the Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be discharged.

14. Exemptions from Registration. The Debtors are offering, issuing, and distributing Securities pursuant to the Plan, including offering, issuing, and distributing New Quicksilver Common Stock in good faith reliance upon exemption from the registration requirements of the Securities Act and similar state statutes pursuant to and subject to Section 1145 and Section 4(a)(2).

15. Restructuring Transactions. The Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, are authorized to enter into and effectuate the restructuring transactions contemplated by the Plan, including, without limitation, the entry into and consummation of the transactions contemplated by, or related to, the Rights Offerings, the Exit Facilities, the New Corporate Governance Documents, any other Plan Transaction Document, and those contemplated under Article 6.9 thereof, and may take any actions as may be necessary or appropriate to effect a corporate restructuring of the overall corporate structure of the Reorganized Debtors, and may take other actions on or after the Effective Date, as and to the extent provided in the Plan. Any transfers of assets, stock, or equity interests effected through the Plan or the Rights Offerings are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan, each Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company,

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partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed.

16. Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan, including without limitation the Exit Facility Documents, or any transfers of property made in connection therewith (whether such transfers are made by the Debtors, Reorganized Debtors, an administrative agent under the Exit Facility Documents, or other Person) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.

17. Return of Deposits. All utilities, including any Entity that received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during these Chapter 11 Cases, must return such deposit or other form of adequate assurance of performance to the Debtors or the Reorganized Debtors, as the case may be, no later than 14 days after the Effective Date, if not returned earlier.

18. Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases under

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sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence on the date of the entry of this Confirmation Order shall remain in full force and effect until the Effective Date.

Reservations of Rights

19. Notwithstanding any provision to the contrary, nothing in the Plan or Confirmation Order relieves any person or entity from complying with any and all applicable federal securities laws except to the extent contemplated by Section 1125(e) of the Bankruptcy Code.

Unexpired Leases and Executory Contracts

20. Rejection and Assumption of Executory Contracts and Unexpired Leases. The Executory Contract and Unexpired Lease provisions of Article VII are approved.

(a) Automatic Rejection. Except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (a) is listed on the Schedule of Assumed Executory Contracts and Unexpired Leases contained in the Plan Supplement; (b) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (c) is the subject of a motion to assume or reject pending as of the Effective Date; (d) is an Executory Contract related to any Intercompany Claim; or (e) is otherwise assumed pursuant to the terms of the Plan. This Confirmation Order constitutes an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

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(b) Counterparties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including under section 502(g) of the Bankruptcy Code, subject to compliance with the requirements of the Plan and this Confirmation Order.

(c) Claims Procedures Related to Rejection of Executory Contracts or Unexpired Leases. Unless otherwise provided by a Bankruptcy Court order, any proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Effective Date or the effective date of rejection. Any proofs of Claim arising from the rejection of the Executory Contracts or Unexpired Leases that are not timely filed shall be disallowed automatically and forever barred, estopped, and enjoined from assertion and shall not be enforceable against the Debtors or the Reorganized Debtors, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims.

(d) Assumption of Executory Contracts and Unexpired Leases. Notwithstanding section 365(d)(4) of the Bankruptcy Code, the Debtors may assume any Executory Contract or Unexpired Lease by motion prior to the Effective Date of the Plan. Except as provided in the Plan, on the Effective Date, each Executory Contract or Unexpired

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Lease listed on the Schedule of Assumed Executory Contracts and Unexpired Leases contained in the Plan Supplement shall be assumed, or assumed and assigned, as applicable, and shall vest in and be fully enforceable by the Reorganized Debtors or its assignee in accordance with its terms, except as modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

(e) Cure Procedures and Payments Related to Assumption of Executory Contracts and Unexpired Leases. With respect to each of the Executory Contracts or Unexpired Leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases, the Debtors, with the consent of the Plan Sponsor, have designated a proposed Cure in accordance with the terms of the Plan, and the assumption of such Executory Contract or Unexpired Lease is conditioned upon the disposition of all issues with respect to the Cure pursuant to the procedures set forth in the Plan, as applicable. Except with respect to Executory Contracts and Unexpired Leases for which the Cure is $0, such Cure shall be satisfied by the Reorganized Debtors or their assignee, if any, by payment of the Cure in Cash within 30 days following the occurrence of the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as may be ordered by the Bankruptcy Court or agreed upon by the parties to the applicable Executory

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Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court. Any provisions or terms of the Executory Contracts or Unexpired Leases to be assumed pursuant to the Plan that are, or may be, alleged to be in default, whether known or unknown, monetary or non-monetary, shall be satisfied solely by Cure, or by an agreed-upon waiver of Cure. If there is a dispute regarding such Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

(f) This Confirmation Order constitutes an order of the Bankruptcy Court approving the assumption of the Executory Contracts and Unexpired Leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, subject to the following subparagraph (g) and Articles 7.2(g) and (h) of the Plan.

(g) Pursuant to Article 7.2(g) of the Plan, if an objection to the proposed assumption and/or to the Cure of an Executory Contract or Unexpired Lease is timely filed and received in accordance with the procedures set forth in Article 7.2(f) of the Plan, and the applicable parties do not reach a consensual resolution of the objection, then a hearing with respect to such Cure shall be scheduled by the Bankruptcy Court or the Debtors or Reorganized Debtors. Pursuant to Section 7.2(h) of the Plan, if the Cure dispute with respect to Executory Contracts and/or Unexpired Leases listed on the Schedule of Assumed Executory Contracts and

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Unexpired Leases is not resolved by the Effective Date, the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors (as applicable), may designate any such contract for rejection at any time prior to the payment of the Cure. The rights of the Debtors or the Reorganized Debtors, as applicable, are reserved either to reject or nullify the assumption of any Executory Contract or Unexpired Lease after a Final Order determining the Cure to assume such Executory Contract or Unexpired Lease is made. Any such rejection shall be deemed to be as of the Effective Date, and the counterparty to such rejected Executory Contract or Unexpired Lease shall have the right to assert any Claim on account of such rejection in accordance with the procedures set forth in the Plan.

(h) Article 7.3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Documents, the Plan Supplement, the Confirmation Order, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening or grants an injunction or release, including, but not limited to, those set forth in Article X of the Plan): (i) on the Effective Date, the Reorganized Debtors shall assume all insurance policies, as amended or modified, issued or providing coverage at any time to the Debtors, their affiliates or predecessors of any of the foregoing and all agreements related thereto, as amended or modified (such policies and agreements, collectively, the “Insurance Contracts”); (ii) nothing in the Disclosure Statement, the Plan, the Plan Documents, the Plan Supplement or the Confirmation Order alters, modifies or otherwise amends the terms and conditions of (or the coverage provided by) any of the Insurance Contracts or releases or discharges the security interest and/or liens insurers and third party administrators have on any collateral and/or security, except that as of the Effective Date, the Reorganized Debtors shall become and remain liable for all of the Debtors’ obligations and liabilities thereunder regardless of whether such obligations and liabilities arise before or after the Effective Date, provided, however that the Debtors or Reorganized Debtors, as applicable, shall retain the right to challenge any amounts owed under the Insurance Contracts in accordance with their terms, and the rights and obligations under the Insurance Contracts shall remain fully enforceable after the Effective Date of this Plan; (iii) nothing in the Disclosure Statement, the Plan, the Plan Documents, Plan Supplement, the Confirmation Order, any prepetition or administrative claim bar date order (or

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notice) or claim objection order alters or modifies the duty, if any, that the insurers and/or third party administrators have to pay claims covered by the Insurance Contracts and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor in accordance with the terms of the Insurance Contracts; (iv) insurers and third party administrators shall not need to nor be required to file or serve a Cure dispute or a request, application, claim, proof of claim or motion for payment and shall not be subject to any Bar Date or similar deadline governing Cure Amounts or Claims; (v) the Claims of insurers and/or third party administrators (whether arising before or after the Effective Date) under Insurance Contracts shall be paid in full in the ordinary course by the Debtors (or, after the Effective Date, the Reorganized Debtors), whether as an Allowed Administrative Claim or otherwise regardless of when such amounts are or shall become liquidated, due or paid and shall not be released or discharged by the Plan or the Confirmation Order; and (vi) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article X of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (A) claimants with valid claims covered by any of the Insurance Contracts (“Insured Claims”) to proceed with their claims; (B) insurers and/or third party administrators to administer, handle, defend, settle, and/or pay, in the ordinary course of business and subject to the terms of the Insurance Contracts, without further order of the Bankruptcy Court, (i) all Insured Claims, and (ii) all costs in relation to each of the foregoing; (C) the insurers and/or third party administrators to draw against any or all of any collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) to the applicable insurers and/or third party administrators and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) in accordance with the terms of the Insurance Contracts, and (D) the insurers and/or third party administrators to (i) cancel any policies under the Insurance Contracts, and (ii) take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, each in accordance with the terms of the Insurance Contracts.

Bar Dates and Other Deadlines

21. The bar dates, deadlines and claims procedures set forth in this Confirmation Order and in Articles VIII, IX and Article XIII of the Plan are hereby approved, including but not limited to the following:

(a) Claims Bar Dates for Administrative Claims. Except as otherwise provided herein or in the Plan and as set forth in Articles 2.2 or 2.3 of the Plan, all requests for payment of an Administrative Claim must be filed, in substantially the form of the

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Administrative Claim Request Form contained in the Plan Supplement, with the Claims and Solicitation Agent and served on counsel for the Debtors or the Reorganized Debtors, as applicable, no later than the Administrative Claims Bar Date. Any request for payment of an Administrative Claim pursuant to Article 2.1 of the Plan that is not timely filed and served shall be Disallowed automatically without the need for any objection from the Reorganized Debtors.

Settlements, Discharge of the Debtor, Releases, and Injunctions

22. Plan Settlements. The Plan Settlements and the respective terms thereof as set forth in the Plan, including the Committee Settlement Modifications, are hereby approved pursuant to Bankruptcy Rule 9019 as fair, equitable, prudent, reasonable, and appropriate compromises of the issues and disputes resolved by the Plan Settlements, are in the best interest of the Debtors, the Reorganized Debtors and their Estates and Holders of Claims and Interests, are binding upon all Persons affected thereby, and shall be effectuated in accordance with the terms thereof. The Debtors and the Reorganized Debtors are authorized to take all actions necessary to implement the terms of the Plan Settlements.

23. Discharge of Debtors. Article 10.2 of the Plan is incorporated into this Confirmation Order as if set forth in full herein, is found to be fair and reasonable, is hereby approved in its entirety, and shall be, and hereby is effective and binding subject to the terms thereof.

24. For the avoidance of doubt, nothing in the Plan or in this Confirmation Order shall affect the applicability, if any, of section 1141(d)(6) of the Bankruptcy Code.

25. Release by Debtors. Article 10.4 of the Plan is incorporated into this Confirmation Order as if set forth in full herein, is found to be fair and reasonable, is hereby approved in its entirety, is so ordered, and shall be immediately effective and binding upon the

37

Effective Date of the Plan without further action or notice by this Court, any of the parties to such release, or any other party.

26. Release by Holders of Claims and Interests. Article 10.5 of the Plan is incorporated into this Confirmation Order as if set forth in full herein, is found to be fair and reasonable, is hereby approved in its entirety, is so ordered, and shall be immediately effective and binding upon the Effective Date of the Plan without further action or notice by this Court, any of the parties to such release, or any other party. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, none of the liens, mortgages, Existing Letters of Credit (as defined in the DIP ABL Facility Documents4), obligations under Bank Products (as defined in the DIP ABL Facility Documents), Excluded DIP Obligations (as defined in the DIP ABL Facility Documents), or other security interests set forth in DIP ABL Facility Documents are released, solely to the extent necessary to effectuate the agreements, documents, instruments, and certificates relating to the Exit Revolver Facility.

27. Exculpation and Limitation of Liability. Article 10.6 of the Plan is incorporated into this Confirmation Order as if set forth in full herein, is found to be fair and reasonable, is hereby approved in its entirety, and shall be, and hereby is, effective and binding subject to the terms thereof.

28. Injunctions. Article 10.8 of the Plan is incorporated into this Confirmation Order as if set forth in full herein, is found to be fair and reasonable, is hereby approved in its entirety, and shall be, and hereby is, effective and binding subject to the terms thereof.

[4]	As used herein, the “DIP ABL Facility Documents” means the agreements, documents, instruments, and certificates relating to the DIP ABL Facility.

38

29. Subordination Rights. Article 10.9 of the Plan is incorporated into this Confirmation Order as if set forth in full herein, is found to be fair and reasonable, is hereby approved in its entirety, and shall be, and hereby is, effective and binding subject to the terms thereof.

30. Release of Liens. Except as otherwise provided in the Plan (including Articles 4.2 and 4.3), or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released (except for such liens as may be retained in favor of the DIP Agents to secure the Excluded DIP Obligations), and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and its successors and assigns. Without limiting the forgoing, to the extent that any Holder of a DIP Claim that has been satisfied or discharged pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s DIP Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all commercially reasonable steps requested by the Debtor or the Reorganized Debtors, at the expense of the Reorganized Debtors, that are necessary to cancel and/or extinguish such publicly-filed Liens and/or security interests. To the extent that the Secured Notes Indenture Trustee or other Servicer has filed or recorded publicly any Liens and/or security interests or obtained a pledge of assets (whether under domestic or foreign law) to secure the Debtors’ obligations under the Secured Notes or otherwise, the Secured Notes Indenture Trustee or such other Servicer, as the case may be, shall take any and all commercially reasonable steps requested by the Debtors the Reorganized Debtors, at the

39

expense of the Debtors, that are necessary to cancel and /or to extinguish such publicly-filed Liens and/or security interests, or release such pledge (whether under domestic or foreign law). The Debtors or other authorized representative are authorized to and may issue, execute, deliver, file or record a power of attorney or any other instrument necessary or appropriate to effectuate and implement the release of such Liens and/or security interests, or release of such pledge (whether under domestic or foreign law) as is necessary to effectuate and implement the Plan and this Order.

Resolution of Objections

31. The Texas Comptroller Objection filed by the Texas Comptroller of Public Accounts (the “Texas Comptroller”) shall be deemed withdrawn; provided that, notwithstanding anything to the contrary in the Plan, this Order or any other order of this Court, the following provisions apply to the treatment of the claims of the Texas Comptroller: (i) nothing provided in the Plan or this Confirmation Order shall affect or impair any setoff rights of the Texas Comptroller; (ii) nothing provided in the Plan or this Confirmation Order shall affect or impair any rights of the Comptroller to pursue any non-debtor third parties for tax debts or claims; (iii) interest pursuant to Bankruptcy Code sections 1129(a)(9)(C)(i) and 511 shall be paid on the Texas Comptroller’s Allowed Claim that is an Allowed Priority Tax Claim or an Allowed Other Secured Claim from the Effective Date until such Allowed Claim is paid in full; (iv) the Texas Comptroller may amend its claim upon completion of the ongoing sales tax audit; provided, however, any amendment to the Texas Comptroller’s claim shall be filed within 21 days of completion of the ongoing sales tax audit; and (v) in the event that any payment on account of an Allowed Claim of the Texas Comptroller is not made in accordance with the Plan, the Texas Comptroller may seek enforcement of the entire amount of its Allowed Claims in the Bankruptcy Court.

40

32. In the event that the Debtors reject that certain Sponsorship and Consulting Services Agreement, dated as of June 1, 2014 (the “Delong Agreement”), between Quiksilver Inc. and Robert Delong Touring, Inc. f/s/o Robert Delong, notwithstanding anything to the contrary herein or in the Plan, (i) Mr. Delong will be excused from performing any obligations under the Delong Agreement from and after the date of rejection, (ii) Mr. Delong may assert any Administrative Claim, including, without limitation, for royalties or other amounts allegedly arising under the Delong Agreement after the Petition Date, and the Debtors reserve all rights to object to or otherwise contest such Administrative Claims, and (iii) Mr. Delong may amend any timely filed proof of claim or file an Administrative Claim Request Form before the Administrative Claims Bar Date solely to reflect that certain portions of the claim have been liquidated, and the Debtors reserve all rights to object to or otherwise contest such amended claim.

33. Nothing in the Plan or this Order, including any discharge, waivers, releases or injunctions contained therein, shall adversely affect or prevent GGP Limited Partnership, Federal Realty Investment Trust, The Macerich Company, Boulevard Invest, LLC, Regency Centers, Rouse Properties, Turnberry Associates, Jones Lang LaSalle, Heitman, Simon Property Group, Inc., and HP Investors (collectively, the “Landlords”) from (a) amending any timely filed proof of claim on account of a known claim for indemnification expressly provided for under the terms of the applicable Unexpired Lease, until the earlier of (x) six months from the Effective Date or (y) the date that final distributions have been made from the GUC Cash Consideration; (b) asserting, after the Effective Date, a valid right of setoff or recoupment that they may have pursuant to and subject to applicable bankruptcy and/or nonbankruptcy law and the terms of the applicable Unexpired Lease; and (c) asserting, after the Effective Date, any

41

claim made in accordance with the terms of an Unexpired Lease that is assumed under the Plan, including but not limited to claims for year-end adjustments and reconciliations and indemnification claims for any period prior to the Effective Date, provided that such claim is expressly provided for under the Unexpired Lease. The Debtors and the Reorganized Debtors, as applicable, reserve all rights to dispute any claim asserted under subparts (a) through (c) of the foregoing sentence on any grounds, and nothing contained herein shall be construed as an admission as to the validity of any such claim. Nothing in the Plan or this Order shall release the Debtors’ insurers from any claims that might be asserted directly against such insurers by any of the Landlords, including any claim for indemnification, solely to the extent of available coverage.

34. The Objection (the “Oracle Objection”) filed by Oracle America, Inc. (“Oracle”) shall be deemed resolved with respect to confirmation of the Plan; provided that, notwithstanding anything to the contrary in the Plan, the Plan Supplement, this Order or any other prior order of this Court, Oracle and the Debtors each reserve any and all rights with respect to the assumption or rejection of any Executory Contracts to which Oracle and the Debtors (the “Oracle Agreements”) are party, including any and all rights with respect to Cure of any such Oracle Agreements. To the extent the Debtors and Oracle cannot reach an agreement as to assumption and Cure of any of the Oracle Agreements, the Oracle Objection shall be deemed an objection to assumption and Cure of such agreement, and such objection shall be scheduled for hearing before the Court at a time agreed to by the Debtors and Oracle. Upon a determination as to the assumption or rejection of any Oracle Agreement, whether by agreement of the parties or further Court order, such assumption or rejection shall be deemed to be effective as of the Effective Date of the Plan and contingent upon payment of any related Cure; provided,

42

however, that Oracle shall have 30 days from the date of any determination with respect to rejection to file any claim for rejection damages.

Notice and Other Provisions

35. Notice of Confirmation Order and Occurrence of Effective Date. The Reorganized Debtors shall file with the Bankruptcy Court a notice of the occurrence of the Effective Date within a reasonable period of time after the conditions in Article 11.1 of the Plan have been satisfied or waived pursuant to Article 11.2 of the Plan. The Debtors shall serve notice of entry of this Confirmation Order and occurrence of the Effective Date pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c), on (a) known Holders of Claims and Interests, (b) parties that requested notice in accordance with Bankruptcy Rule 2002, and (c) all other parties included in the Debtors’ creditor and notice party matrix, by causing a notice of this Confirmation Order and the occurrence of the Effective Date in substantially the form of the notice annexed hereto as Exhibit B (the “Notice of Effective Date”), which form is hereby approved, to be delivered to such parties by first class mail, postage prepaid. The Notice of Effective Date shall also be published in (a) the New York Times (National Edition) (b) the New York Times (International Edition), (c) the Los Angeles Times (National Edition) and (d) the Orange County Register. Notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Entity to whom the Debtors mailed a notice of the Bar Date or Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved - left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person of that Person’s new address. The notice described herein is adequate and appropriate under the particular circumstances of the Chapter 11 Cases, and no other or further notice is necessary.

43

36. Notice to Rights Offering Participants. Within one business day of the entry of this Confirmation Order, the Debtors shall provide notice, substantially in the form annexed hereto as Exhibit C (the “Rights Offering Notice”), to each party that has subscribed to the Rights Offerings that such party may change its election to participate therein. To the extent a party that has subscribed to the Rights Offerings does not withdraw its election in accordance with the procedures set forth in the Rights Offering Notice before February 5, 2016, such participant shall be deemed to have reaffirmed its prior subscription therein. The notice and procedures described herein are adequate and appropriate under the particular circumstances of the Chapter 11 Cases, and no other or further notice or procedures are necessary.

37. Authorization to Consummate. Notwithstanding Bankruptcy Rule 3020(e), but subject to Article XI of the Plan, the Debtors are authorized to consummate the Plan upon, or any time after, entry of this Confirmation Order.

38. Inactive Debtor Final Decree and Order. Article 6.11 of the Plan is approved and incorporated herein. In furtherance of Article 6.11 of the Plan, the Debtors may submit the Inactive Debtor Final Decree by certification of counsel on the Effective Date, substantially in the form attached hereto as Exhibit D, or as soon as reasonably practicable after the Effective Date and court shall execute the same. Upon receipt of a signed copy of the Inactive Debtor Final Decree, the Clerk of the Court is directed to file and docket such signed copy of the Inactive Debtor Final Decree. For the avoidance of doubt, and solely with respect to the Chapter 11 Cases of the Inactive Debtors, the Bankruptcy Court hereby waives (a) any requirement of Local Rule 3022-1(a) that may be construed to require the filing of (i) a written motion seeking entry of a final decree or (ii) a separate order closing each jointly administered or

44

consolidated case, and (b) the requirement of Local Rule 3022-1(c) that the Debtors file a final report and account.

39. Plan Modifications. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, after the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, with consent of the Plan Sponsor, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan. Notwithstanding anything to the contrary herein or in the Plan, prior to the Effective Date, the Plan shall not be amended from this Third Amended Plan in any way adversely affecting the rights of Holders of Class 5-A Allowed Unsecured Notes Claims or Class 5-B Allowed General Unsecured Claims hereunder without the consent of the Creditors’ Committee, such consent not to be unreasonably withheld, conditioned, or delayed.

40. Failure to Consummate Plan and Substantial Consummation. If the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void. In such event, nothing contained in the Plan, this Confirmation Order, or the Disclosure Statement, and no acts taken in preparation for consummation of the Plan, shall, or shall be deemed to, (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by or against the Debtors or any

45

other Entity, (b) prejudice in any manner the rights of the Debtors, the Holder of a Claim or Interest, or any Entity in any further proceedings involving the Debtors, (c) constitute an admission of any sort by the Debtors or any other Entity, or (d) be construed as a finding of fact or conclusion of law with respect thereto.

41. References to Plan Provisions. The failure to include or specifically reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

42. Exhibits. Each reference in this Confirmation Order or in the Plan to a document, agreement or summary description that is in the form attached as an Exhibit to the Plan or the Plan Supplement shall be deemed to be a reference to such document, agreement or summary description in substantially the form of the latest version of such document, agreement or summary description filed with the Court (whether filed as an attachment to the Plan or filed separately).

43. Plan and Confirmation Order Mutually Dependent. The provisions of this Confirmation Order and the provisions of the Plan are hereby deemed nonseverable and mutually dependent.

44. Confirmation Order Supersedes. Except as expressly provided in the Plan or this Confirmation Order, it is hereby ordered that this Confirmation Order shall supersede any orders of this Court issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order.

45. Conflicts Between Confirmation Order and Plan. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so

46

as to effect the purposes of each; provided, however, solely with respect to the Committee Settlement Modifications, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Plan shall control; provided further, however, with respect to all provisions other than the Committee Settlement Modifications, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall control.

46. Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court, except as otherwise provided in the Plan or herein, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, but not limited to, the matters set forth in Article XII of the Plan.

47. Final Order and Waiver of Stay, Lodgment of Confirmation Order. This Confirmation Order is a final order. The provisions of Federal Rule of Civil Procedure 62(a) and Bankruptcy Rules 7062 and 3020(e) shall not apply to this Confirmation Order, and the Debtors and the Reorganized Debtors are authorized to consummate the Plan at any time. Lodgment of this Confirmation Order is hereby waived.

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Dated: Wilmington, Delaware

            January 29, 2016

/s/ Brendan L. Shannon
HONORABLE BRENDAN L. SHANNON
CHIEF UNITED STATES BANKRUPTCY JUDGE

48

EXHIBIT A

PLAN OF REORGANIZATION

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
QUIKSILVER, INC., et al.,	:	Case No. 15-11880 (BLS)
:
Debtors.[1]	:	Jointly Administered
:
x

THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF QUIKSILVER, INC. AND ITS AFFILIATED DEBTORS AND

DEBTORS IN POSSESSION

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Van C. Durrer, II (I.D. No. 3827) Annie Z, Li 300 South Grand Avenue Suite 3400 Los Angeles, CA 90071 Telephone: (213) 687-5000 Fax: (213) 687-5600	Mark S. Chehi (I.D. No. 2855) One Rodney Square P.O. Box 636 Wilmington, Delaware 19899 Telephone: (302) 651-3000 Fax: (302) 651-3001	John K. Lyons Jessica S. Kumar 155 N. Wacker Dr. Suite 2700 Chicago, IL 60606 Telephone: (312) 407-0700 Fax: (312) 407-0411

Counsel for Debtors and Debtors in Possession

Dated: Wilmington, Delaware

    January 28, 2016

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Quiksilver, Inc. (9426), QS Wholesale, Inc. (8795), DC Direct, Inc. (8364), DC Shoes, Inc. (0965), Fidra, Inc. (8945), Hawk Designs, Inc. (1121), Mt. Waimea, Inc. (5846), Q.S. Optics, Inc. (2493), QS Retail, Inc. (0505), Quiksilver Entertainment, Inc. (9667), and Quiksilver Wetsuits, Inc. (9599). The address of the Debtors’ corporate headquarters is 5600 Argosy Circle, Huntington Beach, California 92649.

i

Article V ACCEPTANCE		33

5.1	Classes Entitled to Vote	33
5.2	Acceptance by Impaired Classes	33
5.3	Elimination of Classes	33
5.4	Deemed Acceptance if No Votes Cast	33
5.5	Cramdown	34

Article VI MEANS FOR IMPLEMENTATION OF THE PLAN		34

6.1	Substantive Consolidation.	34
6.2	General Settlement of Claims and Interests.	34
6.3	Plan Funding.	34
	(a) Exit Revolver Facility	34
	(b) Exit Term Loan Facility	34
	(c) Rights Offerings	35
	(d) Plan Sponsor and Backstop Parties Commitments	35
	(e) Secured Notes Deficiency Claim.	35
	(f) Other Plan Funding.	35
6.4	Authorization and Issuance of New Quiksilver Common Stock	35
6.5	Exemptions from Securities Act Registration Requirements	37
6.6	Cancellation of Old Quiksilver Securities and Agreements	37
6.7	Issuance of New Securities; Execution of Plan Documents	38
6.8	Continued Corporate Existence	38
6.9	Restructuring Transactions	39
6.10	Rights Offerings	40
6.11	Closing of the Chapter 11 Cases of the Inactive Debtors.	41
6.12	New Corporate Governance Documents	41
6.13	Directors and Officers of the Reorganized Debtors	41
6.14	Corporate Action	41
6.15	Effectuating Documents; Further Transactions	41
6.16	Employment, Retirement, and Other Agreements and Employee Compensation Plans	42
	(a) Employment Agreements	42
	(b) Other Incentive Plans and Employee Benefits	42
6.17	Preservation Of Causes Of Action	42
6.18	Reservation of Rights	43
6.19	Exemption from Certain Transfer Taxes and Recording Fees	43
6.20	Insured Claims	43

Article VII UNEXPIRED LEASES AND EXECUTORY CONTRACTS		44

7.1	Rejection of Executory Contracts and Unexpired Leases	44
	(a) Automatic Rejection	44
	(b) Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases.	44

	(c)	Claims Procedures Related to Rejection of Executory Contracts or Unexpired Leases.	44
	(d)	Reservation of Rights.	45
7.2	Assumption of Executory Contracts and Unexpired Leases		45
	(a)	Assumption	45
	(b)	Modifications, Amendments, Supplements, Restatements, or Other Agreements	45
	(c)	Proofs of Claim Based on Executory Contracts or Unexpired Leases that Have Been Assumed	46
	(d)	Cure Procedures and Payments Related to Assumption of Executory Contracts and Unexpired Leases	46
	(e)	Cure Notices	47
	(f)	Cure Objections	47
	(g)	Hearing with Respect to Objections	47
	(h)	Reservation of Rights	47
7.3	Insurance Policies		48
7.4	Contracts and Leases Entered into After the Petition Date		49
7.5	General Reservation of Rights		49

Article VIII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS			49

8.1	Determination Of Claims and Interests		49
8.2	Claims Administration Responsibility		50
8.3	Objections to Claims		50
8.4	Disallowance of Claims		50
8.5	Estimation of Claims		51
8.6	No Interest on Disputed Claims		51
8.7	Amendments to Claims		52

Article IX PROVISIONS GOVERNING DISTRIBUTIONS			52

9.1	Time of Distributions		52
9.2	Currency		52
9.3	Distribution Agent.		52
9.4	Distribution on Account of Claims Administered by Servicers: Delivery of Distributions to Servicers.		52
9.5	Distributions on Account of Claims Allowed After the Effective Date		53
	(a)	No Distributions Pending Allowance	53
	(b)	Special Rules for Distributions to Holders of Disputed Claims	53
9.6	Delivery Of Distributions		53
	(a)	Record Date for Distributions	53
	(b)	Cash Distributions
	(c)	Address for Distributions
	(d)	Undeliverable Distributions	54
	(e)	Reversion	54
	(f)	De Minimis Distributions	55

	(g) Fractional Distributions	55
9.7	Accrual of Dividends and Other Rights	55
9.8	Surrender of Securities or Instruments	55
9.9	Compliance Matters	56
9.10	Claims Paid or Payable by Third Parties	56
	(a) Claims Paid by Third Parties	56
	(b) Claims Payable by Insurance Carriers	56
	(c) Applicability of Insurance Policies	57
9.11	Setoffs	57
9.12	Recoupment	57
9.13	Allocation of Plan Distributions Between Principal and Interest	57

Article X EFFECT OF THE PLAN ON CLAIMS AND INTERESTS		58

10.1	Vesting of Assets	58
10.2	Discharge of the Debtors	58
10.3	Compromises and Settlements	59
10.4	Release by Debtors	59
10.5	Release by Holders of Claims and Interests	59
10.6	Exculpation and Limitation of Liability	60
10.7	Indemnification Obligations	60
10.8	Injunction	61
10.9	Subordination Rights	61
10.10	Protection Against Discriminatory Treatment	62
10.11	Release of Liens	62
10.12	Reimbursement or Contribution	62

Article XI CONDITIONS PRECEDENT		62

11.1	Conditions to the Effective Date of the Plan	62
11.2	Waiver of Conditions Precedent	64
11.3	Notice of Effective Date	64
11.4	Effect of Non-Occurrence of Conditions to Consummation	64

Article XII RETENTION OF JURISDICTION		64

Article XIII MISCELLANEOUS PROVISIONS		66

13.1	Binding Effect	66
13.2	Payment of Statutory Fees	66
13.3	Payment of Certain Additional Professional Fees	67
13.4	Payment of Fees and Expenses of the Secured Notes Indenture Trustee, the Secured Notes Collateral Agent, and the Unsecured Notes Indenture Trustee.	67
13.5	Modification and Amendments	67
13.6	Confirmation of the Plan	68
13.7	Additional Documents	68

13.8	Dissolution of Creditors’ Committee	68
13.9	Revocation, Withdrawal, or Non-Consummation	68
	(a) Right to Revoke or Withdraw	68
	(b) Effect of Withdrawal, Revocation, or Non-Consummation	68
13.10	Notices	69
13.11	Term of Injunctions or Stays	69
13.12	Governing Law	70
13.13	Entire Agreement	70
13.14	Severability	70
13.15	No Waiver or Estoppel	70
13.16	Conflicts	70

v

INTRODUCTION

Quiksilver, Inc. together with the other debtors and debtors-in-possession in the above-captioned Chapter 11 Cases, hereby propose this joint chapter 11 plan of reorganization for the resolution of outstanding Claims and Interests.2 The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. The distributions to be made to Holders of Claims are set forth herein. Quiksilver, Inc.’s non-Debtor subsidiaries are not subject to the Chapter 11 Cases or this Plan.

Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject this Plan cannot be solicited from a Holder of a Claim or Interest until a disclosure statement has been approved by the Bankruptcy Court and distributed to Holders of Claims and Interests. The Disclosure Statement relating to this Plan was approved by the Bankruptcy Court on December 4, 2015 and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors’ history, business, properties and operations, risk factors associated with the business and Plan, a summary and analysis of this Plan, and certain related matters.

ALL HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

Subject to the restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XIII of this Plan, the Debtors expressly reserve their rights to alter, amend, modify, revoke, or withdraw this Plan, one or more times, prior to this Plan’s substantial consummation.

ARTICLE I

DEFINITIONS, RULES OF

INTERPRETATION, AND COMPUTATION OF TIME

A.	Scope of Definitions

For purposes of this Plan, except as expressly provided otherwise or unless the context requires otherwise, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I.B of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

B.	Definitions

1.1 “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority

[2]	Capitalized terms used herein shall have the meanings ascribed to them in Article I.B of this Plan.

pursuant to section 507(a)(2) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, section 503(b)(9) Claims, Professional Claims, and all fees and charges assessed against the Estate under chapter 123 of title 28 of the United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

1.2 “Administrative Claim Request Form” means the form to be included in the Plan Supplement for submitting Administrative Claim requests.

1.3 “Administrative Claims Bar Date” means the deadline for filing proofs of or requests for payment of Administrative Claims, which shall be 30 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, and except with respect to (i) DIP Facility Claims (ii) Professional Claims, (iii) Administrative Claims Allowed by an order of the Bankruptcy Court on or before the Effective Date, or (iv) Administrative Claims that are not Disputed and arose in the ordinary course of business and were paid or are to be paid in accordance with the terms and conditions of the particular transactions giving rise to such Administrative Claims.

1.4 “Affiliates” has the meaning ascribed to such term by section 101(2) of the Bankruptcy Code.

1.5 “Allowed” means, for distribution purposes, a Claim or Interest, or any portion thereof, or a particular Class of Claims or Interests (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court as the Reorganized Debtors and the Holder of such Claim or Interest agree may adjudicate such Claim or Interest and objections thereto), (b) which is not the subject of a proof of Claim timely filed with the Bankruptcy Court and is Scheduled as liquidated and noncontingent, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, but only to the extent such Claim is Scheduled as liquidated and noncontingent, (c) for which a proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by this Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order of the Bankruptcy Court, or (d) that is expressly allowed in a liquidated amount pursuant to this Plan. Pursuant to 11 U.S.C. § 503(b)(1)(D), Governmental Units need not file a Claim to request payment of an administrative expense relating to taxes under 11 U.S.C. § 503(b)(1)(B) or (C) as a condition of its being an allowed administrative expense.

1.6 “Avoidance Actions” means any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by the Debtors and its recovery, subordination, or other remedies that may be brought by and on behalf of the Debtors and their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under section 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code.

1.7 “Backstop Commitments” has the meaning ascribed to such term in the Backstop Commitment Letter.

1.8 “Backstop Commitment Letter” means that certain Backstop Commitment Letter by and among the Debtors and the Backstop Parties, dated as of December 3, 2015, as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms therewith.

1.9 “Backstop and Rights Offering Procedures Approval Order” means the Final Order entered by the Bankruptcy Court authorizing the Debtors’ entry into and approving the terms of the Backstop Commitment Letter and the Rights Offering Procedures.

1.10 “Backstop Parties” means the Plan Sponsor, in its capacity as provider of the Backstop Commitments pursuant to the Backstop Commitment Letter.

1.11 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the date hereof but, with respect to amendments to the Bankruptcy Code subsequent to commencement of the Chapter 11 Case, only to the extent that such amendments were made expressly applicable to bankruptcy cases which were filed as of the enactment of such amendments.

1.12 “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

1.13 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

1.14 “Bar Date” means the deadlines set by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order for filing proofs of claim in the Chapter 11 Case, as the context may require, which was November 18, 2015, except for Governmental Units, for whom the Bar Date is March 7, 2016.

1.15 “Bar Date Orders” means the order entered by the Bankruptcy Court on October 6, 2015 (Docket No. 247), which established the Bar Date, and any subsequent order supplementing such order or relating thereto.

1.16 “Business Day” means any day, excluding Saturdays, Sundays, and “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.

1.17 “Cash” means legal tender of the United States of America and equivalents thereof.

1.18 “Causes of Action” means any and all actions, claims, proceedings, causes of action, suits, accounts, demands, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including actions brought prior to the Petition Date, actions under chapter 5 of the Bankruptcy Code, including any Avoidance Action, and actions against any Entity for failure to pay for products or services provided or rendered by the Debtors, all claims, suits or proceedings relating to enforcement of the Debtors’ intellectual property rights, including patents, copyrights and trademarks, and all claims or causes of action seeking recovery of the Debtors’ or the Reorganized Debtors’ accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors’ or the Reorganized Debtors’ businesses, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

1.19 “Charging Lien” means (i) any lien or other priority in payment to which the Secured Notes Agent is entitled under the Secured Notes Documents, including reasonable fees, costs, expenses and indemnification, including the reasonable fees, costs and expenses of the Secured Notes Agent’s professionals, as set forth in the Secured Notes Documents; or (ii) any lien or other priority in payment to which the Unsecured Notes Indenture Trustee is entitled under the Unsecured Notes Documents, including reasonable fees, costs, expenses and indemnification, including the reasonable fees, costs and expenses of the Unsecured Notes Indenture Trustee’s professionals, as set forth in the Unsecured Notes Documents.

1.20 “Certificate” means any instrument evidencing a Claim or an Interest.

1.21 “Chapter 11 Cases” means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered under Case No. 15-11880 (BLS).

1.22 “Claim” means any claims against the Debtors, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code, or an Administrative Claim, as applicable.

1.23 “Claims and Solicitation Agent” means Kurtzman Carson Consultants, LLC.

1.24 “Claims Objection Deadline” means, as applicable (except for Administrative Claims), (a) the day that is the later of (i) the first Business Day that is at least one (1) year after the Effective Date and (ii) as to proofs of claim filed after the Bar Date, the first Business Day that is at least 180 days after a Final Order is entered deeming the late filed claim timely filed or (b) such later date as may be established by the Bankruptcy Court upon request of the Reorganized Debtors without further notice to parties-in-interest.

1.25 “Class” means a category of Holders of Claims or Interests classified together pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code, as described in Article III of this Plan.

1.26 “Company” means the Debtors and their non-Debtor Affiliates, whether located inside or outside of the territorial jurisdiction of the United States, including all of the direct and indirect subsidiaries of Quiksilver.

1.27 “Confirmation” means the entry, within the meaning of Bankruptcy Rules 5003 and 9012, of the Confirmation Order, subject to all conditions specified having been satisfied or waived.

1.28 “Confirmation Date” means the date on which Confirmation occurs.

1.29 “Confirmation Hearing” means the hearing before the Bankruptcy Court held under section 1128 of the Bankruptcy Code to consider confirmation of the Plan and related matters as such hearing may be adjourned or continued from time to time.

1.30 “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code, which order shall be reasonably acceptable to the Debtors, the Creditors’ Committee, and the Plan Sponsor.

1.31 “Creditors’ Committee” means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case on September 21, 2015, as may be reconstituted from time to time.

1.32 “Creditor” has the meaning ascribed to such term in section 101(10) of the Bankruptcy Code.

1.33 “Cure” means the payment or other honoring of all obligations required to be paid or honored in connection with assumption of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code, including (a) the cure of any non-monetary defaults to the extent required, if at all, pursuant to section 365 of the Bankruptcy Code, and (b) with respect to monetary defaults, the distribution, within a reasonable period of time following the Effective Date, of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an Executory Contract or Unexpired Lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations or such other amount as may be agreed upon by the parties, under such Executory Contract or Unexpired Lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

1.34 “Cure Notice” means the notice of proposed Cure amount provided to counterparties to assumed Executory Contracts or Unexpired Leases pursuant to Article 7.2(e) of the Plan.

1.35 “Cure Objection Deadline” means the deadline for filing objections to a Cure Notice or proposed Cure, which shall be on or before fourteen (14) days after the applicable counterparty was served with a Cure Notice.

1.36 “D&O Insurance” means insurance maintained by the Debtors which covers, among others, the directors and officers of the Debtors or any of them, including any runoff policies or tail coverage.

1.37 “Debtors” means, collectively, Quiksilver, Inc., QS Wholesale, Inc., DC Direct, Inc., DC Shoes, Inc., Fidra, Inc., Hawk Designs, Inc., Mt. Waimea, Inc., Q.S. Optics, Inc., QS Retail, Inc., Quiksilver Entertainment, Inc.. and Quiksilver Wetsuits, Inc.

1.38 “DIP ABL Agent” means Bank of America, N.A., in its capacity as administrative agent for the DIP ABL Lenders pursuant to the DIP ABL Credit Agreement.

1.39 “DIP ABL Credit Agreement” means that certain Second Amended and Restated Senior Secured Super-Priority Debtor-In-Possession Credit Agreement, dated as of September 10, 2015, by and among certain of the Debtors, the DIP ABL Agent, and the DIP ABL Lenders, as amended, supplemented, or otherwise modified from time to time, and all documents executed in connection therewith.

1.40 “DIP ABL Facility” means the debtor-in-possession secured revolving credit facility provided to the Debtors by the DIP ABL Lenders pursuant to the DIP ABL Credit Agreement as authorized by the Bankruptcy Court pursuant to the DIP Order, as may be amended or modified from time to time.

1.41 “DIP ABL Facility Claim” means any Claim arising under, derived from, based upon, or as a result of the DIP ABL Facility.

1.42 “DIP ABL Lenders” means the banks and other financial institutions or entities from time to time party to the DIP ABL Credit Agreement as lenders.

1.43 “DIP Agents” means the DIP ABL Agent and the DIP Term Loan Agent, collectively.

1.44 “DIP Claims” means, collectively, the DIP ABL Facility Claims and the DIP Term Loan Facility Claims.

1.45 “DIP Credit Agreements” means, collectively, the DIP ABL Credit Agreement and the DIP Term Loan Credit Agreement.

1.46 “DIP Facilities” means, collectively, the DIP ABL Facility and the DIP Term Loan Facility.

1.47 “DIP Lenders” means, collectively, the DIP ABL Lenders and the DIP Term Loan Lenders.

1.48 “DIP Order” means, collectively, (a) the interim order that was entered by the Bankruptcy Court on September 11, 2015 (Docket No. 76), (b) the final order that was entered by the Bankruptcy Court on October 28, 2015 (Docket No. 382), authorizing and approving the DIP Facilities and the agreements related thereto, and (c) any and all orders entered by the Bankruptcy Court authorizing and approving amendments or modifications to the DIP Credit Agreements or either of the orders described in the foregoing clauses (a) and (b).

1.49 “DIP Term Loan Agent” means OCM FIE, LLC, in its capacity as administrative agent for the DIP Term Loan Lenders pursuant to the DIP Term Loan Credit Agreement.

1.50 “DIP Term Loan Credit Agreement” means that certain Senior Secured Super-Priority Debtor-In-Possession Credit Agreement, dated as of September 10, 2015, by and among certain of the Debtors, the DIP Term Loan Agent, and the DIP Term Loan Lenders, as amended, supplemented, or otherwise modified from time to time, and all documents executed in connection therewith.

1.51 “DIP Term Loan Facility” means the debtor-in-possession secured term loan credit facility provided to the Debtors by the DIP Term Loan Lenders pursuant to the DIP Term Loan Credit Agreement as authorized by the Bankruptcy Court pursuant to the DIP Order, as may be amended or modified from time to time.

1.52 “DIP Term Loan Facility Claim” means any Claim arising under, derived from, based upon, or as a result of the DIP Term Loan Facility.

1.53 “DIP Term Loan Lenders” means the banks and other financial institutions or entities from time to time party to the DIP Term Loan Credit Agreement as lenders.

1.54 “Disallowed” means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order or a settlement, or as provided in this Plan, (b) a Claim or any portion thereof that is Scheduled at zero or as contingent, disputed, or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) a Claim or any portion thereof that is not Scheduled and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

1.55 “Disclosure Statement” means the written disclosure statement or any supplements thereto (including the Plan Supplement and all schedules thereto or referenced therein) that relates to this Plan, as such disclosure statement may be amended, modified, or supplemented from time to time, all as approved by an order of the Bankruptcy Court pursuant to sections 1125 and 1127 of the Bankruptcy Code and Bankruptcy Rule 3017.

1.56 “Disclosure Statement Hearing” means the hearing before the Bankruptcy Court to consider granting the relief requested under the Disclosure Statement Order and related matters as such hearing may be adjourned or continued from time to time.

1.57 “Disclosure Statement Order” means the Order entered by the Bankruptcy Court approving the Disclosure Statement as containing, among other things,

“adequate information” as required by section 1125 of the Bankruptcy Code and solicitation procedures related thereto.

1.58 “Disputed” means any Claim, or any portion thereof, prior to it having become an Allowed Claim or a Disallowed Claim.

1.59 “Distribution Agent” means Kurtzman Carson Consultants, LLC.

1.60 “Distribution Date” means, as applicable, (a) the Initial Distribution Date, or (b) a Periodic Distribution Date.

1.61 “Distribution Record Date” means the date for determining which Holders of Allowed Claims are eligible to receive distributions under the Plan, which shall be (a) the Effective Date, or (b) such other date as designated by an order of the Bankruptcy Court.

1.62 “DTC” means the Depository Trust Company, and its successors and assigns.

1.63 “Effective Date” means the date on which this Plan shall take effect, which date shall be a Business Day on or after the Confirmation Date on which all conditions precedent to the effectiveness of this Plan specified in Article 11.1, have been satisfied, or, if capable of being waived, waived, which date shall be specified in a notice filed by the Reorganized Debtors with the Bankruptcy Court.

1.64 “Eligible Affiliate” means an affiliate of an Eligible Holder that is an Eligible Holder or would be an Eligible Holder if such affiliate were a Holder of an Allowed Secured Notes Claim or a Holder of an Allowed Unsecured Notes Claim.

1.65 “Eligible Holder” means the Holder of an Allowed Secured Notes Claim or the Holder of an Allowed Unsecured Notes Claim, including the Plan Sponsor, that is either (i) certified as an “accredited investor” as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act, which, for the avoidance of doubt, shall exclude any natural person, or (ii) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act.

1.66 “Eligible Offeree” means an Eligible Holder or an Eligible Affiliate.

1.67 “Eligible Offeree Certification” means the certification by a Holder of an Allowed Secured Notes Claim, a Holder of an Allowed Unsecured Notes Claim, or an affiliate of any such Holder, in accordance with the Rights Offering Procedures, indicating that such entity is an Eligible Offeree.

1.68 “Employee Compensation Plans” means, collectively, the KEIP and the MIP.

1.69 “Entity” has the meaning ascribed to such term in section 101(15) of the Bankruptcy Code.

1.70 “Equity Security” has the meaning ascribed to such term in section 101(16) of the Bankruptcy Code.

1.71 “Estates” means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

1.72 “Euro Noteholder” means a Holder of a Euro Notes Guaranty Claim.

1.73 “Euro Notes” means the 8.875% senior notes due December 15, 2017 issued by Boardriders S.A. under the Euro Notes Indenture.

1.74 “Euro Notes Exchange Offer” means the exchange offer proffered by the Debtors or certain Affiliates thereof to holders of Euro Notes, the terms and conditions of which shall be set forth in a document contained in the Plan Supplement.

1.75 “Euro Notes Guaranty Claims” means a Claim of a Euro Noteholder arising under or as a result of the Euro Notes, which Claims shall be Allowed for all purposes under the Plan, and which for the avoidance of doubt shall not be subject to any avoidance, reductions, recharacterization, subordination, counterclaim, defense, disallowance, impairment, objection, or any challenges under applicable law or regulation.

1.76 “Euro Notes Indenture” means that certain Indenture dated as of December 10, 2010 among, inter alia, the Euro Notes Indenture Trustee and Boardriders S.A., as may be amended in connection with the Euro Notes Exchange Offer

1.77 “Euro Notes Indenture Trustee” means Deutsche Trustee Company Limited, in its capacity as the indenture trustee for the Euro Notes appointed under the Euro Notes Indenture.

1.78 “Euro Notes Rights Offering” means that certain rights offering pursuant to which Eligible Holders of Allowed Secured Notes Claims and their Eligible Affiliates shall have the right to exercise subscription rights for the purchase of up to €50.0 million of New Quiksilver Common Stock, the proceeds of which shall be used to consummate the Euro Notes Exchange Offer.

1.79 “Event” means any event, development, occurrence, circumstance or change.

1.80 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

1.81 “Excluded DIP Obligations” means all of the Debtors’ contingent or unliquidated obligations (including indemnification and expense reimbursement obligations) with respect to the DIP Facilities (excluding, in each case, the DIP Claims), to the extent that any such obligations have not been paid in full in Cash on the Effective Date.

1.82 “Exculpated Claim” means any Claim related to any act or omission in connection with, relating to, or arising out of the Debtors’ in or out of court restructuring, the

Chapter 11 Cases, formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the settlement of Claims or renegotiation of Executory Contracts or Unexpired Leases, the negotiation of the Plan, the DIP Credit Agreements, the Rights Offerings, the Euro Notes Exchange Offer, the Backstop Commitment Letter, the Plan Sponsor Agreement (including the term sheets attached thereto), the Plan Supplement, the Exit Revolver Facility, the Exit Term Loan Facility, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration, consummation, and implementation of the Plan, the distribution of property under the Plan, or any transaction contemplated by the Plan or Disclosure Statement, or in furtherance thereof; provided, however, that Claims relating to the Excluded DIP Obligations shall not constitute Exculpated Claims.

1.83 “Exculpated Fiduciaries” means, collectively, each of the following in their respective capacities as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Creditors’ Committee and each of its members; and (d) with respect to each of the above-named Entities described in subsections (a) through (c), such Entity’s respective predecessors, successors and assigns, and current and former stockholders, members, limited partners, general partners, equity holders, Affiliates and its and their subsidiaries, principals, partners, managed funds, parents, equity holders, members, employees, agents, officers, directors, managers, trustees, professionals, representatives, advisors, attorneys, financial advisors, accountants, investment bankers, and consultants.

1.84 “Exculpated Parties” means, collectively, the Exculpated Fiduciaries nad the Section 1125(e) Parties.

1.85 “Executory Contract” means any contract to which any of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

1.86 “Exhibit” means an exhibit contained in the Plan Supplement or annexed as an appendix to the Disclosure Statement.

1.87 “Exit Facilities” means, collectively, the Exit Revolver Facility and the Exit Term Loan Facility.

1.88 “Exit Facility Documents” means the agreements, documents, instruments, and certificates relating to the Exit Facilities; provided, however, that the terms of the Exit Facility Documents shall not result in any further issuance of New Quiksilver Common Stock or any dilution to New Quiksilver Common Stock issued pursuant to the Plan in accordance with the New Quiksilver Common Stock Allocation.

1.89 “Exit Facility Perfection Documents” means the financing statements and other documents that the holder(s) of Liens under the Exit Facility Documents may file with the appropriate authorities to take possession of or control over to validate and perfect such Liens or security interests.

1.90 “Exit Revolver Facility” means that certain asset-based revolving credit facility in the principal amount of up to $140.0 million pursuant to a new credit agreement, by and among the Reorganized Debtors, as borrowers, and the Exit Lenders, and all other documents entered into in connection therewith or contemplated thereby, the proceeds of which shall fund (a) first, distributions under this Plan on account of DIP ABL Facility Claims, and (b) second, distributions under this Plan on account of DIP Term Loan Facility Claims.

1.91 “Exit Revolver Facility Commitment Agreements” means the commitment agreements regarding the Exit Revolver Facility in accordance with this Plan.

1.92 “Exit Revolver Lenders” means the lender or syndication of lenders, which may include the DIP Lenders, party to the Exit Revolver Facility as of the Effective Date, who shall be reasonably acceptable to the Debtors and the Plan Sponsor, and each of the financial institutions from time to time party to the Exit Revolver Facility as lenders.

1.93 “Exit Rights Offering” means that certain rights offering pursuant to which (i) Eligible Holders of Allowed Secured Notes Claims and their Eligible Affiliates shall have the right to exercise subscription rights for the purchase of up to $115.0 million of New Quiksilver Common Stock, and (ii) Eligible Holders of Allowed Unsecured Notes Claims and their Eligible Affiliates shall have the right to exercise subscription rights for the purchase of up to $12.5 million of New Quiksilver Common Stock, the proceeds of which shall fund (a) first, distributions under this Plan on account of DIP Term Loan Facility Claims, (b) second, the Unsecured Cash Consideration, and (c) third, any other payments required on the Effective Date under this Plan.

1.94 “Exit Term Loan Facility” means that certain delayed draw term loan credit facility in the principal amount of up to $50.0 million pursuant to a new credit agreement, by and among the Reorganized Debtors, as borrowers, and the Exit Term Loan Lenders, and all other documents entered in connection therewith or contemplated thereby.

1.95 “Exit Term Loan Facility Commitment Agreements” means the commitment agreements regarding the Exit Term Loan Facility in accordance with this Plan.

1.96 “Exit Term Loan Lenders” means the lender of syndication of lenders, which may include the Plan Sponsor, party to the Exit Term Loan Facility as of the Effective Date, who shall be reasonably acceptable to the Debtors and the Plan Sponsor, and each of the financial institutions from time to time party to the Exit Term Loan Facility as lenders.

1.97 “Face Amount” means, (a) when used in reference to a Disputed Claim or Disallowed Claim, the full stated liquidated amount claimed by the Holder of a Claim in any proof of Claim, or amendment thereof in accordance with applicable law, timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, or the amount estimated for such Claim in an order of the Bankruptcy Court, and (b) when used in reference to an Allowed Claim or Allowed Interest, the Allowed amount of such Claim or Interest. If none of the foregoing applies, the Face Amount of the Claim shall be zero ($0) dollars.

1.98 “Final Decree” means a final decree entered by the Court closing all of the remaining Chapter 11 Cases pursuant to Bankruptcy Rule 3022.

1.99 “Final Order” means an order or judgment, the operation or effect of which has not been reversed, stayed, modified, or amended, is in full force and effect, and as to which order or judgment (or any reversal, stay, modification, or amendment thereof) (a) the time to appeal, seek certiorari, or request reargument or further review or rehearing has expired and no appeal, petition for certiorari, or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought, or to which the request was made, and no further appeal or petition for certiorari or request for reargument or further review or rehearing has been or can be taken or granted; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedures, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order; provided, further, that the Debtors or Reorganized Debtors, as applicable, reserve the right to waive any appeal period for an order or judgment to become a Final Order.

1.100 “General Unsecured Claim” means any Claim that is not an Administrative Claim, DIP Facility Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Secured Notes Claim, Secured Notes Collateral Agent Fees, Secured Notes Indenture Trustee Fees, Unsecured Notes Indenture Trustee Fees, Euro Notes Guaranty Claim, Unsecured Notes Claim, Intercompany Claim, or 510(b) Claim. Without limiting the foregoing, General Unsecured Claims include all (a) Rejection Damages Claims and (b) Reclamation Claims that are not Allowed Section 503(b)(9) Claims.

1.101 “Governmental Unit” has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

1.102 “GUC Additional Cash Consideration” means the value of the GUC Equity Consideration multiplied by 0.33.

1.103 “GUC Equity Consideration” means that proportion of the Unsecured Equity Consideration equal to the proportion that the Allowed General Unsecured Claims bear to the aggregate amount of Allowed Unsecured Claims.

1.104 “GUC Final Cash Consideration” means (a) the GUC Initial Cash Consideration and (b) the GUC Additional Cash Consideration.

1.105 “GUC Initial Cash Consideration” means that proportion of the Unsecured Cash Consideration equal to the proportion that the Allowed General Unsecured Claims bear to the aggregate amount of Allowed Unsecured Claims.

1.106 “Holdback Escrow Account” means the interest-bearing escrow account into which Cash equal to the Holdback Escrow Amount shall be deposited on the Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or disallowed.

1.107 “Holdback Escrow Amount” means the sum of (a) the aggregate amounts withheld by the Debtors as of the Effective Date as a holdback on payment of Professional Claims pursuant to the Professional Fee Order and (b) 100% of the unbilled fees of Professionals estimated pursuant to Article 2.3(b) of the Plan attributable to fees incurred as of the Effective Date; provided, however, that if a Professional does not provide an estimate pursuant to Article 2.3(b), the Debtors may estimate the unbilled fees of such Professional incurred as of the Confirmation Date, and the sum of provision (a) above and the total amount so estimated shall comprise the Holdback Escrow Amount.

1.108 “Holder” means a holder of a Claim against or Interest in the Debtors.

1.109 “Holding Company Restructuring” means the restructuring transactions described in Article 6.9 of the Plan.

1.110 “Holdings” means, in connection with a Holding Company Restructuring, an entity, which may be a limited liability company, a limited partnership or other comparable alternative, established at the direction of the Plan Sponsor to hold directly 100% of the equity securities of Quiksilver on and after the Effective Date.

1.111 “Holdings Securities” has the meaning ascribed to it in Article 6.9(c) of the Plan.

1.112 “Impaired” means impaired within the meaning of section 1124 of the Bankruptcy Code.

1.113 “Inactive Debtors” means, collectively, DC Direct, Inc., Fidra, Inc., Mt. Waimea, Inc., Q.S. Optics, Inc., Quiksilver Entertainment, Inc., and Quiksilver Wetsuits, Inc.

1.114 “Inactive Debtor Final Decree” means a final decree entered by the Court closing the Chapter 11 Cases of the Inactive Debtors pursuant to Bankruptcy Rule 3022, substantially in the form annexed to the Confirmation Order.

1.115 “Indemnification Obligations” means obligations of the Debtors, if any, to indemnify, reimburse, advance, or contribute to the losses, liabilities, or expenses of an Indemnitee pursuant to the Debtors’ certificate of incorporation or functional equivalent thereof, as applicable, bylaws or functional equivalent thereof, as applicable, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for, or on behalf of the Debtors.

1.116 “Indemnitee” means all directors, officers, or employees of the Debtors, in each case employed by the Debtors or serving as a director or officer immediately prior to or as of the Effective Date and acting in their respective capacities as such immediately prior to the Effective Date, who are entitled to assert Indemnification Obligations.

1.117 “Indenture Trustees” means the Secured Notes Indenture Trustee and the Unsecured Notes Indenture Trustee.

1.118 “Indentures” means the Secured Notes Indenture and the Unsecured Notes Indenture.

1.119 “Initial Distribution Date” means the date selected by the Reorganized Debtors, in their sole discretion, upon which distributions to Holders of Allowed Claims entitled to receive distributions under this Plan shall commence, and which date shall have been communicated in advance by the Reorganized Debtors to the Creditors’ Committee.

1.120 “Insurance Contract” has the meaning ascribed to it in Article 7.3 of this Plan.

1.121 “Insured Claims” has the meaning ascribed to it in Article 7.3 of this Plan.

1.122 “Intercompany Claim” means a Claim (a) by any Debtor against another Debtor or (b) by any non-Debtor Affiliate against any of the Debtors.

1.123 “Intercompany Interests” means all Interests in the Subsidiary Debtors.

1.124 “Interest” means (a) the legal, equitable, contractual, and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) in any Entity with respect to Old Quiksilver Common Stock, or any other Equity Securities or Other Interests of the Debtors and (b) the legal, equitable, contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Entity to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

1.125 “KEIP” means any key employee incentive plan with respect to the Debtors’ officers and management adopted by the Debtors’ board of directors during the pendency of the Chapter 11 Cases and approved by a Final Order of the Bankruptcy Court.

1.126 “Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued, or promulgated by any Governmental Unit.

1.127 “Legal Proceeding” means legal, governmental, administrative, judicial, or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, notices of noncompliance or violation, or proceedings.

1.128 “Letter(s) of Credit” means any letter of credit (singularly or collectively as the case may be) issued pursuant to the DIP Credit Agreements.

1.129 “Letter of Credit Issuer” means Bank of America, N.A., as the issuer of Letters of Credit under the DIP ABL Credit Agreement.

1.130 “Lien” has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code.

1.131 “MIP” means that certain management incentive compensation plan to be implemented on or after the Effective Date on terms approved by the New Board, which shall dilute the issued and outstanding New Quiksilver Common Stock distributed pursuant to the New Quiksilver Common Stock Allocation by an amount not to exceed a percentage to be set forth in the Plan Supplement.

1.132 “New Board” means the initial board of directors or functional equivalent thereof, as applicable, of Reorganized Quiksilver, which shall be determined in accordance with the Plan Sponsor Agreement.

1.133 “New Bylaws” means the bylaws, limited liability company agreement, or functional equivalent thereof, as applicable, of the Reorganized Debtors, the form of which shall be included in the Plan Supplement, in form and substance consistent with, and subject to, the Plan Sponsor Agreement, and further subject to Article 6.12 hereof.

1.134 “New Certificates of Incorporation” means the certificates of incorporation, certificates of formation, or functional equivalent thereof, as applicable, of each of the Reorganized Debtors, the form of which shall be included in the Plan Supplement, in form and substance consistent with, and subject to, the Plan Sponsor Agreement, and further subject to Article 6.12 hereof.

1.135 “New Corporate Governance Documents” means, as applicable, (a) the New Certificates of Incorporation, (b) the New Bylaws, and (c) the New Shareholders Agreement, in each case to be filed as part of the Plan Supplement and subject to the Plan Sponsor Agreement, and further subject to Article 6.12 hereof.

1.136 “New Quiksilver Common Stock” means the shares of new common stock, limited liability company membership units, or functional equivalent thereof, as applicable, of Reorganized Quiksilver.

1.137 “New Quiksilver Common Stock Allocation” means the allocation of shares, membership units, or functional equivalent thereof, as applicable, of New Quiksilver Common Stock distributed under this Plan, on a fully diluted basis (excluding any further dilution attributable to the MIP), as follows: (x) assuming that the Euro Notes Exchange Offer is not consummated, (a) first, 20.28% to Holders of Allowed Secured Notes Claims, (b) second, up to 70.78% to Rights Offering Participants under the Rights Offerings, (c) third, up to 4.75% to Holders of Allowed Unsecured Claims, and (d) fourth, 4.19% to the Backstop Parties under the Backstop Commitment Letter; and (y) assuming that the Euro Notes Exchange Offer is fully consummated, (a) first, 15.34% to Holders of Allowed Secured Notes Claims, (b) second, up to 77.76% to Rights Offering Participants under the Rights Offerings, (c) third, up to 3.56% to Holders of Allowed Unsecured Claims, and (d) fourth, 3.34% to the Backstop Parties under the Backstop Commitment Letter. If applicable, after the completion of the Holding Company Restructuring, “New Quiksilver Common Stock Allocation” means the allocation of membership units or functional equivalent thereof of New Quiksilver Common Stock.

1.138 “New Shareholders Agreement” means the shareholders agreement, limited liability company agreement, or functional equivalent thereof, as applicable, of the Reorganized Quiksilver with respect to the New Quicksilver Common Stock, the form of which shall be included in the Plan Supplement, in form and substance consistent with, and subject to, the Plan Sponsor Agreement, and further subject to Article 6.12 hereof.

1.139 “New Subsidiary Debtor Boards” means the initial boards of directors of the Reorganized Subsidiary Debtors, as determined by the Plan Sponsor.

1.140 “Notes Final Cash Consideration” means (a) the Notes Initial Cash Consideration, (b) reduced by the amount of the GUC Additional Cash Consideration following the consummation of the Unsecured Consideration Exchange, and (c) increased by the Stock Transaction Fee.

1.141 “Notes Final Equity Consideration” means (a) the Notes Initial Equity Consideration and (b) following the consummation of the Unsecured Consideration Exchange, the GUC Equity Consideration.

1.142 “Notes Initial Cash Consideration” means that proportion of the Unsecured Cash Consideration equal to the proportion that the Allowed Unsecured Notes Claims bear to the aggregate amount of Allowed Unsecured Claims.

1.143 “Notes Initial Equity Consideration” means that proportion of the Unsecured Equity Consideration equal to the proportion that the Allowed Unsecured Notes Claims bear to the aggregate amount of Allowed Unsecured Claims.

1.144 “Old Quiksilver Common Stock” means shares of common stock of Quiksilver that are authorized, issued, and outstanding prior to the Effective Date.

1.145 “Old Quiksilver Securities” means, collectively, the Secured Notes, the Unsecured Notes, and Old Quiksilver Common Stock, and all options, warrants, rights and other instruments evidencing an ownership interest in the Debtors (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable, or otherwise, to acquire any of the foregoing.

1.146 “Ordinary Course Professionals Order” means the Bankruptcy Court’s Order Pursuant To Bankruptcy Code Sections 105(a), 327, 330 And 331 Authorizing Debtors To Employ And Pay Professionals Utilized In The Ordinary Course Of Business (Docket No. 240).

1.147 “Other Interests” means all options, call rights, puts, awards, or other agreements to acquire an Equity Security of Quiksilver.

1.148 “Other Priority Claim” means any Claim, other than an Administrative Claim or Priority Tax Claim, entitled to priority payment as specified in section 507(a) of the Bankruptcy Code.

1.149 “Other Secured Claim” means any Secured Claim other than the following: (a) a DIP Facility Claim or (b) a Secured Notes Claim.

1.150 “Periodic Distribution Date” means such Business Days after the Initial Distribution Date selected by the Reorganized Debtors in their reasonable discretion for making distributions under this Plan.

1.151 “Petition Date” means September 9, 2015.

1.152 “Plan” means this plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as may be modified in accordance with the Bankruptcy Code and Bankruptcy Rules, including the Plan Supplement and all Exhibits, supplements, appendices, and schedules.

1.153 “Plan Sponsor” the funds managed by affiliates of Oaktree Capital Management which are party to the Plan Sponsor Agreement.

1.154 “Plan Sponsor Agreement” means that certain Plan Sponsor Agreement by and among the Debtors and the Plan Sponsor, dated as of September 8, 2015, as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms therewith.

1.155 “Plan Sponsor Agreement Approval Order” means the Final Order entered by the Bankruptcy Court authorizing the Debtors’ entry into and approving the terms and conditions of the Plan Sponsor Agreement.

1.156 “Plan Supplement” means the supplement or supplements to the Plan containing certain Exhibits and documents relevant to the implementation of the Plan, to be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date, and including: (a) the New Corporate Governance Documents, (b) the Schedule of Assumed Executory Contracts and Unexpired Leases, (c) a list of retained Causes of Action, (d) the Administrative Claim Request Form, and (e) to the extent known, the New Board.

1.157 “Plan Supplement Filing Date” means the date on which the Plan Supplement shall be filed with the Bankruptcy Court, which date shall be at least seven days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice.

1.158 “Plan Transaction Documents” means all definitive documents and agreements to which the Debtors will be a party as contemplated by the Plan Sponsor Agreement and the Plan, including (a) the motion to approve the Plan Sponsor Agreement and the Plan Sponsor Agreement Approval Order; (b) the Plan and any documentation or agreements related thereto; (c) the Confirmation Order and pleadings in support of entry thereof; (d) the Backstop Commitment Letter, the Rights Offering Procedures, and any documentation or agreements related thereto, the motion to approve the Backstop Commitment Letter and Rights Offering Procedures, and the Backstop and Rights Offering Procedures Approval Order; (e) the Disclosure Statement, the solicitation materials in respect of the Plan, the motion to approve the Disclosure Statement, and the Disclosure Statement Approval Order; (f) the Employee Compensation Plans; (g) the Exit Revolver Facility Commitment Agreements and any documentation or agreements relating thereto; (h) the Exit Term Loan Facility Commitment Agreements and any documentation or agreements related thereto, (i) the documents comprising the Exit Facilities and any documentation or agreements related thereto; (j) the documents comprising the Euro Notes Exchange Offer and any documentation or agreements relating thereto; and (k) all documents that will comprise the Plan Supplement. The form and substance of each document comprising the Plan Transaction Documents shall be acceptable to the Plan Sponsor. The terms of the Plan Transaction Documents shall not result in any further issuance of New Quiksilver Common Stock or any dilution to New Quiksilver Common Stock issued pursuant to the Plan in accordance with the New Quiksilver Common Stock Allocation.

1.159 “Priority Tax Claim” means a Claim of a Governmental Unit entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.160 “Pro Rata” means the proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, or the proportion that Allowed Claims or Allowed Interests in a particular Class bear to the aggregate amount of Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim or Allowed interests under the Plan.

1.161 “Professional” means any Entity retained in the Chapter 11 Case by separate Final Order pursuant to sections 327, 363, and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include any Entity retained pursuant to the Ordinary Course Professionals Order.

1.162 “Professional Claim” means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges and disbursements incurred relating to services rendered or expenses incurred after the Petition Date and prior to and including the Confirmation Date.

1.163 “Professional Fee Order” means the order entered by the Bankruptcy Court on October 28, 2015 (Docket No. 379), authorizing the interim payment of Professional Claims subject to the Holdback Escrow Amount.

1.164 “Quiksilver” means Quiksilver, Inc., a Delaware corporation, debtor-in-possession in the above-captioned lead Chapter 11 Case, Case No. 15-11880 (BLS) pending in the Bankruptcy Court.

1.165 “Reclamation Claim” means any Claim for the reclamation of goods delivered to the Debtors asserted under section 546(c) of the Bankruptcy Code.

1.166 “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claim Holder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claim Holder to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claim Holder for any damages incurred as a result of any reasonable reliance by such Claim Holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claim Holder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

1.167 “Rejection Damages Claim” means any Claim on account of the rejection of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code or the repudiation of such contract.

1.168 “Released Parties” means each of the following in their respective capacities as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Agents; (d) the DIP Lenders; (e) the Backstop Parties; (f) the Plan Sponsor; (g) the Creditors’ Committee and each of its members, (h) the Secured Notes Agent, (i) the Unsecured Notes Indenture Trustee, and (j) with respect to each of the above-named Entities described in subsections (a) through (i), such Entity’s respective predecessors, successors and assigns, and current and former stockholders, members, limited partners, general partners, equity holders, Affiliates and its and their subsidiaries, principals, partners, managed funds, parents, equity holders, members, employees, agents, officers, directors, managers, trustees, professionals, representatives, advisors, attorneys, financial advisors, accountants, investment bankers, and consultants. For the avoidance of doubt, and notwithstanding anything herein to the contrary, in no event shall an Entity that checks the box on the Ballot and returns such Ballot in accordance with the Disclosure Statement Order to opt out of the third party releases contained in Article 10.5 hereof be a Released Party.

1.169 “Releasing Parties” means each of the following in their respective capacities as such: (a) the Released Parties, (b) all Holders of Claims and Interests that are deemed to accept the Plan, (c) each Holder of a Claim voting to accept the Plan or abstaining from voting to accept or reject the Plan, unless such Holder elects to opt out of the releases contained in Article 10.5 by checking the box on its timely submitted ballot, and (d) with respect to each of the foregoing Entities in subparts (b) through (c), their respective current and former officers, directors, managers, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

1.170 “Reorganized Debtors” means the Debtors or any successors thereto, by merger, consolidation, or otherwise, from and after the Effective Date, but excluding specifically any of the Debtors who are dissolved pursuant to the Plan.

1.171 “Reorganized Quiksilver” means the Reorganized Debtors’ ultimate parent company upon consummation of the Plan on the Effective Date, which, if after the completion of a Holding Company Restructuring, will be Holdings.

1.172 “Rights Offerings” means, collectively, the Exit Rights Offering and the Euro Notes Rights Offering.

1.173 “Rights Offering Procedures” means the procedures governing the Rights Offerings and required to be followed by Holders of Secured Notes Claims and Holders of Unsecured Notes Claims to validly exercise their subscription rights, as set forth in the Backstop and Rights Offering Procedures Approval Order.

1.174 “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, in the form filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time, in each case and in all respects subject to the Plan Sponsor Agreement.

1.175 “Scheduled” means, with respect to any Claim, the status, priority, and amount, if any, of such Claim as set forth in the Schedules.

1.176 “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors pursuant to section 521 of the Bankruptcy Code, which incorporate by reference the global notes and statement of limitations, methodology, and disclaimer regarding the Debtors’ schedules and statements, as such schedules or statements have been or may be further modified, amended, or supplemented from time to time in accordance with Bankruptcy Rule 1009 or Final Orders of the Bankruptcy Court.

1.177 “Section 503(b)(9) Claim” means any Claim asserted under section 503(b)(9) of the Bankruptcy Code equal to the value of any goods received by the Debtors within 20 days before the Petition Date in which the goods have been sold to the Debtors in the Debtors’ ordinary course of business.

1.178 “Section 1125(e) Parties” means, collectively, each of the following in their respective capacities as such: (a) the Backstop Parties; (b) the Plan Sponsor; (c) the DIP Lenders; (d) the DIP Agents; (e) the Secured Notes Agent; (f) the Unsecured Notes Indenture Trustee, and (g) with respect to each of the above-named Entities described in subsections (a) through (f), such Entity’s respective predecessors, successors and assigns, and current and former stockholders, members, limited partners, general partners, equity holders, Affiliates and its and their subsidiaries, principals, partners, managed funds, parents, equity holders, members, employees, agents, officers, directors, managers, trustees, professionals, representatives, advisors, attorneys, financial advisors, accountants, investment bankers, and consultants.

1.179 “Secured Claim” means a Claim (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

1.180 “Secured Noteholder” means a Holder of a Secured Notes Claim.

1.181 “Secured Notes” means the 7.875% senior secured notes due 2018 issued by Quiksilver under the Secured Notes Indenture.

1.182 “Secured Notes Agent” means the Secured Notes Indenture Trustee and the Secured Notes Collateral Agent.

1.183 “Secured Notes Claim” means a Claim of a Secured Noteholder arising under, derived from, based upon, or related to the Secured Notes, which Claims shall be Allowed for all purposes under the Plan in the aggregate amount of $280,000,000.00 in principal, plus accrued and unpaid interest of $2,327,500.00, for total principal and interest of not less than $282,327,500.00, and premiums (if any) as of the Petition Date, and which, for the avoidance of doubt, shall not be subject to any avoidance, reductions, recharacterization, subordination, counterclaim, defense, disallowance, impairment, objection, or any challenges under applicable law or regulation.

1.184 “Secured Notes Collateral Agent” means Delaware Trust Company, as successor to U.S. Bank National Association, in its capacity as the collateral agent for the Secured Notes appointed under the Secured Notes Indenture.

1.185 “Secured Notes Collateral Agent Fees” means any reasonable and documented fees, costs, expenses, disbursements and advances incurred or made by the Secured Notes Collateral Agent pursuant to the Secured Notes Documents, including, without limitation, (a) any reasonable and documented fees, costs, expenses and disbursements of the Secured Notes Collateral Agent’s attorneys, advisors (including, without limitation, financial advisors), agents and other professionals and (b) any reasonable and documented fees, costs or expenses for services performed by the Secured Notes Collateral Agent in connection with distributions made pursuant to this Plan, in each case, whether prior to, on or after the Petition Date, but prior to the Effective Date.

1.186 “Secured Notes Deficiency Claim” means any unsecured Claim of a Secured Noteholder arising under the Secured Notes Documents.

1.187 “Secured Notes Documents” means, collectively, the Secured Notes, the Secured Notes Indenture, each other Security Document (as defined in the Secured Notes Indenture), and all other agreements, documents, and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents).

1.188 “Secured Notes Indenture” means that certain Indenture dated as of July 16, 2013, among, inter alia, Quiksilver and QS Wholesale, Inc., as issuers and the Secured Notes Agent.

1.189 “Secured Notes Indenture Trustee” means Delaware Trust Company, as successor to U.S. Bank National Association, in its capacity as the indenture trustee for the Secured Notes appointed under the Secured Notes Indenture.

1.190 “Secured Notes Indenture Trustee Fees” means any reasonable and documented fees, costs, expenses, disbursements and advances incurred or made by the Secured Notes Indenture Trustee pursuant to the Secured Notes Documents, including, without limitation, (a) any reasonable and documented fees, costs, expenses and disbursements of the Secured Notes Indenture Trustee’s attorneys, advisors (including, without limitation, financial advisors), agents and other professionals and (b) any reasonable and documented fees, costs or expenses for services performed by the Secured Notes Indenture Trustee in connection with distributions made pursuant to this Plan, in each case, whether prior to, on or after the Petition Date, but prior to the Effective Date.

1.191 “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

1.192 “Security” has the meaning ascribed to such term in section 2(a)(1) of the Securities Act.

1.193 “Servicer” means any indenture trustee, agent (including the Secured Notes Collateral Agent), servicer, or other authorized representative of Holders of Claims or Interests recognized by the Debtors.

1.194 “Stock Transaction Fee” means $500,000 in Cash, payable by the Debtors.

1.195 “Subordinated Claim” means any Claim against the Debtors that is subject to subordination under section 510(b) or (c) of the Bankruptcy Code, whether arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim, or otherwise, which Claim shall be subordinated to all Claims or Interests that are senior to or equal to the Claim or Interest represented by such security, except that if such security is Old Quiksilver Common Stock, such Claim has the same priority as Old Quiksilver Common Stock.

1.196 “Subsidiaries” means the direct or indirect subsidiaries of Quiksilver.

1.197 “Subsidiary Debtors” means each of the Debtors other than Quiksilver.

1.198 “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ request for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

1.199 “Unexpired Lease” means a lease of nonresidential real property to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.200 “Unimpaired” means, with respect to a Class of Claims, a Class of Claims that is not Impaired.

1.201 “Unsecured Cash Consideration” means $14 million in Cash to be contributed by the Reorganized Debtors on the Effective Date from the proceeds of the Exit

Rights Offering and to be distributed to Holders of Claims in Class 5-A and Class 5-B pursuant to the Plan.

1.202 “Unsecured Claim” means an Unsecured Notes Claim or a General Unsecured Claim.

1.203 “Unsecured Consideration Exchange” means the deemed waiver and exchange by each Holder of an Allowed General Unsecured Claim of such Holder’s Pro Rata share of the GUC Equity Consideration in exchange for such Holder’s Pro Rata share of the GUC Additional Cash Consideration.

1.204 “Unsecured Equity Consideration” means the New Quiksilver Common Stock allocated to Allowed Unsecured Claims pursuant to the New Quiksilver Common Stock Allocation.

1.205 “Unsecured Noteholder” means a Holder of Unsecured Notes.

1.206 “Unsecured Notes” means the 10.000% senior unsecured notes due August 1, 2020 issued pursuant to the Unsecured Notes Indenture.

1.207 “Unsecured Notes Claim” means a Claim of an Unsecured Noteholder arising under, derived from, based upon, or related to the Unsecured Notes.

1.208 “Unsecured Notes Documents” means, collectively, the Unsecured Notes, the Unsecured Notes Indenture, and all other agreements, documents, and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents).

1.209 “Unsecured Notes Indenture” means that certain Indenture dated as of July 16, 2013 among, inter alia, Quiksilver and QS Wholesale, Inc., as issuers and the Unsecured Notes Indenture Trustee.

1.210 “Unsecured Notes Indenture Trustee” means U.S. Bank National Association, in its capacity as the indenture trustee for the Unsecured Notes appointed under the Unsecured Notes Indenture.

1.211 “Unsecured Notes Indenture Trustee Fees” means any reasonable and documented fees, costs, expenses, disbursements and advances incurred or made by the Unsecured Notes Indenture Trustee pursuant to the Unsecured Notes Documents, including, without limitation, (a) any reasonable and documented fees, costs, expenses and disbursements of the Unsecured Notes Indenture Trustee’s attorneys, advisors (including, without limitation, financial advisors), agents and other professionals and (b) any reasonable and documented fees, costs, or expenses for services performed by the Unsecured Notes Indenture Trustee in connection with distributions made pursuant to this Plan, in each case, whether prior to, on or after the Petition Date, but prior to the Effective Date.

1.212 “Voting Deadline” means January 14, 2016, at 4:00 p.m. prevailing Eastern time.

C.	Rules of Interpretation

For purposes of this Plan, unless otherwise provided herein, (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) each pronoun stated in the masculine, feminine, or neuter includes the masculine, feminine, and neuter; (c) any reference in the Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity’s successors and assigns; (e) all references in this Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to this Plan; (f) the words “herein,” “hereunder,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) to the extent the Disclosure Statement is inconsistent with the terms of this Plan, this Plan shall control; (j) to the extent this Plan is inconsistent with the Confirmation Order, the Confirmation Order shall control; (k) references to “shares,” “shareholders,” “directors,” and/or “officers” shall also include “membership units,” “members,” “managers,” or other functional equivalents, as applicable, as such terms are defined under the applicable state limited liability company or alternative comparable laws, as applicable; and (l) any immaterial effectuating provision may be interpreted by the Reorganized Debtors in a manner that is consistent with the overall purpose and intent of the Plan without further Final Order of the Bankruptcy Court.

D.	Computation Of Time

In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	References to Monetary Figures

All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

F.	Exhibits

All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein and such Exhibits shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the Plan Supplement Filing Date, copies of Exhibits may be obtained upon email request to the Claims and Solicitation Agent at Quiksilverinfo@kccllc.com, or by downloading such exhibits from the Debtors’ informational website at http://kccllc.net/quiksilver.

ARTICLE II

ADMINISTRATIVE EXPENSES AND PRIORITY CLAIMS

2.1 Administrative Claims. Except to the extent that the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, and a Holder of an Allowed Administrative Claim agree to a less favorable treatment, a Holder of an Allowed Administrative Claim (other than a DIP Claim, which shall be subject to Article 2.2 of this Plan, or a Professional Claim, which shall be subject to Article 2.3 of this Plan) shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim either (a) on the later of (x) the Initial Distribution Date; or (y) the first Periodic Distribution Date occurring after the later of (i) 30 days after the date when an Administrative Claim becomes an Allowed Administrative Claim or (ii) 30 days after the date when an Administrative Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the Holder of such Administrative Claim; or (b) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the Holders of such Allowed Administrative Claims; provided, however, that other than Holders of (i) a DIP Facility Claim, (ii) a Professional Claim, (iii) an Administrative Claim Allowed by an order of the Bankruptcy Court on or before the Effective Date, or (iv) an Administrative Claim that is not Disputed and arose in the ordinary course of business and was paid or is to be paid in accordance with the terms and conditions of the particular transaction giving rise to such Administrative Claim, the Holder of any Administrative Claim shall have filed a proof of Claim form no later than the Administrative Claims Bar Date and such Claim shall have become an Allowed Claim. Except as otherwise provided herein and as set forth in Articles 2.2 or 2.3 of this Plan, all requests for payment of an Administrative Claim must be filed, in substantially the form of the Administrative Claim Request Form contained in the Plan Supplement, with the Claims Agent and served on counsel for the Debtors or the Reorganized Debtors, as applicable, no later than the Administrative Claims Bar Date. Any request for payment of an Administrative Claim pursuant to this Article 2.1 that is not timely filed and served shall be Disallowed automatically without the need for any objection from the Reorganized Debtors. The Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval. In the event that the Reorganized Debtors object to an Administrative Claim and there is no settlement, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.

2.2 DIP Claims. Pursuant to the DIP Order, all DIP Claims are Allowed.

(a) DIP ABL Facility Claims. Except to the extent that a Holder of a DIP ABL Facility Claim agrees to a less favorable treatment or with respect to Excluded DIP Obligations, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every DIP ABL Facility Claim, Holders of a DIP ABL Facility Claim shall be paid in full in Cash from the proceeds of the Exit Revolver Facility on the Effective Date, such payments to be distributed to the DIP ABL Agent for the ratable benefit of the Holders of DIP ABL Facility Claims.

To the extent that any Letter of Credit remains undrawn as of the Effective Date, the Debtors, with the Plan Sponsor’s consent, shall (i) cause that Letter of Credit to be replaced with a letter of credit issued under the Exit Revolver Facility, (ii) collateralize that Letter of Credit with Cash in an amount equal to 105% of its Face Amount, (iii) provide a back-to-back letter of credit to the Letter of Credit Issuer on terms and from a financial institution reasonably acceptable to the Letter of Credit Issuer, or (iv) provide such other treatment as the Letter of Credit Issuer shall agree in its sole discretion.

(b) DIP Term Loan Facility Claims. Except to the extent that a Holder of a DIP Term Loan Claim agrees to a less favorable treatment or with respect to Excluded DIP Obligations, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every DIP Term Loan Claim, Holders of DIP Term Loan Facility Claims shall be paid in full in Cash from the proceeds of the Exit Revolver Facility (after satisfying the DIP ABL Facility Claims) and the Exit Rights Offering on the Effective Date, such payments to be distributed to the DIP Term Loan Agent for the ratable benefit of the Holders of DIP Term Loan Facility Claims.

(c) Upon the Effective Date, all Liens and security interests granted to secure the DIP Facilities shall be deemed discharged, cancelled, and released and shall be of no further force and effect; provided, however, that the Excluded DIP Obligations shall survive the Effective Date and shall not be discharged, cancelled or released pursuant to the Plan or the Confirmation Order, notwithstanding any provision hereof or thereof to the contrary, and the payment on such date of the DIP Claims shall in no way affect or impair the obligations, duties and liabilities of the Debtors or the rights of the DIP Agents and the DIP Lenders relating to any Excluded DIP Obligations. To the extent that the DIP Lenders or the DIP Agents have filed or recorded publicly any Liens and/or security interests to secure the Debtors’ obligations under the DIP Facilities, the DIP Lenders or the DIP Agents, as the case may be, shall take any commercially reasonable steps requested by the Debtors or the Reorganized Debtors, at the expense of the Reorganized Debtors, that are necessary to cancel and/or extinguish such publicly-filed Liens and/or security interests, except such Liens and/or security interests securing the Excluded DIP Obligations.

2.3 Professional Claims.

(a) Final Fee Applications. All final requests for payment of Professional Claims and requests for reimbursement of expenses of members of the Creditors’ Committee must be filed no later than forty-five (45) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

(b) Payment of Interim Amounts. Subject to the Holdback Escrow Amount, on the Effective Date, the Reorganized Debtors shall pay all amounts owing to Professionals for all outstanding amounts billed relating to prior periods through the Effective Date as to which no objection has been filed. No later than two (2) days prior to the Effective Date, the Professionals shall estimate fees and expenses due for periods that have not or will not have been billed as of the Effective Date and shall deliver such estimate to counsel for the Debtors and such estimate shall be included in the Holdback Escrow Amount. As soon as reasonably practicable after the Effective Date, a Professional seeking payment for estimated amounts as of the Effective Date shall submit a detailed invoice covering such period. Upon receipt of such invoice, the Debtors shall pay from the Holdback Escrow Account 80% of the invoiced fees and 100% of the invoiced expenses.

(c) Holdback Escrow Account. On the Effective Date, the Reorganized Debtors shall fund the Holdback Escrow Account with Cash equal to the aggregate Holdback Escrow Amount for all Professionals. The Distribution Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors, or the Estates. Following any payments from the Holdback Escrow Account as set forth in Article 2.3(b) above, the remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Distribution Agent from the Holdback Escrow Account when such claims are finally Allowed by the Bankruptcy Court. When all Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.

(d) Post-Effective Date Retention. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors shall employ and pay Professionals in the ordinary course of business (including the reasonable fees and expenses incurred by Professionals in preparing, reviewing, prosecuting, defending, or addressing any issues with respect to final fee applications).

2.4 Priority Tax Claims. On the later of (a) the Initial Distribution Date or (b) the first Periodic Distribution Date occurring after the later of, (i) 30 days after the date when a Priority Tax Claim becomes an Allowed Priority Tax Claim or (ii) 30 days after the date when a Priority Tax Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the Holder of such Priority Tax Claim, except to the extent that the Debtors (or Reorganized Debtors) and a Holder of an Allowed Priority Tax Claim agree to a less favorable treatment, each Holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive one of the following treatments on account of such Claim: (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (b) Cash in an amount agreed to by the Debtors (or the Reorganized Debtors) and such Holder, provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date, or (c) at the sole option of the Debtors, Cash in the aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of not more than five (5) years after the Petition Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

3.1 Classification of Claims and Interests.

(a) The Plan is a single plan of reorganization for the jointly administered Chapter 11 Cases, but does not constitute a substantive consolidation of the Debtors’ Estates for voting purposes. The Plan, though proposed jointly, constitutes a separate plan for each of the Debtors for voting purposes. Therefore, all Claims against and Interests in a particular Debtor are placed in the Classes set forth below with respect to such Debtor. Classes that are not applicable as to a particular Debtor or group of Debtors shall be eliminated as set forth more fully in Article 5.3 below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified and their treatment is set forth in Article II above.

(b) Pursuant to sections 1122 and 1123 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for the purposes of voting on the Plan and, to the extent applicable, receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

(c) Claims and Interests are divided into numbered Classes as set forth below:

Class	Claim or Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Presumed to Accept
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	Euro Notes Guaranty Claims	Unimpaired	Presumed to Accept
4	Secured Notes Claims	Impaired	Entitled to Vote
5-A	Unsecured Notes Claims	Impaired	Entitled to Vote
5-B	General Unsecured Claims	Impaired	Entitled to Vote
6	Intercompany Claims	Unimpaired	Presumed to Accept
7	Intercompany Interests	Unimpaired	Presumed to Accept
8	Subordinated Claims	Impaired	Deemed to Reject
9	Interests in Quiksilver	Impaired	Deemed to Reject

ARTICLE IV

PROVISIONS FOR TREATMENT

OF CLAIMS AND INTERESTS

4.1 Class 1 – Other Priority Claims.

(a) Classification: Class 1 consists of all Other Priority Claims.

(b) Treatment: Except as otherwise provided in and subject to Article 9.5 of this Plan, and except to the extent that a Holder of an Allowed Class 1 Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 1 Claim, each such Holder of an Allowed Class 1 Claim shall be paid in full in Cash on the later of (a) the Initial Distribution Date or (b) the first Periodic Distribution Date occurring after the later of, (i) 30 days after the date when a Class 1 Claim becomes an Allowed Class 1 Claim or (ii) 30 days after the date when a Class 1 Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the Holder of such Class 1 Claim; provided, however, that Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

(c) Voting: Class 1 is Unimpaired, and Holders of Allowed Class 1 Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Plan.

4.2 Class 2 – Other Secured Claims.

(a) Classification: Class 2 consists of all Other Secured Claims.

(b) Treatment: Except as otherwise provided in and subject to Article 9.5 of this Plan, and except to the extent that a Holder of an Allowed Class 2 Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for each and every Allowed Class 2 Claim, each such Holder of an Allowed Class 2 Claim shall, at the election of the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable:

(i) have its Allowed Class 2 Claim Reinstated and rendered Unimpaired on the Effective Date in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the Holder of an Allowed Class 2 Claim to demand or receive payment of such Allowed Class 2 Claim prior to the stated maturity of such Allowed Class 2 Claim from and after the occurrence of a default; or

(ii) be paid in full in Cash in an amount equal to such Allowed Class 2 Claim, including postpetition interest, if any, on such Allowed Class 2 Claim required to be paid pursuant to section 506 of the Bankruptcy Code, on the later of (a) the Initial Distribution

Date or (b) the first Periodic Distribution Date occurring after the later of, (i) 30 days after the date when a Class 2 Claim becomes an Allowed Class 2 Claim or (ii) 30 days after the date when a Class 2 Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the Holder of such Class 2 Claim.

Nothing in this Article 4.2 or elsewhere in this Plan shall preclude the Reorganized Debtors, as applicable, from challenging the validity of any alleged Lien or any asset of the Debtors or the value of the property that secures any alleged Lien.

(c) Voting: Class 2 is Unimpaired, and Holders of Allowed Class 2 Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Class 2 Claims are not entitled to vote to accept or reject the Plan.

4.3 Class 3 – Euro Notes Guaranty Claims.

(a) Classification: Class 3 consists of all Euro Notes Guaranty Claims.

(b) Treatment: Except to the extent that a Holder of an Allowed Class 3 Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for each and every Allowed Class 3 Claim, on the Effective Date each such Holder of an Allowed Class 3 Claim shall have its Allowed Class 3 Claim Reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the Holder of an Allowed Class 3 Claim to demand or receive payment of such Allowed Class 3 Claim prior to the stated maturity of such Allowed Class 3 Claim from and after the occurrence of a default.

(c) Voting: Class 3 is Unimpaired, and Holders of Allowed Class 3 Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Class 3 Claims are not entitled to vote to accept or reject the Plan.

4.4 Class 4 – Secured Notes Claims.

(a) Classification: Class 4 consists of all Secured Notes Claims.

(b) Treatment: Except to the extent that a Holder of an Allowed Class 4 Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 4 Claim, on or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Class 4 Claim shall receive on account of such Holder’s Secured Notes Claims its Pro Rata share, based on the aggregate amount of Allowed Class 4 Claims, of the New Quiksilver Common Stock subject to dilution in accordance with the New Quiksilver Common Stock Allocation.

For the avoidance of doubt, (a) the treatment provided to Holders of Allowed Class 4 Claims is the only treatment such Claims will receive, (b) to the extent that any Secured Notes Deficiency Claims exist, such Claims form part of the Secured Notes Claims and shall receive no treatment separate and apart from the treatment that the Holders of such Claims receive as Holders of Allowed Class 4 Claims, and (c) Holders of Allowed Class 4 Claims shall be deemed to have waived, and not be entitled to any distribution under the Plan on account of, their Secured Notes Deficiency Claims; provided, however, that the foregoing waiver shall be effective only in respect of the Plan, and the Secured Noteholders reserve their rights to assert, or otherwise receive a distribution on account of, their Secured Notes Deficiency Claims in respect of any other chapter 11 plan filed in the Chapter 11 Cases.

(c) Voting: Class 4 is Impaired and Holders of Allowed Class 4 Claims are entitled to vote to accept or reject the Plan.

4.5 Class 5-A – Unsecured Notes Claims.

(a) Classification: Class 5-A consists of all Unsecured Notes Claims.

(b) Treatment: Except to the extent that a Holder of an Allowed Class 5-A Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 5-A Claim, on the Initial Distribution Date, each Holder of an Allowed Class 5-A Claim shall receive its Pro Rata share, based on the aggregate amount of Allowed Class 5-A Claims, of (i) the Notes Final Cash Consideration, and (ii) the Notes Final Equity Consideration.

(c) Voting: Class 5-A is Impaired and Holders of Allowed Class 5-A Claims are entitled to vote to accept or reject the Plan.

4.6 Class 5-B – General Unsecured Claims.

(a) Classification: Class 5-B consists of all General Unsecured Claims.

(b) Treatment: Except as otherwise provided in and subject to Article 9.5 of this Plan, and except to the extent that a Holder of an Allowed Class 5-B Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 5-B Claim, each Holder of an Allowed Class 5-B Claim shall receive its Pro Rata share, based on the aggregate amount of Allowed Class 5-B Claims, of the GUC Final Cash Consideration as if such Holder had participated in the Unsecured Consideration Exchange on the later of (a) the Initial Distribution Date or (b) the first Periodic Distribution Date occurring after the later of, (i) 30 days after the date when a Class 5-B Claim becomes an Allowed Class 5-B Claim or (ii) 30 days after the date when a Class 5-B Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the Holder of such Class 5-B Claim.

(c) Voting: Class 5-B is Impaired and Holders of Allowed Class 5-B Claims are entitled to vote to accept or reject the Plan.

4.7 Class 6 – Intercompany Claims

(a) Classification: Class 6 consists of all Intercompany Claims.

(b) Treatment: On the Effective Date, all net Allowed Class 6 Claims (taking into account any setoffs of Intercompany Claims) held by the Debtors between and among the Debtors and/or any Affiliates of the Debtors shall, at the election of the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, be either (i) Reinstated, or (ii) released, waived, and discharged.

(c) Voting: Class 6 is Unimpaired, and Holders of Allowed Class 6 Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Class 6 Claims are not entitled to vote to accept or reject the Plan.

4.8 Class 7 – Intercompany Interests

(a) Classification: Class 7 consists of all Intercompany Interests.

(b) Treatment: On the Effective Date, all Class 7 Interests held by the Debtors shall, at the election of the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, be either (i) Reinstated, or (ii) deemed automatically cancelled, released, and extinguished.

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the holders of New Quiksilver Common Stock, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, any Interest in any non-Debtor subsidiary owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor.

(c) Voting: Class 7 is Unimpaired, and Holders of Class 7 Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 7 Interests are not entitled to vote to accept or reject the Plan.

4.9 Class 8 – Subordinated Claims.

(a) Classification: Class 8 consists of all Claims under Bankruptcy Code sections 510(b) and (c).

(b) Treatment: Holders of Allowed Class 8 Claims shall not receive any distributions on account of such Allowed Class 8 Claims, and on the Effective Date all Allowed Class 8 Claims shall be released, waived, and discharged.

(c) Voting: Class 8 is Impaired, and Holders of Allowed Class 8 Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Allowed Class 8 Claims are not entitled to vote to accept or reject the Plan.

4.10 Class 9 – Interests in Quiksilver.

(a) Classification: Class 9 consists of all Interests in Quiksilver.

(b) Treatment: On the Effective Date, Allowed Class 9 Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtors or the Reorganized Debtors and the obligations of the Debtors and the Reorganized Debtors thereunder shall be discharged.

(c) Voting: Class 9 is Impaired, and Holders of Allowed Class 9 Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Allowed Class 9 Interests are not entitled to vote to accept or reject the Plan.

ARTICLE V

ACCEPTANCE

5.1 Classes Entitled to Vote. Classes 4, 5-A, and 5-B, are Impaired and are entitled to vote to accept or reject this Plan. By operation of law, Classes 1, 2, 3, 6, and 7 are Unimpaired and are deemed to have accepted this Plan and, therefore, are not entitled to vote. By operation of law, Classes 8 and 9 are deemed to have rejected this Plan and are not entitled to vote.

5.2 Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted this Plan if, not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code, (a) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept this Plan and (b) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan.

5.3 Elimination of Classes. To the extent applicable, any Class that does not contain any Allowed Claims or any Claims temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of commencement of the Confirmation Hearing, for all Debtors or with respect to any particular Debtor shall be deemed to have been deleted from this Plan for all Debtors or for such particular Debtor, as applicable, for purposes of (a) voting to accept or reject this Plan and (b) determining whether it has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code. In particular, Class 9 shall exist only with respect to Quiksilver, Class 4 shall exist only with respect to the Debtors which are obligors under the Secured Notes Documents, Class 5-A shall exist only with respect to Debtors which are obligors under the Unsecured Notes Documents, and Class 5-B shall only exist with respect to Quiksilver, QS Wholesale, Inc., DC Shoes, Inc., and QS Retail, Inc.

5.4 Deemed Acceptance if No Votes Cast. If no Holders of Claims eligible to vote in a particular Class vote to accept or reject the Plan, this Plan shall be deemed accepted by the Holders of such Claims in such Class.

5.5 Cramdown. To the extent necessary, the Debtors shall request confirmation of this Plan, as it may be modified from time to time in accordance with the terms hereof, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify, amend, or withdraw this Plan, with respect to all Debtors or any individual Debtor or group of Debtors, with the consent of the Plan Sponsor and the Creditors’ Committee, to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1 Substantive Consolidation.

The Plan contemplates and is predicated upon deemed substantive consolidation of the Debtors’ Estates and Chapter 11 Cases for distribution purposes only. On the Effective Date, each Claim Filed or to be Filed against any Debtor shall be deemed Filed only against Quiksilver and shall be deemed a single Claim against and a single obligation of Quiksilver, for distribution purposes only and the claims register shall be updated accordingly. This limited substantive consolidation effected pursuant to this Article 6.1 of the Plan shall not otherwise affect the rights of any Holder of any Claim, or affect the obligations of any Debtor with respect to such Claim.

6.2 General Settlement of Claims and Interests.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provision of the Plan shall constitute good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan.

6.3 Plan Funding.

Distributions under this Plan, and the Reorganized Debtors’ operations post-Effective Date will be funded from the following sources:

(a) Exit Revolver Facility. On the Effective Date, the Reorganized Debtors shall enter into the Exit Revolver Facility, the final form and substance of which shall be acceptable to the Reorganized Debtors and the Plan Sponsor. Confirmation shall be deemed approval of the Exit Revolver Facility (including the transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Revolver Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein) and authorization for the Reorganized Debtors to enter into and execute the Exit Revolver Facility and such other documents as the Exit Revolver Lenders may reasonably require to effectuate the treatment afforded to such lenders pursuant to the Exit Revolver Facility, subject to such modifications as the Reorganized Debtors may deem to be reasonably necessary to consummate such Exit Revolver Facility.

(b) Exit Term Loan Facility. On the Effective Date, the Reorganized Debtors may enter into the Exit Term Loan Facility, the final form and substance of which shall be acceptable to the Reorganized Debtors and the Plan Sponsor. Confirmation shall be deemed approval of the Exit Term Loan Facility (including the transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Term Loan Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein) and authorization for the Reorganized Debtors to enter into and execute the Exit Term Loan Facility and such other documents as the Exit Term Loan Lenders may reasonably require to effectuate the treatment afforded to such lenders pursuant to the Exit Term Loan Facility, subject to such modifications as the Reorganized Debtors may deem to be reasonably necessary to consummate such Exit Term Loan Facility.

(c) Rights Offerings. On the Effective Date, the Reorganized Debtors shall consummate the Rights Offerings, the terms of which are set forth in the Rights Offering Procedures and summarized in the Disclosure Statement. Each Holder of an Allowed Class 4 Claim which is an Eligible Holder, or its affiliated Eligible Affiliate, will be given the opportunity to participate in the Rights Offerings, subject to the following conditions: (i) such Entity’s execution and delivery of an Eligible Offeree Certification in accordance with the Rights Offering Procedures, (ii) such Entity votes to accept the Plan, and (iii) such Entity does not opt out of the releases contained in Article 10.5 of this Plan. Each Holder of an Allowed Class 5-A Claim which is an Eligible Holder, or its affiliated Eligible Affiliate, will be given the opportunity to participate in the Exit Rights Offering, subject to such Entity’s execution and delivery of an Eligible Offeree Certification in accordance with the Rights Offering Procedures.

(d) Plan Sponsor and Backstop Parties Commitments. On or before the Effective Date, the Plan Sponsor shall fulfill its funding obligations under the Plan Sponsor Agreement and the Backstop Parties shall fulfill their funding obligations under the Backstop Commitment Letter, including funding the Unsecured Cash Consideration and backstopping the Rights Offerings, respectively.

(e) Secured Notes Deficiency Claim. Effective as of the Effective Date, Secured Noteholders shall be deemed to have waived their Secured Notes Deficiency Claim.

(f) Other Plan Funding. Other than as set forth in Articles 6.3(a), 6.3(b), and 6.3(c) of this Plan, all Cash necessary for the Reorganized Debtors to make payments required by this Plan shall be obtained from the Debtors’ Cash balances then on hand, after giving effect to the transactions contemplated herein.

6.4 Authorization and Issuance of New Quiksilver Common Stock.

(a) On the Effective Date, Reorganized Quiksilver shall authorize and issue the New Quiksilver Common Stock in accordance with the New Quiksilver Common Stock Allocation. Distribution of New Quiksilver Common Stock hereunder shall constitute issuance of 100% of the New Quiksilver Common Stock and shall be deemed issued on the Effective Date. The issuance of New Quiksilver Common Stock by Reorganized Quiksilver, including options for the purchase thereof or other equity awards, if any, providing for the issuance of New

Quiksilver Common Stock, is authorized without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable.

(b) The New Quiksilver Common Stock issued under this Plan shall be issued in accordance with the New Quiksilver Common Stock Allocation and subject to economic and legal dilution from (i) the Rights Offerings (including as to any New Quiksilver Common Stock issued under the Backstop Commitment Letter), and (ii) any other shares, membership units, or functional equivalent thereof, as applicable, of New Quiksilver Common Stock issued after the Effective Date, or, if applicable, after the completion of the Holding Company Reorganization, any other membership units or functional equivalent thereof of New Quiksilver Common Stock issued after the Effective Date.

(c) All of the shares, membership units, or functional equivalent thereof, as applicable, of New Quiksilver Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable, and the holders of New Quiksilver Common Stock shall not be required to execute the New Shareholders Agreement before receiving their respective distributions of New Quiksilver Common Stock under the Plan. Any such Entities who do not execute the New Shareholders Agreement shall be automatically deemed to have accepted the terms of the New Shareholders Agreement (in their capacity as shareholders, membership unit holders, or functional equivalent thereof, as applicable, of Reorganized Quiksilver) and to be parties thereto without further action. The New Shareholders Agreement shall be adopted on the Effective Date and shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each holder of New Quiksilver Common Stock shall be bound thereby.

(d) On the Effective Date, none of the New Quiksilver Common Stock will be registered under the Securities Act or listed on a national securities exchange, the Reorganized Debtors will not be reporting companies under the Exchange Act, the Reorganized Debtors shall not be required to and will not file reports with the Securities and Exchange Commission or any other entity or party, and the Reorganized Debtors shall not be required to file monthly operating reports with the Bankruptcy Court after the Effective Date. In order to prevent the Reorganized Debtors from becoming subject to the reporting requirements of the Exchange Act, except in connection with a public offering, the New Corporate Governance Documents may impose certain trading restrictions, and the New Quiksilver Common Stock will be subject to certain transfer and other restrictions pursuant to the New Corporate Governance Documents designed to maintain the Reorganized Debtors as private, non-reporting companies. Notwithstanding the foregoing, the Reorganized Debtors shall continue to comply with any reporting or other requirements under the Euro Notes Indenture.

(e) Notwithstanding anything to the contrary contained herein, in the event the Debtors, with the consent of the Plan Sponsor and the Creditors’ Committee, determine that the number of Eligible Offerees that have subscribed to the Rights Offerings is such that—when combined with the number of Secured Noteholders that will receive New Quiksilver Common Stock under the Plan on account of Allowed Class 4 Claims—Reorganized Quiksilver would potentially be required to be (i) a reporting company under the Exchange Act, or (ii) registered on any public exchange, the Debtors are authorized to rescind the subscription for Rights exercised by that certain Eligible Offeree subscribing for the lowest number of shares, membership units, or functional equivalent thereof, as applicable, of New Quiksilver Common Stock and, if necessary, continuing such rescission with respect to the Eligible Offeree subscribing for the next lowest number of shares, membership units, or functional equivalent thereof, as applicable, of New Quiksilver Common Stock (and so on) to the extent necessary or appropriate to ensure Reorganized Quiksilver is not required to be a reporting company under the Exchange Act or registered on any public exchange (taking into account, for these purposes, the Debtors’ estimate of shares, membership units, or functional equivalent thereof, as applicable, of New Quiksilver Common Stock to be issued in respect of management incentive packages, other issuances contemplated under the Plan, or otherwise).

6.5 Exemptions from Securities Act Registration Requirements. The offering, issuance, and distribution of any Securities pursuant to the Plan and the Rights Offerings and any and all settlement agreements incorporated therein will be exempt from the registration requirements of section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code, section 4(a)(2) of the Securities Act, or any other available exemption from registration under the Securities Act, as applicable. Section 4(a)(2) of the Securities Act exempts transactions not involving a public offering, and section 506 of Regulation D of the Securities Act provides a safe harbor under section 4(a)(2) for transactions that meet certain requirements. In addition, under section 1145 of the Bankruptcy Code, if applicable, any Securities issued pursuant to the Plan and any and all settlement agreements incorporated therein will be freely transferable under the Securities Act by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments, (2) the restrictions, if any, on the transferability of such Securities and instruments, including restrictions contained in the Backstop Commitment Letter or in the governing documents to such Securities, and (3) any other applicable regulatory approval. In reliance upon these exemptions, the offer, issuance, and distribution of Securities will not be registered under the Securities Act or any applicable state Blue Sky Laws, and may not be transferred, encumbered or otherwise disposed of in the absence of such registration or an exemption therefrom under the Securities Act or under such laws and regulations thereunder. Accordingly, the Securities may be subject to restrictions on transfer as set forth in the governing documents to such Securities. New Quiksilver Common Stock will bear a legend relating to the transfer restrictions, including those arising under the New Corporate Governance Document, applicable to such stock.

6.6 Cancellation of Old Quiksilver Securities and Agreements. On the Effective Date, except with respect to the Euro Notes Guaranty Claims or as otherwise specifically provided for herein (a) the Old Quiksilver Securities and any other note, bond, indenture, Certificate, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (including the Indentures), shall be deemed to be automatically cancelled without further action by any person and (b) the obligations of, Claims against, and/or Interests in Quiksilver under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Old Quiksilver Securities, and any other note, bond, indenture, Certificate, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, as the case may be, except for the obligation to indemnify the Unsecured Notes Indenture Trustee under the Unsecured Notes Documents, shall be deemed to be automatically released and discharged and cancelled without further action by any person; provided, however, that (i) the Class 7 Intercompany Interests shall be treated as set forth in Article 4.8 above and (ii) any agreement (including the Indentures) that governs the rights of a Holder of a Claim and that is administered by a Servicer shall continue in effect solely for the purposes of allowing such Servicer to (x) make the distributions on account of such Claims under this Plan and perform such other necessary functions with respect thereto, if any, as provided for in Article 9.4 of this Plan and (y) maintain and exercise its Charging Lien or other right to priority payment against distributions under the Plan on account of such Servicer’s reasonable fees, expenses, and indemnities owed to such Servicer under the terms of either of the Indentures. For the avoidance of doubt, reasonable fees and expenses owed to any Servicer for (i) any distributions made to Holders of Class 4 claims shall be payable pursuant to Article 13.4 below and (ii) any distributions made to Holders of Class 5-A Claims shall remain subject to any Charging Lien maintained by any Servicer under the Unsecured Notes Documents solely to the extent such fees and expenses exceed $250,000. On and after the Effective Date, all duties and responsibilities of the Secured Notes Agent under the Secured Notes Documents and the Unsecured Notes Indenture Trustee under the Unsecured Notes Documents shall be discharged and deemed satisfied except to the extent required in order to effectuate the Plan. For the avoidance of doubt, nothing contained in the Plan or the Confirmation Order shall in any way limit or affect the standing of the Secured Notes Agent or the Unsecured Notes Indenture Trustee to appear and be heard in the Chapter 11 Cases on and after the Effective Date.

6.7 Issuance of New Securities; Execution of Plan Documents. Except as otherwise provided in the Plan, on or as soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall issue all Securities, notes, instruments, Certificates, and other documents required to be issued pursuant to the Plan.

6.8 Continued Corporate Existence.

(a) Except as otherwise provided in this Plan, including Article 6.9 below, the Debtors other than the Inactive Debtors, shall continue to exist after the Effective Date as separate entities, the Reorganized Debtors, with all the powers of corporations or other entities under applicable law in the jurisdictions in which the Debtors have been incorporated or formed, as applicable, and pursuant to their certificate of incorporation and bylaws (or in each case, the functional equivalent thereof, as applicable) or other organizational documents in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or in each case, the functional equivalent thereof, as applicable) or other organization documents are amended and restated by this Plan, including pursuant to Article 6.12 below, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date. To the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan without any further notice to or action, order, or approval of the Bankruptcy Court or any other court of competent jurisdiction (other than the requisite filings required under applicable state, provincial, or federal law).

(b) Except as otherwise provided in the Plan, the continued existence, operation, and ownership of Affiliates is a material component of the business of the Debtors and the Reorganized Debtors, as applicable, and, as set forth in Article 10.1 of this Plan, all of the Debtors’ equity interests and other property interests in such Affiliates shall vest in the Reorganized Debtors or their successors on the Effective Date.

6.9 Restructuring Transactions.

(a) On or following the Confirmation Date, the Debtors, with the consent of the Plan Sponsor, or Reorganized Debtors, as the case may be, shall take such actions as may be necessary or appropriate to effect the relevant restructuring transactions as set forth in the Plan and the Plan Transaction Documents, and may take other actions on or after the Effective Date. The anticipated post-Effective Date structure of the Reorganized Debtors shall be provided with the Plan Supplement.

(b) Prior to, on, or after the Effective Date, and pursuant to the Plan, the Reorganized Debtors shall enter into the restructuring transactions described herein and in the Disclosure Statement and the Plan Transaction Documents. Subject to the Plan Sponsor Agreement, the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, shall take any actions as may be necessary or appropriate to effect a restructuring of the Debtors’ businesses or the overall organization structure of the Reorganized Debtors. The restructuring transactions may include one or more restructurings, conversions, or transfers as may be determined by the Debtors, with the consent of the Plan Sponsor, to be necessary or appropriate. The actions taken by the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, to effect the restructuring transactions may include: (i) the execution, delivery, adoption, and/or amendment of appropriate agreements or other documents of restructuring, conversion, disposition, or transfer containing terms that are consistent with the terms of the Plan, the Disclosure Statement, the Plan Transaction Documents, and any ancillary documents and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable parties may agree; (ii) the execution, delivery, adoption, and/or amendment of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the Disclosure Statement, the Plan Transaction Documents, and any ancillary documents and having other terms for which the applicable parties may agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, or conversion (or, in each case, the functional equivalent thereof) pursuant to applicable state law, including but not limited to an amended certificate of incorporation and by-laws (or, in each case, the functional equivalent thereof, as applicable); (iv) the cancellation of shares and warrants; and (v) all other actions that the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, determine to be necessary, desirable, or appropriate to implement, effectuate, and consummate the Plan or the restructuring transactions contemplated hereby, including making filings or recordings that may be required by applicable state law in connection with the restructuring transactions.

(c) In addition to the foregoing, if elected by the Plan Sponsor, the transactions contemplated by Article 6.9 of the Plan will include a Holding Company Restructuring, as follows: immediately following the issuance of New Quiksilver Common Stock by Quiksilver pursuant to Article 6.4 of the Plan, each Holder of New Quiksilver Common Stock shall, automatically and without any further action on the part of any person or order of the Bankruptcy Court, be deemed to contribute each such share of New Quiksilver Common Stock issued to such Holder pursuant to this Plan to Holdings in exchange for the issuance by Holdings to each such Holder of such Holder’s pro rata share of an aggregate number of new common stock, limited liability company membership units, or functional equivalent thereof, as applicable, of Holdings (the “Holdings Securities”), which pro rata share shall be of an equivalent value to such contributed New Quiksilver Common Stock, to be issued by Holdings as of the Effective Date (which may be subject to dilution by the implementation of the incentive plan as described in Article 6.16 below). If a Holding Company Restructuring is implemented, the Holdings Securities shall thereafter be deemed to be the “New Quiksilver Common Stock,” in each case for all purposes under this Plan (except where the context makes explicitly clear otherwise).

(d) Notwithstanding the foregoing, the Inactive Debtors shall be dissolved upon the Effective Date. Such Debtors are deemed to be dissolved without any further notice to or action, order, or approval of the Bankruptcy Court or any other court of competent jurisdiction (other than the requisite filings required under applicable state, provincial, or federal law, if any). Any Claim arising as a result of such dissolutions shall be receive the applicable treatment under this Plan.

6.10 Rights Offerings. The Debtors and the Plan Sponsor shall implement and conduct the Rights Offerings in accordance with the Backstop Commitment Letter, the Rights Offering Procedures, and the Plan Sponsor Agreement. With respect to Holders of Allowed Secured Notes Claims, the Rights Offerings shall be open solely to Eligible Offerees who submit an Eligible Offeree Certification, vote to accept the Plan, and do not opt out of the releases contained in Article 10.5 of this Plan. With respect to Holders of Allowed Unsecured Notes Claims, the Exit Rights Offering shall be open solely to Eligible Offerees who submit an Eligible Offeree Certification. The Rights Offerings shall consist of a distribution of subscription rights to Holders of Allowed Secured Notes Claims to participate in up to $115.0 million of the Exit Rights Offering and €50.0 million of the Euro Notes Rights Offering, in each case on a Pro Rata basis in proportion to the principal amount of Secured Notes Claims such Eligible Offeree (or, with respect to Eligible Affiliates, its affiliate) holds on the applicable record date. In addition, Holders of Allowed Unsecured Notes Claims which are Eligible Holders or their Eligible Affiliates may participate in up to $12.5 million of the Exit Rights Offering on a Pro Rata basis in proportion to the principal amount of Unsecured Notes Claims such Eligible Offeree (or, with respect to Eligible Affiliates, its affiliate) holds on the applicable record date. The Backstop Parties will backstop, in accordance with the Backstop Commitment Letter, up to $127.5 million of the Exit Notes Rights Offering and €50.0 million of the Euro Notes Rights Offering and shall receive incremental consideration of 5.0% of each Rights Offering amount to be paid-in-kind with additional New Quiksilver Common Stock as set forth in the Backstop Commitment Letter and in accordance with the New Quiksilver Common Stock Allocation. Depending on the corporate structure of, and/or choice of equity for, Reorganized Quiksilver, Eligible Offerees participating in the Rights Offerings will receive shares of new common stock, limited liability company membership units, or functional equivalent thereof in Reorganized Quiksilver.

6.11 Closing of the Chapter 11 Cases of the Inactive Debtors. On the Effective Date, pursuant to the Inactive Debtor Final Decree, the Chapter 11 Cases of the Inactive Debtors shall be closed. Until entry of the Final Decree closing all of the Chapter 11 Cases, the closing of the Chapter 11 Cases of the Inactive Debtors under this Article 6.11 shall be for procedural purposes and for purposes of calculating fees payable under section 1930 of title 28 of the United States Code only, and shall not prejudice the rights of any creditor with respect to such Inactive Debtors or their estates.

6.12 New Corporate Governance Documents. The New Corporate Governance Documents shall be adopted and amended as may be required so that they are consistent with the provisions of this Plan and otherwise comply with section 1123(a)(6) the Bankruptcy Code. Notwithstanding anything to the contrary herein, prior to the Effective Date, the New Corporate Governance Documents shall not be amended from the versions filed on January [27], 2016 in the Chapter 11 Cases in any way adversely affecting the rights of Holders of Class 5-A Allowed Unsecured Notes Claims thereunder without the consent of the Creditors’ Committee, such consent not to be unreasonably withheld, conditioned, or delayed. After the Effective Date, the Reorganized Debtors may amend and restate the New Corporate Governance Documents and other constituent documents as permitted by applicable state corporation or other comparable alternative law, as applicable, and their charters and bylaws (or in each case, the functional equivalent thereof, as applicable).

6.13 Directors and Officers of the Reorganized Debtors. On the Effective Date, the term of the current members of the board of directors of Quiksilver shall expire, and the New Board, as determined by the Plan Sponsor, shall be appointed. On the Effective Date, the term of the current members of the boards of directors of the Subsidiary Debtors shall expire, and the New Subsidiary Debtor Boards as selected by the Plan Sponsor, shall be appointed. On and after the Effective Date, each director or officer of the Reorganized Debtors shall serve pursuant to the terms of the New Corporate Governance Documents and applicable state corporation law or alternative comparable law, as applicable.

6.14 Corporate Action. Each of the matters provided for under this Plan involving the corporate structure of the Debtors or the Reorganized Debtors or corporate action to be taken by or required of the Debtors or the Reorganized Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors or the Reorganized Debtors. Such actions may include (a) the adoption and filing of the New Corporate Governance Documents, (b) the appointment of the New Board and the New Subsidiary Debtor Boards, (c) the issuance and distribution of New Quiksilver Common Stock, and (d) entry into the Exit Facilities.

6.15 Effectuating Documents; Further Transactions. On and after the Effective Date, the Reorganized Debtors, and the officers thereof and members of the New Board and the New Subsidiary Debtor Boards, shall be authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan, or to otherwise comply with applicable law, in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.

6.16 Employment, Retirement, and Other Agreements and Employee Compensation Plans.

(a) Employment Agreements. The Debtors (with the consent of the Plan Sponsor) shall assume or reject employment, severance (change in control), retirement, indemnification or other agreement with their pre-Effective Date directors, officers, managing members and employees in accordance with the provisions of Article VII of this Plan. The Reorganized Debtors may enter into new employment arrangements and/or change in control agreements with the Debtors’ officers who continue to be employed after the Effective Date; provided, however, that to enter into or to obtain the benefits of any such employment agreement, such executive officer must contractually waive and release all pre-existing claims, including those arising from pre-existing employment, change in control or other employment-related agreements and/or benefits under certain pre-existing compensation and benefit arrangements. On the Effective Date, the Reorganized Debtors may adopt, approve, and authorize the new employment arrangement and/or change in control agreement with respect to such officers of the Reorganized Debtors without further action, order, or approval of the New Board or the New Subsidiary Debtor Boards.

(b) Other Incentive Plans and Employee Benefits. Unless otherwise specified in this Plan, and except in connection and not inconsistent with Article 6.17(a), on and after the Effective Date, the Reorganized Debtors shall have the sole discretion to (a) amend, adopt, assume, and/or honor, in the ordinary course of business or as otherwise provided herein, any contracts, agreements, policies, programs, and plans for, among other things, compensation, pursuant to the terms thereof or hereof, including any incentive plan, 401(k) plan, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation benefits, life insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of the Debtors who served in such capacity from and after the Petition Date, and (b) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date.

After the Effective Date, subject to the Reorganized Debtors’ rights, if any, under applicable non-bankruptcy law, unless otherwise ordered by the Bankruptcy Court, the Reorganized Debtors shall continue to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to Confirmation, for the duration of the period the Debtors has obligated themselves to provide such benefits.

As soon as reasonably practicable after the Effective Date, the New Board shall adopt and implement the MIP.

6.17 Preservation Of Causes Of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors shall retain and may (but are not required to) enforce all rights to commence and pursue any and all Causes of Action that are not released pursuant to Article 10.4 of this Plan or an order of the Bankruptcy Court, whether arising before or after the Petition Date, including any actions or categories of actions specifically enumerated in a list of retained Causes of Action contained in the Plan Supplement, and such Causes of Action shall vest in the Reorganized Debtors as of the Effective Date. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, shall determine whether to bring, settle, release, compromise, or enforce such Causes of Action (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successor holding such rights of action. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or an order of the Bankruptcy Court, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or consummation of the Plan; provided, however, solely with respect to Avoidance Actions, only those Avoidance Actions specifically enumerated in a list of retained Causes of Action contained in the Plan Supplement shall vest in the Reorganized Debtors, and all other Avoidance Actions shall be waived and otherwise released.

6.18 Reservation of Rights. With respect to any Avoidance Actions that the Debtors abandon in accordance with Article 6.17 of this Plan, the Debtors and the Reorganized Debtors, as applicable, reserve all rights, including the right under section 502(d) of the Bankruptcy Code, with the consent of the Plan Sponsor, to use defensively the abandoned avoidance cause of action as a basis to object to all or any part of a claim against any Estates asserted by a creditor which remains in possession of, or otherwise obtains the benefit of, the avoidable transfer.

6.19 Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

6.20 Insured Claims. Notwithstanding anything to the contrary contained herein, to the extent the Debtors have insurance with respect to any Allowed General Unsecured Claim, the Holder of such Allowed Claim shall (a) be paid any amount from the proceeds of insurance to the extent that the Claim is insured, and (b) receive the treatment provided for in this Plan for Allowed General Unsecured Claims to the extent the applicable insurance policy does not provide coverage with respect to any portion of the Claim.

ARTICLE VII

UNEXPIRED LEASES AND EXECUTORY CONTRACTS

7.1 Rejection of Executory Contracts and Unexpired Leases.

(a) Automatic Rejection. Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (i) is listed on the Schedule of Assumed Executory Contracts and Unexpired Leases contained in the Plan Supplement; (ii) has been previously assumed or rejected by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iii) is the subject of a motion to assume or reject pending as of the Effective Date; or (iv) is otherwise assumed pursuant to the terms herein.

The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Counterparties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases subject to compliance with the requirements herein.

(b) Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases. Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the contracting Debtors or the Reorganized Debtors, as applicable, from counterparties to rejected or repudiated Executory Contracts.

(c) Claims Procedures Related to Rejection of Executory Contracts or Unexpired Leases. Unless otherwise provided by a Bankruptcy Court order, any proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Effective Date or the effective date of rejection. Any proofs of Claim arising from the rejection of the Executory Contracts or Unexpired Leases that are not timely filed shall be disallowed automatically and forever barred, estopped, and enjoined from assertion and shall not be enforceable against the Debtors or the Reorganized Debtors, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims.

(d) Reservation of Rights. Notwithstanding anything to the contrary herein, prior to the Effective Date, the Debtors, with the consent of the Plan Sponsor, may amend their decision with respect to the rejection of any Executory Contract or Unexpired Lease.

7.2 Assumption of Executory Contracts and Unexpired Leases.

(a) Assumption. Except as otherwise provided herein, each Executory Contract and Unexpired Lease listed on the Schedule of Assumed Executory Contracts and Unexpired Leases shall be assumed, or assumed and assigned, as applicable, and shall vest in and be fully enforceable by the Reorganized Debtors or its assignee in accordance with its terms, except as modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. With respect to each such Executory Contract and Unexpired Lease listed on the Schedule of Assumed Executory Contracts and Unexpired Leases, the Debtors, with the consent of the Plan Sponsor, shall designate a proposed Cure, and the assumption of such Executory Contracts and Unexpired Leases may be conditioned upon the disposition of all issues with respect to such Cure.

The Confirmation Order will constitute an order of the Bankruptcy Court approving such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan (including any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Reorganized Debtors’ assumption of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by the Plan will not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Each Executory Contract and Unexpired Lease assumed pursuant to this Article of the Plan will revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

(b) Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated pursuant hereunder.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11

Case shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

(c) Proofs of Claim Based on Executory Contracts or Unexpired Leases that Have Been Assumed. Any and all proofs of Claims based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including hereunder, except proofs of Claims asserting Cure amounts, pursuant to the order approving such assumption, including the Confirmation Order, shall be deemed disallowed and expunged from the claims register as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court.

(d) Cure Procedures and Payments Related to Assumption of Executory Contracts and Unexpired Leases. With respect to each of the Executory Contracts or Unexpired Leases assumed hereunder, the Debtors shall designate a proposed Cure, and the assumption of such Executory Contract or Unexpired Lease shall be conditioned upon the disposition of all issues with respect to Cure. Except as otherwise set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases in the Plan Supplement, the Cure Amount with respect to each of the Executory Contracts or Unexpired Leases assumed hereunder is designated by the Debtors as zero dollars ($0), subject to the determination of a different Cure Amount pursuant to the procedures set forth herein and in the Cure Notices. Except with respect to Executory Contracts and Unexpired Leases for which the Cure is $0, the Cure shall be satisfied by the Reorganized Debtors or their assignee, if any, by payment of the Cure in Cash within 30 days following the occurrence of the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as may be ordered by the Bankruptcy Court or agreed upon by the parties to the applicable Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court.

Any provisions or terms of the Executory Contracts or Unexpired Leases to be assumed pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by Cure, or by an agreed-upon waiver of Cure. If there is a dispute regarding such Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. The Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, reserve the right either to reject or nullify the assumption of any Executory Contract or Unexpired Lease after a Final Order determining the Cure or any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease is made.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

(e) Cure Notices. No later than 14 days before the Confirmation Hearing, the Debtors shall serve upon counterparties to such Executory Contracts and Unexpired Leases a Cure Notice, which shall be in form and substance acceptable to the Plan Sponsor, that will (i) notify the counterparty of the proposed assumption, (ii) list the applicable Cure, if any, set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases, (iii) describe the procedures for filing objections to the proposed assumption or assumption and assignment of the applicable Executory Contract or Unexpired Lease, (iv) describe the procedures for filing objections to the proposed Cure of the applicable Executory Contract or Unexpired Lease, and (v) explain the process by which related disputes will be resolved by the Bankruptcy Court. If no objection is timely received, (x) the non-Debtor party to the Assumed Contract shall be deemed to have consented to the assumption of the applicable Executory Contract or Unexpired Lease and shall be forever barred from asserting any objection with regard to such assumption, and (y) the proposed Cure shall be controlling, notwithstanding anything to the contrary in any applicable Executory Contract or Unexpired Lease or other document as of the date of the filing of the Plan, and the non-Debtor party to an applicable Executory Contract or Unexpired Lease shall be deemed to have consented to the Cure Amount and shall be forever barred from asserting, collecting, or seeking to collect any additional amounts relating thereto against the Debtors or the Reorganized Debtors, or the property of any of them. For the avoidance of doubt, all proposed Cures shall be acceptable to the Plan Sponsor.

(f) Cure Objections. If a proper and timely objection to the Cure Notice or proposed Cure was filed by the Cure Objection Deadline, the Cure shall be equal to (i) the amount agreed to between the Debtors, with the consent of the Plan Sponsor, or Reorganized Debtors, as applicable, and the applicable counterparty, or, (ii) to the extent the Debtors or Reorganized Debtors and counterparty do not reach an agreement regarding any Cure or any other matter related to assumption, the Bankruptcy Court shall determine the Allowed amount of such Cure and any related issues. Objections, if any, to the proposed assumption and/or Cure must be in writing, filed with the Bankruptcy Court and served in hard-copy form on the parties identified in the Cure Notice so that they are actually received by the Cure Objection Deadline.

(g) Hearing with Respect to Objections. If an objection to the proposed assumption and/or to the Cure is timely filed and received in accordance with the procedures set forth in Article 7.2(f), and the parties do not reach a consensual resolution of such objection, a hearing with respect to such objection shall be held at such time scheduled by the Bankruptcy Court or the Debtors or Reorganized Debtors. Objections to the proposed Cure or assumption of an Executory Contract or Unexpired Lease will not be treated as objections to Confirmation of the Plan.

(h) Reservation of Rights. Notwithstanding anything to the contrary herein, prior to the Effective Date, the Debtors, with the consent of the Plan Sponsor, may amend their decision with respect to the assumption of any Executory Contract or Unexpired Lease and provide a new notice amending the information provided in the applicable notice. In the case of an Executory Contract or Unexpired Lease designated for assumption that is the subject of a Cure Objection which has not been resolved prior to the Effective Date, the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, may designate such Executory Contract or Unexpired Lease for rejection at any time prior to the payment of the Cure.

7.3 Insurance Policies.

(a) Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Documents, the Plan Supplement, the Confirmation Order, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening or grants an injunction or release, including, but not limited to, those set forth in Article IX of the Plan): (i) on the Effective Date, the Reorganized Debtors shall assume all insurance policies, as amended or modified, issued or providing coverage at any time to the Debtors, their affiliates or predecessors of any of the foregoing and all agreements related thereto, as amended or modified (such policies and agreements, collectively, the “Insurance Contracts”); (ii) nothing in the Disclosure Statement, the Plan, the Plan Documents, the Plan Supplement or the Confirmation Order alters, modifies or otherwise amends the terms and conditions of (or the coverage provided by) any of the Insurance Contracts or releases or discharges the security interest and/or liens insurers and third party administrators have on any collateral and/or security, except that as of the Effective Date, the Reorganized Debtors shall become and remain liable for all of the Debtors’ obligations and liabilities thereunder regardless of whether such obligations and liabilities arise before or after the Effective Date, provided, however that the Debtors or Reorganized Debtors, as applicable, shall retain the right to challenge any amounts owed under the Insurance Contracts in accordance with their terms, and the rights and obligations under the Insurance Contracts shall remain fully enforceable after the Effective Date of this Plan; (iii) nothing in the Disclosure Statement, the Plan, the Plan Documents, Plan Supplement, the Confirmation Order, any prepetition or administrative claim bar date order (or notice) or claim objection order alters or modifies the duty, if any, that the insurers and/or third party administrators have to pay claims covered by the Insurance Contracts and their right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor in accordance with the terms of the Insurance Contracts; (iv) insurers and third party administrators shall not need to nor be required to file or serve a Cure Dispute or a request, application, claim, proof of claim or motion for payment and shall not be subject to any Bar Date or similar deadline governing Cure Amounts or Claims; (v) the claims of insurers and/or third party administrators (whether arising before or after the Effective Date) under Insurance Contracts shall be paid in full in the ordinary course by the Debtors (or, after the Effective Date, the Reorganized Debtors), whether as an Allowed Administrative Claim or otherwise regardless of when such amounts are or shall become liquidated, due or paid and shall not be released or discharged by the Plan or the Confirmation Order; and (vi) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article 10.7 of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (A) claimants with valid claims covered by any of the Insurance Contracts (“Insured Claims”) to proceed with their claims; (B) insurers and/or third party administrators to administer, handle, defend, settle, and/or pay, in the ordinary course of business and subject to the terms of the Insurance Contracts, without further order of the Bankruptcy Court, (i) all Insured Claims, and (ii) all costs in relation to each of the foregoing; (C) the insurers and/or third party administrators to draw against any or all of any collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) to the applicable insurers and/or third party administrators and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) in accordance with the terms of the Insurance Contracts, and (D) the insurers and/or third party administrators to (i) cancel any policies under the Insurance Contracts, and (ii) take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, each in accordance with the terms of the Insurance Contracts.

(b) The Debtors or the Reorganized Debtors, as the case may be, shall maintain D&O Insurance providing coverage for those indemnitees currently covered by such policies for the remaining term of such policy and shall maintain runoff policies or tail coverage under policies in existence as of the Effective Date for a period of six years after the Effective Date, to the fullest extent permitted by such provisions, in each case insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such indemnitees based upon any act or omission related to such indemnitee’s service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors.

7.4 Contracts and Leases Entered into After the Petition Date. Contracts and leases entered into after the Petition Date by the Debtors, and any Executory Contracts and Unexpired Leases assumed by the Debtors, may be performed by the Reorganized Debtors in the ordinary course of business and in accordance with the terms thereof.

7.5 General Reservation of Rights. Neither the exclusion nor inclusion of any contract or lease on the Schedule of Assumed Executory Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtors, or any of their Affiliates, has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE VIII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

8.1 Determination Of Claims and Interests. After the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest immediately prior to the Effective Date, including the Causes of Action retained pursuant to Article 6.18, except with respect to any Claim or Interest deemed Allowed under the Plan.

Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim or Interest shall become an Allowed Claim or Interest unless and until such Claim or Interest is deemed Allowed or the Bankruptcy Court has entered a Final Order, including the Confirmation Order, in the Chapter 11

Cases allowing such Claim or Interest. All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties. For the avoidance of doubt, any Claim determined and liquidated pursuant to (a) an order of the Bankruptcy Court or (b) applicable non-bankruptcy law (which determination has not been stayed, reversed, or amended and as to which determination or any revision, modification, or amendment thereof as to which the time to appeal or seek review or rehearing has expired and no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with this Plan.

Nothing contained in this Article 8.1 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Reorganized Debtors may have against any Entity in connection with or arising out of any Claim, including any rights under section 157(b) of title 28 of the United States Code.

8.2 Claims Administration Responsibility. Except as otherwise specifically provided for in the Plan, after the Effective Date, the Reorganized Debtors shall retain responsibility for (a) administering, disputing, objecting to, compromising, or otherwise resolving all Claims against, and Interests in, the Debtors, including (i) filing, withdrawing, or litigating to judgment objections to Claims or Interests, (ii) settling or compromising any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, and (iii) administering and adjusting the claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court, and (b) making distributions (if any) with respect to all Claims and Interests.

8.3 Objections to Claims. Unless otherwise extended by the Bankruptcy Court, any objections to Claims (other than Administrative Claims) shall be served and filed on or before the Claims Objection Deadline (or such later date as may be established by the Bankruptcy Court upon request of the Reorganized Debtors without further notice to parties-in-interest). Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Holder of the Claim if the Debtors or the Reorganized Debtors effect service in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, (b) to the extent counsel for a Holder of a Claim or Interest is unknown, by first class mail, postage prepaid, on the signatory on the proof of Claim or other representative identified on the proof of Claim or any attachment thereto (or at the last known addresses of such Holders of Claims if no proof of Claim is filed or if the Debtors have been notified in writing of a change of address), or (c) by first class mail, postage prepaid, on any counsel that has appeared on behalf of the Holder of the Claim in the Chapter 11 Cases and has not withdrawn such appearance.

8.4 Disallowance of Claims. EXCEPT AS OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE DEADLINE FOR FILING SUCH PROOFS OF CLAIM SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO, OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH

CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A FINAL ORDER OF THE BANKRUPTCY COURT.

Nothing herein shall in any way alter, impair, or abridge the legal effect of the Bar Date Order, or the rights of the Debtors, the Plan Sponsor, the Reorganized Debtors, the Creditors’ Committee before the Effective Date, or other parties-in-interest to object to Claims on the grounds that they are time barred or otherwise subject to disallowance or modification. Nothing in this Plan shall preclude amendments to timely filed proofs of Claim to the extent permitted by applicable law.

All Claims of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

8.5 Estimation of Claims. Before or after the Effective Date, the Debtors, with the consent of the Plan Sponsor, or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate a Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Disputed Claim, including during the litigation of any objection to any Disputed Claim or during the pendency of any appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), without prejudice to the Holder of such Claim’s right to request that estimation should be for the purpose of determining the Allowed amount of such Claim, and the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. All estimation procedures set forth in the Plan shall be applied in accordance with section 502(c) of the Bankruptcy Code. Disputed Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Plan or the Bankruptcy Court.

8.6 No Interest on Disputed Claims. Unless otherwise specifically provided for in this Plan or as otherwise required by section 506(b) of the Bankruptcy Code, postpetition interest shall not accrue or be paid on Claims or Interests, and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any Claim or Interest. Additionally, and without limiting the foregoing, unless otherwise specifically provided for in this Plan or as otherwise required by section 506(b) of the Bankruptcy Code, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made, when and if such Disputed Claim becomes an Allowed Claim.

8.7 Amendments to Claims. On or after the Effective Date, except as otherwise provided herein, a Claim may not be filed or amended without the authorization of the Bankruptcy Court or the Reorganized Debtors, and, to the extent such authorization is not received, any such new or amended Claim filed shall be deemed Disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

ARTICLE IX

PROVISIONS GOVERNING DISTRIBUTIONS

9.1 Time of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on the later of (a) Initial Distribution Date or (b) on the first Periodic Distribution Date occurring after the later of, (i) 30 days after the date when a Claim is Allowed or (ii) 30 days after the date when a Claim becomes payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the Holder of such Claim; provided, however, that the Reorganized Debtors may, in their sole discretion, make one-time distributions on a date that is not a Periodic Distribution Date.

9.2 Currency. Except as otherwise Provided in the Plan or Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of Effective Date at 4:00 p.m. prevailing Eastern Time, mid-range spot rate of exchange for the applicable currency as published in the next The Wall Street Journal, National Edition following the Effective Date.

9.3 Distribution Agent. Except as otherwise provided herein, all distributions under the Plan shall be made by the Reorganized Debtors as Distribution Agent, or by such other Entity designated by the Reorganized Debtors as a Distribution Agent on the Effective Date. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of the Reorganized Debtors’ duties as Distribution Agent unless otherwise ordered by the Bankruptcy Court. The Distribution Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof. If the Distribution Agent is an entity other than the Reorganized Debtors, such entity shall be paid its reasonable fees and expenses, including the reasonable fees and expenses of its attorneys or other professionals.

9.4 Distribution on Account of Claims Administered by Servicers: Delivery of Distributions to Servicers. In the case of Holders of Claims whose Claims are governed by an agreement and administered by a Servicer, the respective Servicer shall be deemed to be the Holder of such Claims for purposes of distributions to be made hereunder. The

Distribution Agent shall make all distributions on account of such Claims to the Servicers or as directed by the Servicers, in the Servicers’ sole discretion. Each Servicer shall, at its option, hold or direct such distributions for the beneficial Holders of such Allowed Claims, as applicable; provided, however, the Servicer shall retain all rights under its respective agreement in connection with delivery of distributions to the beneficial Holders of such Allowed Claim, including rights on account of the Charging Lien; and provided further, however, that the Debtors’ and the Reorganized Debtors’ obligations to make distributions pursuant to this Plan shall be deemed satisfied upon delivery of distributions to each Servicer or the entity or entities designated by the Servicers. The Servicers shall not be required to give any bond, surety, or other security for the performance of their duties with respect to such distributions. The Servicers shall be paid in Cash their reasonable fees and expenses, including the reasonable fees and expenses of their attorneys or other professionals by the Reorganized Debtors. For the avoidance of doubt, to the extent the Unsecured Notes Indenture Trustee Fees exceed $250,000, such excess fees will be satisfied from the Unsecured Notes Indenture Trustee’s Charging Lien.

9.5 Distributions on Account of Claims Allowed After the Effective Date.

(a) No Distributions Pending Allowance. No payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order of the Bankruptcy Court, and the Disputed Claim has become an Allowed Claim.

(b) Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order. All distributions made pursuant to the Plan on account of a Disputed Claim that is later deemed an Allowed Claim by the Bankruptcy Court shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Holders of Allowed Claims included in the applicable Class; provided, however, that no interest shall be paid on account to such Allowed Claims unless required under applicable bankruptcy law.

9.6 Delivery Of Distributions.

(a) Record Date for Distributions. On the Distribution Record Date, the claims register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record Holders listed on the claims register as of the close of business on the Distribution Record Date. The Secured Notes Agent shall have no obligation to recognize any transfer of any Secured Notes Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under the Plan with only those Holders of record as of the close of business on the Distribution Record Date. Further, the Unsecured Notes Indenture Trustee shall have no obligation to recognize any transfer of any Unsecured Notes Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under the Plan with only those Holders of record as of the close of business on the Distribution Record Date.

(b) Cash Distributions. Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Reorganized Debtors, except that Cash payments made to foreign creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

(c) Address for Distributions. Distributions to Holders of Allowed Claims shall be made by the Distribution Agent or the appropriate Servicer (i) at the addresses set forth on the proofs of Claim filed by such Holders of Claims (or at the last known addresses of such Holders of Claims if no proof of Claim is filed or if the Debtors or the Distribution Agent have been notified in writing of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related proof of Claim, (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address, or (iv) in the case of a Holder of a Claim whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. The Debtors, the Reorganized Debtors, and the Distribution Agent shall not incur any liability whatsoever on account of any distributions under the Plan.

(d) Undeliverable Distributions. If any distribution to a Holder of a Claim is returned as undeliverable, no further distributions to such Holder of such Claim shall be made unless and until the Distribution Agent or the appropriate Servicer is notified of then-current address of such Holder of the Claim, at which time all missed distributions shall be made to such Holder of the Claim without interest, dividends, or accruals of any kind on the next Periodic Distribution Date. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed.

(e) Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after such distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revert to and vest in the Reorganized Debtors free of any restrictions thereon, and to the extent such Unclaimed Distribution is New Quiksilver Common Stock, shall be deemed cancelled. Upon vesting, the Claim of any Holder or successor to such Holder with respect to such property shall be cancelled, discharged and forever barred, notwithstanding federal or state escheat, abandoned, or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Reorganized Debtors or the Distribution Agent made pursuant to any indenture or Certificate (but only with respect to the initial distribution by the Servicer to Holders that are entitled to be recognized under the relevant indenture or Certificate and not with respect to Entities to whom those recognized Holders distribute), notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property law.

(f) De Minimis Distributions. Notwithstanding any other provision of the Plan to the contrary, the Reorganized Debtors, the Distribution Agent, and any Servicer shall not be required to make a distribution on account of an Allowed Claim if (i) the aggregate amount of all distributions authorized to be made on the Periodic Distribution Date in question is or has a value less than $100,000; provided that the Reorganized Debtors shall make, or cause to be made, a distribution on a Periodic Distribution Date of less than $100,000 if the Reorganized Debtors expect that such Periodic Distribution Date shall be the final Periodic Distribution Date; or (ii) the amount to be distributed to the specific Holder of the Allowed Claim on the particular Periodic Distribution Date does not both (x) constitute a final distribution to such Holder and (y) have a value of at least $50.00.

(g) Fractional Distributions. Notwithstanding any other provision of the Plan to the contrary, the Reorganized Debtors, the Distribution Agent, and any Servicer shall not be required to make partial distributions or distributions of fractional shares or membership units of New Quiksilver Common Stock or distributions or payments of fractions of dollars. Whenever any payment or distribution of a fractional share or membership unit of New Quiksilver Common Stock under the Plan would otherwise be called for, such fraction shall be deemed zero. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

9.7 Accrual of Dividends and Other Rights. For purposes of determining the accrual of dividends or other rights after the Effective Date, New Quiksilver Common Stock shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed; provided, however, the Reorganized Debtors shall not pay any such dividends or distribute such other rights, if any, until after distributions of New Quiksilver Common Stock actually take place.

9.8 Surrender of Securities or Instruments. As soon as practicable after the Effective Date, each Secured Noteholder and Unsecured Noteholder shall surrender its note(s) to the relevant Indenture Trustee, or in the event such note(s) are held in the name of, or by a nominee of, the DTC, the Reorganized Debtors shall seek the cooperation of the DTC to provide appropriate instructions to the Indenture Trustees and each Secured Noteholder shall be deemed to have surrendered each Secured Noteholder’s note, debenture, or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof. No distributions under the Plan shall be made for or on behalf of such Holder unless and until such note(s) is received by the applicable Indenture Trustee or the loss, theft or destruction of such note(s) is established to the reasonable satisfaction of the applicable Indenture Trustee, which satisfaction may require such Holder to submit (a) a lost instrument affidavit and (b) an indemnity bond holding the Debtors, the Reorganized Debtors, and the applicable Indenture Trustee, harmless in respect of such note and distributions made thereof. Upon compliance with this Article 9.8 by a Secured Noteholder or Unsecured Noteholder, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such Claim. Any Holder that fails to surrender such Secured Note or Unsecured Note or satisfactorily explain its non-availability to the applicable Indenture Trustee within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors (or their property), the Secured Notes Collateral Agent, or the Indenture Trustees in respect of such Claim and shall not participate in any distribution under the Plan. All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the Reorganized Debtors by the applicable Indenture Trustee, and any such security shall be cancelled. Notwithstanding the foregoing, if the record Holder of a Secured Notes Claim or an Unsecured Notes Claim is the DTC or its nominee or such other securities depository or custodian thereof, or if a Secured Notes Claim or Unsecured Notes Claim is held in book-entry or electronic form pursuant to a global security held by the DTC or such other securities depository or custodian thereof, then the beneficial Holder of such an Allowed Secured Notes Claim or Allowed Unsecured Notes Claim shall be deemed to have surrendered such Holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by the DTC or such other securities depository or custodian thereof.

9.9 Compliance Matters. In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

9.10 Claims Paid or Payable by Third Parties.

(a) Claims Paid by Third Parties. The Claims and Solicitation Agent shall reduce in full a Claim to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not the Debtors or the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Debtors or the Reorganized Debtors on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution under the Plan to the Reorganized Debtors, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

(b) Claims Payable by Insurance Carriers. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agree to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the claims register by the Claims and Solicitation

Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c) Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

9.11 Setoffs. Except as otherwise expressly provided for in the Plan and except with respect to any DIP Claims, Secured Notes Claim, Unsecured Notes Claim, and any distribution on account thereof, the Reorganized Debtors pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the Debtors or the Reorganized Debtors, as applicable, may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by the Reorganized Debtors of any such Claims, rights, and Causes of Action that the Reorganized Debtors may possess against such Holder. In no event shall any Holder of Claims be entitled to set off any Claim against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 or otherwise.

9.12 Recoupment. In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless (i) such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date or (ii) such Holder’s right to recoupment is preserved by applicable bankruptcy law.

9.13 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

ARTICLE X

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

10.1 Vesting of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estate (including Causes of Action, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall vest in the Reorganized Debtors which, as Debtors, owned such property or interest in property as of the Effective Date, free and clear of all Claims, Liens, charges, encumbrances, rights, and Interests (except for such Liens as may be retained in favor of the DIP Agents to secure the Excluded DIP Obligations); provided, however, that any property held by any of the inactive Debtors dissolved pursuant to Article 6.9 shall vest in Reorganized Quiksilver. As of and following the Effective Date, the Reorganized Debtors may operate their business and use, acquire, and dispose of property and settle and compromise Claims, Interests, or Causes of Action without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Confirmation Order.

10.2 Discharge of the Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or the Confirmation Order, and effective as of the Effective Date: (a) the distributions and rights that are provided in this Plan, if any, and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Causes of Action, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties (except for the Excluded DIP Obligations), regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of Claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such Claim, debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (iii) the Holder of such a Claim, right, or Interest accepted this Plan; (b) the Plan shall bind all Holders of Claims and Interests notwithstanding whether any such Holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged, and released in full (except for the Excluded DIP Obligations), and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date (except for the Excluded DIP Obligations). The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.

10.3 Compromises and Settlements. This Plan is intended to incorporate the agreements reached in the Plan Sponsor Agreement. Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims or Interests and (b) Causes of Action that the Debtors have against other Entities up to the Effective Date. After the Effective Date, any such right shall pass to the Reorganized Debtors as contemplated in Article 10.1 of this Plan, without the need for further approval of the Bankruptcy Court. Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan or any distribution to be made on account of an Allowed Claim, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Bankruptcy Court that any such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests, and is fair, equitable, and reasonable.

10.4 Release by Debtors. Pursuant to section 1123(b) of the Bankruptcy Code, as of the Effective Date, the Debtors and their Estates, the Reorganized Debtors, and each of their respective current and former Affiliates shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived and discharged the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the DIP Facilities, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, provided under any applicable law, rule, or regulation, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the DIP Credit Agreements, Plan, the Disclosure Statement, the Plan Sponsor Agreement, the Backstop Commitment Letter, the Plan Supplement, the Rights Offerings, the Euro Notes Exchange Offer, the Exit Revolver Facility, the Exit Term Loan Facility, any other Plan Transaction Document, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. For the avoidance of doubt, nothing in this paragraph shall in any way affect the operation of Article 10.2 of the Plan, pursuant to section 1141(d) of the Bankruptcy Code.

10.5 Release by Holders of Claims and Interests. As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally,

irrevocably, and forever released, waived and discharged the Debtors, the Reorganized Debtors, their Estates, non-Debtor Affiliates, and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the DIP Facilities (except for the Excluded DIP Obligations), the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors provided under any applicable law, rule, or regulation, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the DIP Credit Agreements, the Plan, the Disclosure Statement, the Plan Sponsor Agreement, the Backstop Commitment Letter, the Plan Supplement, the Rights Offerings, the Euro Notes Exchange Offer, the Exit Revolver Facility, the Exit Term Loan Facility any other Plan Transaction Document, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

For the avoidance of doubt, except as expressly provided herein, nothing in this Article 10.5 shall in any way affect the operation of Article 10.2 of the Plan, pursuant to section 1141(d) of the Bankruptcy Code.

10.6 Exculpation and Limitation of Liability. The Exculpated Fiduciaries and, solely to the extent provided by section 1125(e) of the Bankruptcy Code, the Section 1125(e) Parties, shall neither have, nor incur any liability to any Entity for any Exculpated Claim; provided, however, that the foregoing “exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.

The Exculpated Parties have, and upon Confirmation shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including with regard to the distributions of the New Quiksilver Common Stock pursuant to the Plan and, therefore, are not and shall not be liable at any time for the violations of any applicable, law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

10.7 Indemnification Obligations. From and after the Effective Date, the Reorganized Debtors will indemnify each Indemnitee to the same extent of any Indemnification Obligation in effect immediately prior to the Effective Date. The Reorganized Debtors’

indemnification obligation shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way. The treatment of Indemnification Obligations in this Article 10.7 shall be in complete satisfaction, discharge, and release of any Claim on account of such Indemnification Obligation of the Debtors, except that any Indemnitee may assert a Claim in the Chapter 11 Cases for any Prepetition Indemnification Obligation that is not satisfied because of the limitation contained in the prior sentence.

10.8 Injunction. The satisfaction, release, and discharge pursuant to this Article X shall act as an injunction, from and after the Effective Date, against any Entity (a) commencing or continuing in any manner or in any place, any action, employment of process, or other proceeding; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting, or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors, except as set forth in Article 9.11 or 9.12 of the Plan, in each case with respect to any Claim, Interest, or Cause of Action satisfied, released or to be released, exculpated or to be exculpated, or discharged under this Plan or pursuant to the Confirmation Order and to the fullest extent authorized or provided by the Bankruptcy Code, including to the extent provided for or authorized by sections 524 and 1141 thereof; provided, however, that nothing contained herein shall preclude such Entities from exercising their rights pursuant to and consistent with the terms of this Plan or the Confirmation Order; and provided further, however, that nothing contained herein shall preclude the DIP Agents from exercising any appropriate remedies in connection with any Excluded DIP Obligations.

10.9 Subordination Rights.

(a) Except as otherwise provided in the Plan, the allowance, classification and treatment of all Allowed Claims and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. All Claims and all rights and claims between or among Holders of Claims relating in any manner whatsoever to distributions on account of Claims or Interests, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Except as otherwise specifically provided for in the Plan, distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Holder of a Claim by reason of any subordination rights or otherwise, so that each Holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

(b) Except as otherwise provided in the Plan, the right of the Debtors or the Reorganized Debtors to seek subordination of any Claim or Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Interest that becomes a subordinated Claim or Interest at any time shall be modified to reflect such subordination. Unless the Plan or the Confirmation Order otherwise provide, no distributions shall be made on account of a Claim subordinated pursuant to this Article 10.10(b) unless ordered by the Bankruptcy Court.

10.10 Protection Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another entity with whom the Reorganized Debtors have been associated, solely because the Debtors have been debtors under chapter 11, have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or have not paid a debt that is dischargeable in the Chapter 11 Cases.

10.11 Release of Liens. Except as otherwise provided in the Plan, including Articles 4.2 and 4.3, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released (except for such Liens as may be retained in favor of the DIP Agents to secure the Excluded DIP Obligations), and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Notwithstanding the above, nothing in this Plan or the Confirmation Order shall release any deed restriction, easements, or institutional control that runs with the land under environmental law.

10.12 Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent or (2) the relevant Holder of a Claim has filed a noncontingent proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

ARTICLE XI

CONDITIONS PRECEDENT

11.1 Conditions to the Effective Date of the Plan. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 11.2 of this Plan, and each of which must be acceptable to the Plan Sponsor:

(a) the Plan and Plan Transaction Documents shall be in a form and substance consistent in all material respects with the Plan Sponsor Agreement;

(b) the Bankruptcy Court shall have entered the Disclosure Statement Order, and such order shall be a Final Order;

(c) the Bankruptcy Court shall have entered the Confirmation Order in form and substance consistent in all material respects with the Plan Sponsor Agreement, and such order shall be a Final Order;

(d) the Bankruptcy Court shall have entered the Plan Sponsor Agreement Approval Order and the Plan Sponsor Agreement shall not have been terminated by any of the parties thereto, and no defaults or termination events thereunder shall exist;

(e) the Bankruptcy Court shall have entered the Backstop and Rights Offering Procedures Approval Order;

(f) the Rights Offerings shall have been consummated in all material respects in accordance with the Backstop and Rights Offering Procedures Approval Order and the Backstop Commitment Letter, and no defaults or termination events thereunder shall exist;

(g) the Backstop Commitment Letter shall not have been terminated pursuant to its terms;

(h) Quiksilver (i) shall have obtained the Exit Facilities, (ii) shall have executed and delivered the documentation governing the Exit Facilities, which Exit Facilities shall close substantially contemporaneously with the Effective Date, and (iii) all conditions to effectiveness of the Exit Facilities (other than any required receipt of equity funding) shall have been satisfied or waived (or will be satisfied and waived substantially concurrently with the occurrence of the Effective Date);

(i) the Debtors shall have commenced the Euro Notes Exchange Offer at a time, in a manner, and on terms acceptable to the Plan Sponsor;

(j) the New Corporate Governance Documents shall have been adopted and (where required by applicable law) filed with the applicable authorities of the relevant jurisdictions of organization and shall have become effective in accordance with such jurisdiction’s corporation, limited liability company, or alternative comparable laws, as applicable;

(k) all authorizations, consents, certifications, approvals, rulings, no action letters, opinions or other documents or actions required by any law, regulation or order to be received or to occur in order to implement the Plan on the Effective Date shall have been obtained or shall have occurred unless failure to do so will not have a material adverse effect on the Reorganized Debtors;

(l) all statutory fees and obligations then due and payable to the Office of the United States Trustee shall have been paid and satisfied in full; and

(m) all fees and expenses of the Plan Sponsor, the DIP Term Loan Lenders, and the DIP Term Loan Agent, including the fees and expenses of counsel, local counsel, and financial advisor to the Plan Sponsor, the DIP Term Loan Lenders, and the DIP Term Loan Agent, shall have been paid in full in Cash.

11.2 Waiver of Conditions Precedent. The conditions set forth in Article 11.1 of this Plan may be waived, in whole or in part, by the Debtors and the Plan Sponsor, in each such party’s respective sole discretion, without any notice to any other parties-in-interest or the Bankruptcy Court and without a hearing; provided, however, that only the Plan Sponsor (and not the Debtors) shall have the right to waive those conditions set forth in subparts (h) and (l) of Article 11.1 of this Plan; provided further, however, that any such waiver granted in accordance with this Article 11.2 shall be done in consultation with the Creditors’ Committee.

11.3 Notice of Effective Date. The Reorganized Debtors shall file with the Bankruptcy Court a notice of the occurrence of the Effective Date within a reasonable period of time after the conditions in Article 11.1 of this Plan have been satisfied or waived pursuant to Article 11.2 of this Plan.

11.4 Effect of Non-Occurrence of Conditions to Consummation. If prior to consummation of the Plan, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of the Debtors or any other Entity, or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XII

RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

(a) resolve any matters related to Executory Contracts and Unexpired Leases, including: (i) the assumption, assumption and assignment, or rejection of Executory Contracts or Unexpired Leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid; (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (iii) the Reorganized Debtors’ amendment, modification, or supplement after the Effective Date, pursuant to Article VII of the Plan, of the lists of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (iv) any dispute regarding whether a contract or lease is or was executory or expired;

(b) adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases, this Plan, or that were the subject of proceedings before the Bankruptcy Court, prior to the Effective Date, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;

(c) ensure that distributions to Holders of Allowed Claims are accomplished as provided herein and adjudicate any and all disputes arising from or relating to distributions under the Plan;

(d) allow in whole or in part, disallow in whole or in part, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including hearing and determining any and all objections to the allowance or estimation of Claims or Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and the resolution of request for payment of any Administrative Claim;

(e) hear and determine or resolve any and all matters related to Causes of Action;

(f) enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, and/or vacated;

(g) issue and implement orders in aid of execution, implementation, or consummation of this Plan;

(h) consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

(i) hear and determine all applications for allowance of compensation and reimbursement of Professional Claims under this Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

(j) determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation and reimbursement of expenses of parties entitled thereto;

(k) adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(l) hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan and disputes arising in connection with any Entity’s obligations incurred in connection with the Plan;

(m) hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

(n) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(o) resolve any matters relating to the pre- and post-confirmation sales of the Debtors’ assets;

(p) grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

(q) hear any other matter not inconsistent with the Bankruptcy Code;

(r) hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

(s) enter a Final Decree closing the Chapter 11 Cases;

(t) enforce all orders previously entered by the Bankruptcy Court;

(u) hear and determine all matters relating to any Section 510(b) Claim; and

(v) hear and determine all matters arising in connection with the interpretation, implementation, or enforcement of the Backstop Commitment Letter.

From the Confirmation Date through the Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to each of the foregoing items and all other matters that were subject to its jurisdiction prior to the Confirmation Date; provided, however, that the Bankruptcy Court shall not have nor retain exclusive jurisdiction over any post-Effective Date agreement, including but not limited to any of the Exit Facility Commitment Agreements. Nothing contained herein shall be construed to increase, decrease or otherwise modify the independence, sovereignty or jurisdiction of the Bankruptcy Court.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Binding Effect. Upon the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all current and former Holders of Claims, all current and former Holders of Interests, and all other parties-in-interest and their respective heirs, successors, and assigns.

13.2 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. The Reorganized Debtors shall continue to pay fees pursuant to section 1930 of title 28 of the United States Code until the Chapter 11 Cases are closed by entry of the Final Decree. Furthermore, following entry of the Confirmation Order, the Reorganized Debtors shall continue to file quarterly reports in compliance with Bankruptcy Rule 2015(a)(5); however, such reports shall not purport to be prepared in accordance with GAAP, may not be construed as reports filed under the Securities Exchange Act, and may not be relied upon by any party for any purpose except as set forth in Bankruptcy Rule 2015(a)(5).

13.3 Payment of Certain Additional Professional Fees. To the extent not paid prior to the Effective Date, the Reorganized Debtors shall remain obligated to pay the fees and expenses required to be paid under paragraphs 12(c) and 29 of the DIP Order and paragraph 3.01(c) of the Plan Sponsor Agreement until such obligations are satisfied in full in Cash.

13.4 Payment of Fees and Expenses of the Secured Notes Indenture Trustee, the Secured Notes Collateral Agent, and the Unsecured Notes Indenture Trustee. Notwithstanding any provision in the Plan to the contrary, the Debtors or Reorganized Debtors (as applicable) shall promptly pay in full in Cash any outstanding reasonable and documented Secured Notes Indenture Trustee Fees incurred by the Secured Notes Indenture Trustee, Secured Notes Collateral Agent Fees incurred by the Secured Notes Collateral Agent, and Unsecured Notes Indenture Trustee Fees incurred by the Unsecured Notes Indenture Trustee without the need for such parties to file fee applications with the Bankruptcy Court; provided that, to receive payment on the Effective Date, the Secured Notes Indenture Trustee, the Secured Notes Collateral Agent, and the Unsecured Notes Indenture Trustee and their respective counsel shall provide the Debtors and the Creditors’ Committee with the invoices, as applicable, in no particular format (redacted to remove confidential or privileged information) for which it seeks payment within ten (10) Business Days prior to the Effective Date; provided, further, that if the Debtors and the Creditors’ Committee, as applicable, have previously agreed to or have no objection to such reasonable fees, such reasonable fees shall be paid on the Effective Date. For the avoidance of doubt, to the extent the Unsecured Notes Indenture Trustee Fees exceed $250,000, such excess fees will be satisfied from the Unsecured Notes Indenture Trustee’s Charging Lien. To the extent that the Debtors and/or the Creditors’ Committee, as applicable, object in writing prior to the expiration of the ten (10) Business Day payment period to any of the Secured Notes Collateral Agent Fees or Secured Notes Indenture Trustee Fees or Unsecured Notes Indenture Trustee Fees not previously agreed to, the Debtors shall not be required to pay any disputed portion of such amounts until a resolution of such objection is agreed to by the Debtors and/or the Creditors’ Committee, as applicable, or a further order of the Bankruptcy Court upon a motion by the Secured Notes Indenture Trustee, Secured Notes Collateral Agent, or Unsecured Notes Indenture Trustee (as applicable). Nothing herein shall be deemed to impair, waive, discharge, or negatively impact the Charging Lien of the Secured Notes Indenture Trustee, the Secured Notes Collateral Agent , or the Unsecured Notes Indenture Trustee (as applicable). Reasonable, documented, and undisputed fees and expenses of the Secured Notes Agent and the Unsecured Notes Indenture Trustee related to the implementation of the Plan that are incurred after the Effective Date will be paid in Cash by the Reorganized Debtors in a timely manner.

13.5 Modification and Amendments. Subject to the terms and conditions of the Plan Sponsor Agreement, the Debtors, with consent of the Plan Sponsor, may alter, amend, or modify this Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of this Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, with the consent of the Plan Sponsor, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan. Notwithstanding anything to the contrary herein, prior to the Effective Date, the Plan shall not be amended from this Third Amended Plan in any way adversely affecting the rights of Holders of Class 5-A Allowed Unsecured Notes Claims or Class 5-B Allowed General Unsecured Claims hereunder without the consent of the Creditors’ Committee, such consent not to be unreasonably withheld, conditioned, or delayed.

13.6 Confirmation of the Plan. The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to amend the Plan to any extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

13.7 Additional Documents. On or before the Effective Date, in each case subject to the terms of the Plan Sponsor Agreement, the Debtors may file with the Bankruptcy Court such agreements or other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provision and intent of the Plan.

13.8 Dissolution of Creditors’ Committee. Effective on the Effective Date, the Creditors’ Committee shall dissolve automatically, whereupon their members, professionals, and agents shall be released from any further duties, responsibilities, and liabilities in the Chapter 11 Cases and under the Bankruptcy Code, provided that obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases shall remain in full force and effect according to their terms. The Creditors’ Committee may make applications for Professional Claims. The Professionals retained by the Creditors’ Committee and jointly by the Creditors’ Committee and the Debtors and the respective members of the Creditors’ Committee shall not be entitled to compensation and reimbursement of expenses for services rendered after the Effective Date, provided, however, notwithstanding the foregoing, the Professionals retained by the Creditors’ Committee shall be entitled to submit invoices for compensation and reimbursement of expenses for time spent with respect to applications for the allowance of compensation and reimbursement of expenses filed after the Effective Date, and have such allowed amounts paid from the Holdback Escrow Account.

13.9 Revocation, Withdrawal, or Non-Consummation.

(a) Right to Revoke or Withdraw. Subject to the terms and conditions of the Plan Sponsor Agreement, the Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Effective Date and file subsequent chapter 11 plans.

(b) Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw this Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims or the allocation of the distributions to be made hereunder), the assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be null and void in all respects. In such event, nothing contained herein or in the Disclosure Statement, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims, Interests, or Causes of Action by or against the Debtors or any other Entity, to prejudice in any manner the rights and defenses of the Debtors, the Holder of a Claim or Interest, or any Entity in any further proceedings involving the Debtors, or to constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

13.10 Notices. After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered on the Parties below shall be served as follows:

If to the Reorganized Debtors:

Quiksilver, Inc.

5600 Argosy Circle

Huntington Beach, CA 92649

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Suite 3400

Los Angeles, CA 90071

Attention: Brian McCarthy

                  Van C. Durrer, II

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Patrick J. Nash, Jr.

                  Christopher J. Greeno

If to the Office of the United States Trustee:

Office of the United States Trustee for the District of Delaware

Room 2207, Lockbox 35

844 North King Street

Wilmington, Delaware 19801

Attention:      Mark S. Kenney

13.11 Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the

Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

13.12 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York shall govern the construction and implementation of this Plan, any agreements, documents, and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control). Corporate governance matters shall be governed by the laws of the state of incorporation, formation, or functional equivalent thereof, as applicable, of the applicable Reorganized Debtor.

13.13 Entire Agreement. Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

13.14 Severability. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, that any such revision, amendment, or modification must be consistent with the Plan Sponsor Agreement. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent, and (c) nonseverable and mutually dependent.

13.15 No Waiver or Estoppel. Upon the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, or any other party, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court.

13.16 Conflicts. In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the terms of this Plan shall govern.

Dated: January 28, 2016

Respectfully submitted,

QUIKSILVER, INC., on behalf of itself and its affiliates listed below

/s/ Andrew Bruenjes
Name:	Andrew Bruenjes
Title:	Americas Chief Financial Officer and
Assistant Secretary

QS WHOLESALE, INC.
DC DIRECT, INC.
DC SHOES, INC.
FIDRA, INC.
HAWK DESIGNS, INC.
MT. WAIMEA, INC.
Q.S. OPTICS, INC.
QS RETAIL, INC.
QUIKSILVER ENTERTAINMENT, INC.
QUIKSILVER WETSUITS, INC.

[SIGNATURE PAGE – PLAN OF REORGANIZATION]

EXHIBIT B

NOTICE OF EFFECTIVE DATE

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
QUIKSILVER, INC., et al.,	:	Case No. 15-11880 (BLS)
:
Debtors.[1]	:	Jointly Administered
:
:
	x	Related Docket Nos.

NOTICE OF (A) ENTRY OF ORDER CONFIRMING THIRD AMENDED

JOINT CHAPTER 11 PLAN OF REORGANIZATION OF QUIKSILVER, INC.

AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION,

(B) OCCURRENCE OF EFFECTIVE DATE, AND (C) CERTAIN DEADLINES

PLEASE TAKE NOTICE that on             , 2016, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) [Docket No. [●]] confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession [Docket No. [●]] (the “Plan”).2 Copies of the Confirmation Order and the Plan, together with all pleadings and orders of the Bankruptcy Court in the above-captioned chapter 11 cases, are publicly available by accessing the Bankruptcy Court’s website, http://www.deb.uscourts.gov, for a nominal charge (a PACER account is required), or by accessing the website of the Debtors’ claims, noticing and balloting agent, Kurtzman Carson Consultants, LLC (the “Claims and Solicitation Agent”), https://www.kccllc.net/quiksilver, free of charge.

PLEASE TAKE FURTHER NOTICE that on             , 2016, the Effective Date of the Plan occurred. All conditions precedent to consummation of the Plan set forth in Article XI have either been satisfied or waived in accordance with the Plan and Confirmation Order.

PLEASE TAKE FURTHER NOTICE that, except as set forth in the Plan or the Confirmation Order, all requests for payment of an Administrative Claim must be filed with the Claims and Solicitation Agent on or before             , 2016, the date that is 30 days after the Effective Date.

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Quiksilver, Inc. (9426), QS Wholesale, Inc. (8795), DC Direct, Inc. (8364), DC Shoes, Inc. (0965), Fidra, Inc. (8945), Hawk Designs, Inc. (1121), Mt. Waimea, Inc. (5846), Q.S. Optics, Inc. (2493), QS Retail, Inc. (0505), Quiksilver Entertainment, Inc. (9667), and Quiksilver Wetsuits, Inc. (9599). The address of the Debtors’ corporate headquarters is 5600 Argosy Circle, Huntington Beach, California 92649.
[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

PLEASE TAKE FURTHER NOTICE that all final requests for payment of Professional Claims for services rendered to the Debtors from the Petition Date through and including the Effective Date shall be filed with the Bankruptcy Court on or before             , 2016, the date that is forty-five (45) days after the Effective Date.

PLEASE TAKE FURTHER NOTICE pursuant to Article VII of the Plan, unless an Executory Contract or Unexpired Lease: (a) is listed on the Schedule of Assumed Executory Contracts and Unexpired Leases contained in the Plan Supplement; (b) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (c) is the subject of a motion to assume or reject pending as of the Effective Date; (d) is an Executory Contract related to any Intercompany Claim; or (e) is otherwise assumed pursuant to the terms of the Plan, such Executory Contract or Unexpired Lease, is deemed automatically rejected as of the Effective Date.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by a Bankruptcy Court order, any proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Effective Date or the effective date of rejection.

PLEASE TAKE FURTHER NOTICE that, pursuant to Article VII, except as otherwise set forth in the Plan or Confirmation Order, each Executory Contract or Unexpired Lease listed on the Schedule of Assumed Executory Contracts and Unexpired Leases in the Plan Supplement are deemed assumed as of the Effective Date, and shall be assumed, or assumed and assigned, as applicable, and shall vest in and be fully enforceable by the Reorganized Debtors or their assignees in accordance with its terms, except as modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated pursuant to the Plan. The Confirmation Order shall constitute an order of the Bankruptcy Court approving any such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that, unless a counterparty to an assumed Executory Contract or Unexpired Lease has filed or files a proper and timely objection to the Cure Notice or proposed Cure on or before the deadline set forth in the applicable Cure Notice, such counterparty shall be deemed to have consented to the Cure Amount and shall be forever barred from asserting, collecting, or seeking to collect any additional amounts relating thereto against the Debtors or the Reorganized Debtors, or the property of any of them.

Dated: Wilmington, Delaware

                    , 2016

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ DRAFT
Van C. Durrer, II (I.D. No. 3827)
Annie Z. Li
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Telephone: (213) 687-5000
Fax: (213) 687-5600

- and -

Mark S. Chehi (I.D. No. 2855)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Telephone: (302) 651-3000
Fax: (302) 651-3001

- and -

John K. Lyons
Jessica Kumar
155 N. Wacker Dr.
Chicago, Illinois 60606
Telephone: (312) 407-0700
Fax: (312) 407-0411

Counsel for Debtors and Debtors in Possession

EXHIBIT C

FORM OF NOTICE TO RIGHTS OFFERING PARTICIPANTS

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
QUIKSILVER, INC., et al.,	:	Case No. 15-11880 (BLS)
:
Debtors.[1]	:	Jointly Administered
:
:
	x	Related Docket Nos.

NOTICE OF ENTRY OF ORDER CONFIRMING THIRD

AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF

QUIKSILVER, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS

IN POSSESSION AND GRANTING RELATED RELATED RELIEF

TO ALL RIGHTS OFFERING PARTICIPANTS:

1.	Entry of Confirmation Order. On January [●], 2016, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) [Docket No. [●]] confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession [Docket No. [●]] (the “Plan”).[2] Copies of the Confirmation Order and the Plan, together with all pleadings and orders of the Bankruptcy Court in the above-captioned chapter 11 cases, are publicly available by accessing the Bankruptcy Court’s website, http://www.deb.uscourts.gov, for a nominal charge (a PACER account is required), or by accessing the website of the Debtors’ claims, noticing and balloting agent, Kurtzman Carson Consultants, LLC (the “Claims and Solicitation Agent”), https://www.kccllc.net/quiksilver, free of charge.

2.	Principal Terms of the UCC Settlement. The Plan is predicated on a global resolution of the Committee’s objections thereto, the material terms of which are set forth in the Confirmation Order and the Plan attached hereto as Exhibit 1, and summarized as follows:[3]

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Quiksilver, Inc. (9426), QS Wholesale, Inc. (8795), DC Direct, Inc. (8364), DC Shoes, Inc. (0965), Fidra, Inc. (8945), Hawk Designs, Inc. (1121), Mt. Waimea, Inc. (5846), Q.S. Optics, Inc. (2493), QS Retail, Inc. (0505), Quiksilver Entertainment, Inc. (9667), and Quiksilver Wetsuits, Inc. (9599). The address of the Debtors’ corporate headquarters is 5600 Argosy Circle, Huntington Beach, California 92649.
[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.
[3]	The summary of the settlement presented here is qualified in its entirety by the terms and conditions of the Plan and the Confirmation Order. To the extent of any inconsistency between the terms and conditions presented

(cont’d)

•	The Unsecured Cash Consideration has been increased from $12.5 million to $14.0 million, which shall be allocated on a pro rata basis to Holders of Allowed Class 5-A Unsecured Notes Claims and Holders of Allowed Class 5-B General Unsecured Claims;

•	Holders of Class 5-A and Class 5-B Allowed Claims shall receive an aggregate amount of 4.75% of New Quiksilver Common Stock, which shall be allocated on a pro rata basis to Holders of Allowed Class 5-A Unsecured Notes Claims and Holders of Allowed Class 5-B General Unsecured Claims, subject to dilution in accordance with the New Quiksilver Common Stock Allocation;

•	Holders of Class 5-A and Class 5-B Allowed Claims shall be deemed to participate in the Unsecured Consideration Exchange, projected as follows:[4]

•	Holders of Class 5-A Claims shall receive, on account of their Allowed Claims, their pro rata share of (a) $[●] million of cash consideration, and (b) New Quiksilver Common Stock valued at $[●] million, for a total estimated recovery of $[●] million.

•	Holders of Class 5-B Claims shall receive, on account of their Allowed Claims, their pro rata share of $[●] million of cash consideration.

•	The New Quiksilver Common Stock Allocation shall be adjusted to reflect, on a fully diluted basis (and excluding any further dilution attributable to the MIP):

(x) assuming that the Euro Notes Exchange Offer is not consummated, (a) first, 20.28% to Holders of Allowed Secured Notes Claims, (b) second, up to 70.78% to Rights Offering Participants under the Rights Offerings, (c) third, up to 4.75% to Holders of Allowed Unsecured Claims, and (d) fourth, 4.19% to the Backstop Parties under the Backstop Commitment Letter; and (y) assuming that the Euro Notes Exchange Offer is fully consummated, (a) first, 15.34% to Holders of Allowed Secured Notes Claims, (b) second, up to 77.76% to Rights Offering Participants under the Rights Offerings, (c) third, up to 3.56% to Holders of Allowed Unsecured Claims, and (d) fourth, 3.34% to the Backstop Parties under the Backstop Commitment Letter.

•	The New Corporate Governance Documents shall be amended to provide for additional minority shareholder protections, including certain tag-along, right-of-first-refusal, preemptive, governance, information, and consent rights.

(cont’d from previous page)

here and those in the Plan or the Confirmation Order, the terms and conditions of the Confirmation Order will control. For purposes of this paragraph only, capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Settlement Agreement.
[4]	Revised estimates assume, among other things, that the Euro Notes Exchange Offer and the Euro Notes Rights Offering are fully consummated.

3.	Procedures to Change Your Election to Participate in the Rights Offerings. If you are an Eligible Offeree that subscribed to the Exit Rights Offering or the Euro Notes Rights Offering, you can change your election to participate in the Rights Offerings by contacting Claims and Solicitation Agent requesting the form necessary to do so. To change your election, your completed form must actually be received no later than February 5, 2016, 4:00 p.m. prevailing Eastern Time. If you want to change your election, you may request the appropriate form from the Claims and Solicitation Agent by (a) first-class mail, Kurtzman Carson Consultants LLC, 1290 Avenue of the Americas, 9th Floor, New York, New York 10104, (b) calling the Debtors’ restructuring hotline at (877) 833-4150 (toll free U.S. or Canada) or (917) 281-4800, or (c) emailing the Claims and Solicitation Agent at QuiksilverInfo@kccllc.com.

YOU ARE ADVISED TO CAREFULLY REVIEW AND CONSIDER THIS NOTICE AND THE PLAN AS YOUR RIGHTS MIGHT BE AFFECTED.

Dated: Wilmington, Delaware

                        , 2016

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ DRAFT
Van C. Durrer, II (I.D. No. 3827)
Annie Z. Li
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Telephone: (213) 687-5000
Fax: (213) 687-5600

- and -

Mark S. Chehi (I.D. No. 2855)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Telephone: (302) 651-3000
Fax: (302) 651-3001

- and -

John K. Lyons
Jessica Kumar
155 N. Wacker Dr.
Chicago, Illinois 60606
Telephone: (312) 407-0700
Fax: (312) 407-0411

Counsel for Debtors and Debtors in Possession

Exhibit 1

Confirmation Order

EXHIBIT D

FORM OF FINAL DECREE

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
:
In re:	:	Chapter 11
:
QUIKSILVER, INC., et al.,	:	Case No. 15-11880 (BLS)
:
Debtors.[11]	:	Jointly Administered
:
	x	Related Docket Nos. 526, [●]

FINAL DECREE AND ORDER CLOSING CERTAIN

BANKRUPTCY CASES PURSUANT TO THE PLAN

Pursuant to Articles 6.9(d) and 6.11 of the Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and its Affiliated Debtors and Debtors in Possession (as may be amended from time to time, including by the Confirmation Order (as defined below), and including all exhibits and supplements, the “Plan”),12 providing that the Inactive Debtors shall be dissolved and the Chapter 11 Cases of the Inactive Debtors shall be closed as of the Effective Date; and upon the entry of an order confirming the Plan on [●], 2016 [Docket No. [●]] (the “Confirmation Order”); and upon the occurrence of the Effective Date with respect to the Plan on [●], 2016; and due and proper notice of the Plan and of the Confirmation Order having been given under the circumstances; and the Bankruptcy Court having jurisdiction over the subject matter of the Plan and of the Confirmation Order; and upon the entire record of these cases;

[11]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Quiksilver, Inc. (9426), QS Wholesale, Inc. (8795), DC Direct, Inc. (8364), DC Shoes, Inc. (0965), Fidra, Inc. (8945), Hawk Designs, Inc. (1121), Mt. Waimea, Inc. (5846), Q.S. Optics, Inc. (2493), QS Retail, Inc. (0505), Quiksilver Entertainment, Inc. (9667), and Quiksilver Wetsuits, Inc. (9599). The address of the Debtors’ corporate headquarters is 5600 Argosy Circle, Huntington Beach, California 92649.
[12]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

THE COURT FINDS AND CONCLUDES THAT:13

A. Pursuant to the Confirmation Order, the Bankruptcy Court approved Section 6.11 of the Plan and held that, upon the Effective Date of the Plan it would enter an order closing the Chapter 11 Cases of DC Direct, Inc., Fidra, Inc., Mt. Waimea, Inc., Q.S. Optics, Inc., Quiksilver Entertainment, Inc., and Quiksilver Westsuits, Inc. (the “Completed Cases”).

B. The Effective Date of the Plan occurred on [●], 2016.

C. Pursuant to the Confirmation Order, the Bankruptcy Court waived, solely with respect to the Completed Cases, the requirements of Rule 3022-1(a) of the Local Rules for the United States Bankruptcy Court for the District of Delaware (the “Local Rules”) to file a written motion seeking entry of a final decree and to file a separate order closing each jointly administered or consolidated case, and the requirement of Local Rule 3022-1(c) that the Debtors file a final report and account.

ACCORDINGLY, THE COURT HEREBY ORDERS THAT:

1. Pursuant to sections 350 and 105 of title 11 of the United States Code (the “Bankruptcy Code”), Rule 3022 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Local Rule 3022-1, and in accordance with the Plan and Confirmation Order, the Completed Cases, as identified in Exhibit 1 attached hereto, are hereby closed, effective as of the Effective Date.

2. Notwithstanding any other provision or paragraph of this final decree and order (the “Final Decree”), the following cases shall remain open: Quiksilver, Inc., Case No. 15-11880 (BLS), QS Wholesale, Inc., Case No. 15-11881 (BLS), DC Shoes, Inc., Case No. 15-

[13]

Each finding of fact set forth or incorporated herein, to the extent it is or may be deemed a conclusion of law, shall also constitute a conclusion of law. Each conclusion of law set forth or incorporated herein, to the extent it is or may be deemed a finding of fact, shall also constitute a finding of fact.

11883 (BLS), Hawk Designs, Inc., Case No. 15-11885 (BLS), and QS Retail, Inc., Case No. 15-11888 (BLS) (the “Remaining Cases”).

3. To the extent not already paid, any outstanding fees due and owing to the United States Trustee pursuant to 28 U.S.C. § 1930 in the Competed Cases shall be paid within ten (10) business days of the date of entry of this Final Decree.

4. The clerk of the Bankruptcy Court shall enter this Final Decree on the dockets of each of the Completed Cases and such dockets thereafter shall be marked as closed. The closure of the Completed Cases is without prejudice to the rights of any party in interest to seek relief in the Remaining Cases with respect to the allowance or disallowance of Claims or as otherwise provided under the confirmed Plan or permitted by applicable law.

5. Notwithstanding any other provision or paragraph of this Final Decree, the closure of the Completed Cases pursuant to the Plan and this Final Decree shall be only (i) for procedural purposes and (ii) for purposes of calculating fees payable under 28 U.S.C.§ 1930, and this Final Decree shall in no way prejudice the rights of any creditor with respect to the Debtors or their estates.

6. This Bankruptcy Court shall retain jurisdiction and authority to hear and determine all matters arising from or related to the interpretation and/or implementation of this Final Decree.

Dated: Wilmington, Delaware

                , 2016

HONORABLE BRENDAN L. SHANNON
CHIEF UNITED STATES BANKRUPTCY JUDGE

EXHIBIT 1

(Chapter 11 Cases Closed Pursuant to Final Decree and Order)

DEBTOR	CASE NUMBERS
DC Direct, Inc.	15-11882 (BLS)
Fidra, Inc.	15-11884 (BLS)
Mt. Waimea, Inc.	15-11886 (BLS)
Q.S. Optics, Inc.	15-11887 (BLS)
Quiksilver Entertainment, Inc.	15-11889 (BLS)
Quiksilver Wetsuits, Inc.	15-11890 (BLS)